Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-219206
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated October 1, 2018. GS Finance Corp. $ GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.
The notes will not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be May 6, 2021) is based on the performance of the GS Momentum Builder® Multi-Asset 5S ER Index as measured from the trade date (expected to be November 1, 2018) to and including the determination date (expected to be May 3, 2021). The index measures the extent to which the performance of the selected underlying assets (up to 14 ETFs and a money market position in 3-month USD LIBOR, which provide exposure to broad-based equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes) outperform the sum of the return on 3-month USD LIBOR plus 0.65% per annum (accruing daily). LIBOR is being modified, see page S-27.
The return on your notes will equal between 1.6 and 1.7 times the index return, if the final index level on the determination date is greater than the initial index level (set on the trade date). The index return will be the percentage increase or decrease in the final index level from the initial index level. If the final index level is equal to or less than the initial index level, you will receive 100% of the face amount of your notes. Because the index measures the performance of the selected underlying assets less the sum of the return on 3-month USD LIBOR plus 0.65% per annum (accruing daily), on any day such assets must outperform the return on 3-month USD LIBOR plus 0.65% per annum for the index level to increase.
The index rebalances on each index business day from among the 15 underlying assets. The daily weight used to rebalance each underlying asset on any index business day equals the average of the target weights for each underlying asset determined on such day and each of the prior 21 index business days. Target weights are determined by calculating for each day the combination of underlying assets with the highest return during three return look-back periods (9, 6 and 3 months), subject to a (a) limit of 5% on portfolio realized volatility over the related volatility look-back period (6, 3 and 1 months for the 9, 6 and 3 month return look-back periods, respectively) and (b) maximum weight for each underlying asset and each asset class.
This results in a portfolio for each of the three return look-back periods for each day. The target weight of each underlying asset will equal the average of the weights, if any, of such underlying asset in the three portfolios. As a result of this rebalancing, the index may include as few as 3 ETFs (and the money market position) and may never include some of the underlying assets or asset classes.
After the index is rebalanced on an index business day, the realized volatility for the prior month is calculated. Realized volatility is the degree of variation in the daily closing prices or levels of the aggregate of the underlying assets over the applicable volatility look-back period. If the realized volatility exceeds 6%, the index will be rebalanced again for that day by ratably reallocating a portion of the exposure to the ETFs in the index to the money market position sufficient to reduce the prior month realized volatility to 6%. As a result of such rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position, the return on which will always be less than the sum of the return on 3-month USD LIBOR plus 0.65% per annum. Historically, a significant portion of the index has been in the money market position.
At maturity, for each $1,000 face amount of your notes you will receive an amount in cash equal to:
●
if the index return is positive (the final index level is greater than the initial index level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the participation rate (expected to be between 1.6 and 1.7) times (c) the index return; or

●	if the index return is zero or negative (the final index level is equal to or less than the initial index level), $1,000.
You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-18.
The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $930 and $970 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.
Original issue date:	expected to be November 6, 2018	Original issue price:	100% of the face amount
Underwriting discount:	% of the face amount*	Net proceeds to the issuer:	% of the face amount
* See “Supplemental Plan of Distribution” on page S-155 for additional information regarding the fees comprising the underwriting discount.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
Goldman Sachs & Co. LLC
Prospectus Supplement No.      dated         , 2018.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes
The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $930 and $970 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $     per $1,000 face amount).
Prior to     , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through      ). On and after     , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus
The notes are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all the terms of your notes and therefore should be read in conjunction with such documents:
●      Prospectus supplement dated July 10, 2017
●      Prospectus dated July 10, 2017
The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.
We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement. The notes will be issued in book-entry form and represented by a master global note.

The following is a list of the eligible underlying assets for the index, including the related asset classes, asset class minimum and maximum weights and underlying asset minimum and maximum weights. The index is more fully described beginning on page S-40 herein.
ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET*	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Broad-Based Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
			iShares® 7-10 Year Treasury Bond ETF	IEF	0%	20%
Emerging Markets	0%	20%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			iShares® U.S. Preferred Stock ETF	PFF	0%	10%
			iShares® Nasdaq Biotechnology ETF	IBB	0%	10%
Commodities	0%	25%	SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	10%	iShares® TIPS Bond ETF	TIP	0%	10%
Cash Equivalent	0%	50%**	Money Market Position	N/A	0%	50%**
* The value of a share of an eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the index underlying the eligible ETF. For more fee information relating to an eligible ETF, see “The Eligible Underlying Assets” on page S-65.
** With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply after the first rebalancing on each index business day and, therefore, the index may allocate its entire exposure to the money market position.

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due
The below is only a brief summary of the terms of your notes. You should read the detailed description thereof in “Terms and Conditions” on page S-12 and in “Specific Terms of Your Notes” in the accompanying prospectus supplement and accompanying prospectus.
INVESTMENT THESIS
For investors who:
●
seek the opportunity to achieve a return at maturity based on the performance of an index that attempts to track the positive price momentum in certain eligible underlying assets by varying exposure to those eligible underlying assets, subject to limitations on volatility and a minimum and maximum weight for each underlying asset and each asset class.

●	understand that the eligible underlying assets provide exposure to broad-based equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes.
●	seek to have their principal returned after a period of 30 months.
●	believe the index will increase during the period from the trade date to the determination date.
●	are willing to receive only their principal back at maturity if the index return is less than or equal to zero.
As a result of the rebalancing among the 15 underlying assets, the index may include as few as four underlying assets (as few as three ETFs) and may not include some of the underlying assets or asset classes during the entire term of your notes. As a result of any rebalancing into the money market position to reduce the prior month realized volatility to 6%, the index may not include any ETFs and may allocate its entire exposure to the money market position, the return on which will always be less than the sum of the return on 3-month USD LIBOR plus 0.65% per annum (accruing daily). Historically, a significant portion of the index exposure has been to the money market position.
PAYOUT DESCRIPTION
At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:
●
if the index return is positive (the final index level is greater than the initial index level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate (expected to be between 1.6 and 1.7) times (c) the index return; or

●	if the index return is zero or negative (the final index level is equal to or less than the initial index level), $1,000.

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due

THE INDEX
The GS Momentum Builder® Multi-Asset 5S ER Index (the index) measures the extent to which the performance of the exchange-traded funds and a money market position (together with the ETFs, the underlying assets) included in the index outperform the sum of the return on the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus 0.65% per annum (accruing daily). The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate. The index rebalances on each index business day from among 15 underlying assets that have been categorized in the following asset classes: broad-based equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a minimum and maximum weight for each underlying asset and each asset class, each as described below.
Features of the index include:
●
daily rebalancing from among the 15 eligible underlying assets on each index business day (in this context, a base index rebalancing day) by calculating, for each day in the weight averaging period related to that base index rebalancing day, the combination of underlying assets that would have provided the highest historical return during three return look-back periods (nine months, six months and three months), subject to:

●
a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets over the related realized volatility look-back periods (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively); and

●	a minimum and maximum weight for each underlying asset and each asset class; and
●
the potential for daily total return index rebalancing into the money market position, based on whether the realized volatility of the underlying assets comprising the index exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month).

Analyzing realized volatility over three volatility look-back periods results in three potential portfolios of underlying assets (one for each return look-back period) for each day in the applicable weight averaging period. The weight of each underlying asset for a given day in a weight averaging period (the “target weight”) will equal the average of the weights of such underlying asset in the three potential portfolios while the weight of each underlying asset for the daily base index rebalancing will equal the average of such target weights. This daily rebalancing is referred to as the base index rebalancing and the resulting portfolio of index underlying assets comprise the base index effective after the close of business on a given day. The weight averaging period for any base index rebalancing day will be the period from (but excluding) the 22nd index business day on which no index market disruption event occurs or is continuing with respect to any underlying asset prior to such day to (and including) such day.
The value of the index is calculated in U.S. dollars on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus 0.65% per annum (accruing daily). Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the notional interest rate. The total return index value on each index business day is calculated by reference to the weighted performance of:
●	the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of daily base index rebalancing; and
●	any additional exposure to the money market position resulting from any daily total return index rebalancing.
The underlying assets that comprise the base index as the result of daily base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur effective after the close of business on a given day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such index business day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its daily base index rebalancing.

For the purpose of the index:
●	an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on an index business day;
●
an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on an index business day (when we refer to an “ETF” we mean an exchange-traded fund, which for purposes of this prospectus supplement includes the following exchange traded products: SPDR® S&P 500® ETF Trust and SPDR® Gold Trust);

●	an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;
●	an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and
●	an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session.

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due

TERMS
Issuer:	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Index:
GS Momentum Builder® Multi-Asset 5S ER Index (current Bloomberg symbol: “GSMBMA5S Index”), as published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf); see “The Index” on page S-40. Additional information about the index, including the index methodology, which may be amended from time to time, is available at the following website: solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement

Face Amount:	$ in the aggregate; each note will have a face amount of $1,000
Trade Date:	Expected to be November 1, 2018
Settlement Date (set on the trade date):	Expected to be November 6, 2018
Determination Date (set on the trade date):	Expected to be May 3, 2021
Stated Maturity Date (set on the trade date):	Expected to be May 6, 2021
Initial Index Level:	To be determined on the trade date
Final Index Level:	The closing level of the index on the determination date
Upside Participation Rate (set on the trade date):	Expected to be between 160% and 170%
Index Return:	The quotient of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a percentage
CUSIP/ISIN	40056E5Q7/US40056E5Q77
HYPOTHETICAL EXAMPLES
The following table is provided for purposes of illustration only. It should not be taken as an indication or prediction of future investment results and is intended merely to illustrate the impact that various hypothetical closing levels of the index on the determination date could have on the payment at maturity assuming an upside participation rate of 160% and assuming all other variables remain constant. The actual performance of the index over the life of your notes, particularly on the determination date, as well as the amount payable on the stated maturity date, may bear little relation to the hypothetical examples shown below or on page S-15 or to the historical levels of the index shown elsewhere in this prospectus supplement. You should also refer to the historical index performance information and hypothetical performance data beginning on page S-51 of this prospectus supplement.
Hypothetical Final Index Level (as Percentage of Initial Index Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
200.000%	260.000%
175.000%	220.000%
150.000%	180.000%
125.000%	140.000%
100.000%	100.000%
75.000%	100.000%
50.000%	100.000%
25.000%	100.000%
0.000%	100.000%

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due

DAILY REBALANCING

DAILY REBALANCING

Step 1:
Daily Base Index Rebalancing
For each day in the applicable weight averaging period, calculate the nine-month, six-month and three-month historical returns for each underlying asset combination (each, a return look-back period)
For each day in the applicable weight averaging period, calculate the related six-month, three-month and one-month realized volatility for each underlying asset combination for the nine-month, six-month and three-month return look-back periods, respectively (each a potential portfolio)
Determine three potential portfolios (one for each return look-back period) for each day in the weight averaging period by selecting underlying asset weights that both (i) would have provided the highest applicable historical return and (ii) are within the underlying asset minimum and maximum weight, the asset class minimum and maximum weight and the volatility constraint of 5%
Determine the weighting of each index underlying asset for each day in the weight averaging period by averaging the weights of each underlying asset in the three potential portfolios identified above. Next, determine the weight of each underlying asset for the daily base index rebalancing by calculating the average of such average weights
Run the daily total return rebalancing test described in step 2 to determine if any further changes from this position are required
Step 2:
Daily Total Return Index Rebalancing
After the base index rebalancing, calculate the realized volatility of the index underlying assets for the applicable one-month volatility cap period
Has the realized volatility for the applicable one-month volatility cap period exceeded the volatility cap of 6%?
Yes
No
The weightings of the index underlying assets will be rebalanced in order to reduce such realized volatility to 6% by ratably reallocating a portion of the exposure to the eligible ETFs to the money market position. The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate, which is a rate equal to the 3-month USD LIBOR
There will be no total return index rebalancing on such index business day

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due

Historical Information and Hypothetical Data
The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain asset classes (in each case, represented by a benchmark ETF or a benchmark index, which are distinct from the asset classes in which the 15 underlying assets have been categorized for purposes of this index) from August 29, 2008 to September 27, 2018. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from May 16, 2016 (the index launch date) to September 27, 2018 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.) The hypothetical index data from August 29, 2008 to May 15, 2016 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. Please note that the hypothetical index data is presented from August 29, 2008 to minimize assumptions about the level of the iShares® U.S. Preferred Stock ETF prior to November 29, 2007, which is the first date on which such ETF had a continuously published level. As a result, the following chart and table do not reflect the entirety of the global financial crisis, which had a severe and negative effect on certain of the benchmark ETFs, benchmark indices and eligible underlying assets and would have had a severe and negative effect on the index. Please also note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following table and chart may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent asset classes with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.
Performance Since August 2008

As of September 27, 2018	GS Momentum Builder® Multi Asset 5S ER Index (GSMBMA5S)	US Bonds (AGG)	Global Equities (MSCI ACWI Excess Return Index)	Commodities (S&P GSCI Excess Return Index)	US Real Estate (IYR)
Effective Performance (1 Month)	-0.55%	-0.85%	0.20%	3.50%	-3.25%
Effective Performance (6 Month)	0.02%	-0.74%	4.53%	7.29%	7.87%
Annualized* Performance (since August 2008)	4.76%	3.04%	6.31%	-10.80%	6.28%
Annualized* Realized Volatility (since August 2008)**	5.09%	4.93%	16.82%	22.66%	31.39%
Return over Risk (since August 2008)***	0.94	0.62	0.38	-0.48	0.20
Maximum Peak-to-Trough Drawdown****	-7.53%	-12.96%	-48.43%	-78.65%	-65.74%

*	Calculated on a per annum percentage basis.
**	Calculated on the same basis as realized volatility used in calculating the index.
***	Calculated by dividing the annualized performance by the annualized realized volatility since August 29, 2008.
****	The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

Transaction Summary GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due
The following chart, which is based on historical information and hypothetical data, sets forth the daily allocation on each index business day between each asset class from August 29, 2008 to September 12, 2018. The historical index information from May 16, 2016 (the index launch date) to September 12, 2018 reflects the actual performance of the index. (In the chart, this historical information can be found to the right of the vertical solid line marker.) The hypothetical index data from August 29, 2008 to May 15, 2016 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. You should not take the historical index information or hypothetical index data as an indication of the future performance of the index.

RISKS
Please read the section entitled “Additional Risk Factors Specific to Your Notes” beginning on page S-18 of this prospectus supplement as well as the risks and considerations described in the accompanying prospectus dated July 10, 2017 and the accompanying prospectus supplement dated July 10, 2017.

TERMS AND CONDITIONS
(Terms From Prospectus Supplement No.     Incorporated Into Master Note No. 2)
These terms and conditions relate to prospectus supplement no.       dated       , 2018 of GS Finance Corp. and The Goldman Sachs Group, Inc. with respect to the issuance by GS Finance Corp. of its GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due        and the guarantee thereof by The Goldman Sachs Group, Inc.

The provisions below are hereby incorporated into master note no. 2, dated August 22, 2018. References herein to “this note” shall be deemed to refer to “this security” in such master note no. 2, dated August 22, 2018. Certain defined terms may not be capitalized in these terms and conditions even if they are capitalized in master note no. 2, dated August 22, 2018. Defined terms that are not defined in these terms and conditions shall have the meanings indicated in such master note no. 2, dated August 22, 2018, unless the context otherwise requires.

CUSIP / ISIN: 40056E5Q7 / US40056E5Q77
Company (Issuer): GS Finance Corp.
Guarantor: The Goldman Sachs Group, Inc.
Index: GS Momentum Builder® Multi-Asset 5S ER Index (current Bloomberg symbol: “GSMBMA5S Index”), or any successor index, as it may be modified, replaced or adjusted from time to time as provided herein
Face amount: $            in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date.
Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof
Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the cash settlement amount.
Cash settlement amount:
●	if the index return is positive, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the index return; or
●	if the index return is zero or negative, $1,000.
Initial index level (set on the trade date):
Final index level: the closing level of the index on the determination date, subject to adjustment as provided in “— Consequences of a non-trading day” and “— Discontinuance or modification of the index” below
Index return: the quotient of (i) the final index level minus the initial index level divided by (ii) the initial index level, expressed as a positive or negative percentage
Upside participation rate (set on the trade date): expected to be between 160% and 170%
Trade date: expected to be November 1, 2018
Original issue date (set on the trade date): expected to be November 6, 2018
Determination date (set on the trade date): expected to be May 3, 2021, unless the note calculation agent determines that such day is not a trading day. In that event, the determination date will be the first following trading day. In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. If the determination date is postponed to the last possible day, but such day is not a trading day, that day will nevertheless be the determination date.
Stated maturity date (set on the trade date): expected to be May 6, 2021, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described under “— Determination date” above, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.
Closing level of the index: the official closing level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) on any trading day for the index
Level of the index: at any time on any trading day, the official level of the index or any successor index published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) at such time on such trading day
Trading day: a day on which the index is calculated and published by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf). For the avoidance of doubt, if the index calculation agent determines that an index market disruption event occurs or is continuing on any day, such day will not be a trading day.

Index calculation agent: Solactive AG or any replacement index calculation agent
Index sponsor: at any time, the person or entity, including any successor sponsor, that determines and publishes the underlier as then in effect (current index sponsor: Goldman Sachs & Co. LLC (“GS&Co.”)).
Successor index: any substitute index approved by the note calculation agent as a successor index as provided under “— Discontinuance or modification of the index” below
Index ETFs: with respect to the index, at any time, the exchange traded funds that comprise the index as then in effect, after giving effect to any additions, deletions or substitutions.
Consequences of a non-trading day: If a day that would otherwise be the determination date is not a trading day, then the determination date will be postponed as described under “— Determination date” above.
If the note calculation agent determines that the final index level is not available on the last possible determination date because of a non-trading day or for any other reason (other than as described under “— Discontinuance or modification of the index” below), then the note calculation agent will nevertheless determine the level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.
Discontinuance or modification of the index: If the index sponsor discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the note calculation agent determines is comparable to the index, or if the note calculation agent designates a substitute index, then the note calculation agent will determine the cash settlement amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the note calculation agent as a successor index.
If the note calculation agent determines on the determination date that the publication of the index is discontinued and there is no successor index, the note calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the note calculation agent determines will as closely as reasonably possible replicate the index.
If the note calculation agent determines that the index or the method of calculating the index is changed at any time in any respect — including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the index or of the index ETFs and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index ETFs or its sponsor or is due to any other reason — and is not otherwise reflected in the level of the index by the index sponsor pursuant to the then-current index methodology of the index, then the note calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the level of the index used to determine the cash settlement amount payable on the stated maturity date is equitable.
All determinations and adjustments to be made by the note calculation agent with respect to the index may be made by the note calculation agent in its sole discretion. The note calculation agent is not obligated to make any such adjustments.
Note calculation agent (calculation agent): GS&Co.
Default amount: If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for your notes on any day (except as provided in the last sentence under “— Default quotation period” below) will be an amount, in the specified currency for the face amount of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:
•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for your notes, which is described below, the holder of the notes and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:
•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.
If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.
Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:
•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.
Overdue principal rate: the effective Federal Funds rate
Defeasance: not applicable

HYPOTHETICAL EXAMPLES
The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical index levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant. The examples below are based on a range of index levels that are entirely hypothetical; no one can predict what the index level will be on any day throughout the life of your notes, and no one can predict what the final index level will be on the determination date. The index has been highly volatile in the past — meaning that the index level has changed considerably in relatively short periods — and its performance cannot be predicted for any future period. The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as the volatility of the index, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-18 of this prospectus supplement. The information in the examples also reflects the key terms and assumptions in the box below.
Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	160%
No non-trading day occurs on the originally scheduled determination date
No change in or affecting any of the eligible underlying assets or the method by which the index sponsor calculates the index
Notes purchased on original issue date and held to the stated maturity date
Moreover, we have not yet set the initial index level that will serve as the baseline for determining the index return and the amount that we will pay on your notes at maturity. We will not do so until the trade date. As a result, the initial index level may differ substantially from the index level prior to the trade date. For these reasons, the actual performance of the index over the life of your notes, as well as the amount payable at maturity may bear little relation to the hypothetical examples shown below or to the historical index performance information or hypothetical performance data shown elsewhere in this prospectus supplement. For information about the historical index performance levels and hypothetical performance data of the index during recent periods, see “The Index — Daily Closing Levels of the Index” on page S-52. Before investing in the offered notes, you should consult publicly available information to determine the level of the index between the date of this prospectus supplement and the date of your purchase of the offered notes.
Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index underlying assets.
Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the index ETFs. The levels in the left column of the table below represent hypothetical final index levels and are expressed as percentages of the initial index level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level), and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final index level (expressed as a percentage of the initial index level) and the assumptions noted above.

Hypothetical Final Index Level (as Percentage of Initial Index Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
200.000%	260.000%
175.000%	220.000%
150.000%	180.000%
125.000%	140.000%
100.000%	100.000%
75.000%	100.000%
50.000%	100.000%
25.000%	100.000%
0.000%	100.000%
If, for example, the final index level were determined to be 25.000% of the initial index level, the cash settlement amount that we would deliver on your notes at maturity would be 100.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date and held them to the stated maturity date, you would receive no return on your investment. The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final index level (expressed as a percentage of the initial index level) were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final index level (expressed as a percentage of the initial index level) of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100.000% of the face amount of your notes.

The cash settlement amounts shown above are entirely hypothetical; they are based on closing levels of the index that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment

(whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-19.
Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.
We cannot predict the actual final index level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the index level and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered notes will depend on the actual initial index level and the upside participation rate, which we will set on the trade date, and the actual final index level as determined by the note calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES
An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets held by any eligible ETF or in notes that bear interest at the notional interest rate. You should carefully consider whether the offered notes are suited to your particular circumstances. Although we have classified the risks described below into three categories (general risks, risks related to the index and risks related to the eligible ETFs), the order in which these categories are presented is not intended to signify any decreasing (or increasing) significance of these risks. You should read all of the risks described below and in the accompanying prospectus supplement and the accompanying prospectus.

General Risks
The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes
The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under "Estimated Value of Your Notes") will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below. The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes. In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.
There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor
Although the return on the notes will be based on the performance of the index, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 42 of the accompanying prospectus.
You May Receive Only the Face Amount of Your Notes at Maturity
If the index return is zero or negative on the determination date, the return on your notes will be limited to the face amount. Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.
The Amount Payable on Your Notes Is Not Linked to the Level of the Index at Any Time Other than the Determination Date
The final index level will be based on the closing level of the index on the determination date (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the closing level of the index dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the index prior to such drop in the level of the index. Although the actual level of the index on the stated maturity date or at other times during the life of your notes may be higher than the final index level, you will not benefit from the closing level of the index at any time other than on the determination date.
Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.
Your Notes Do Not Bear Interest
You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.
The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors
When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:
●	the level of the index, including the initial index level;
●
the volatility — i.e., the frequency and magnitude of changes — in the level of the index (even though the index attempts to limit volatility with daily rebalancing), the eligible underlying assets and the assets that comprise the eligible ETFs;

●	the market prices of the eligible ETFs;
●	3-month USD LIBOR;
●	economic, financial, regulatory, political, military and other events that affect markets generally and the assets held by the eligible ETFs, and which may affect the closing levels of the index;
●	other interest rates and yield rates in the market;
●	the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc., or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the index based on its historical performance or on any hypothetical performance data. The actual performance of the index over the life of the notes, as well as the cash settlement amount payable on the stated maturity date, may bear little or no relation to the historical index performance information, hypothetical performance data or hypothetical return examples shown elsewhere in this prospectus supplement.
If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected
The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.
Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes
Goldman Sachs expects to hedge our obligations under the notes by purchasing listed or over-the-counter options, futures and/or other instruments linked to the index and the eligible underlying assets. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs.
In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.
Any of these hedging or other activities may adversely affect the levels of the index — directly or indirectly by affecting the price of the eligible underlying assets — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.
Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes
Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes. Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the index or the eligible underlying assets. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.
Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes
Goldman Sachs actively makes markets in and trades financial instruments for its own account (primarily as a market maker) and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.
If Goldman Sachs becomes a holder of any eligible underlying asset in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.
You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes
Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the index or the eligible underlying assets or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the index or the eligible underlying assets, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.
Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Index or the Eligible ETFs or Other Entities That Are Involved in the Transaction
Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the index or the eligible ETFs, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the index or the eligible ETFs, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes. In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties
A completed offering may reduce Goldman Sachs’ existing exposure to the index or the eligible underlying assets, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.
The terms of the offering (including the selection of the index or the eligible underlying assets, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.
Other Investors in the Notes May Not Have the Same Interests as You
Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the index or the eligible underlying assets or other similar securities, which may adversely impact the market for or value of your notes.
You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position
Investing in the notes will not make you a holder of any shares or units of any eligible ETF or any asset held by any eligible ETF or the money market position. Investing in the notes will not cause you to have any voting rights, any rights to receive dividends or other distributions or any other rights with respect to any eligible ETF, the assets held by any eligible ETF or the money market position. Your notes will be paid in cash, and you will have no rights to receive delivery of any shares or units of any eligible ETF or the assets held by any eligible ETF.

The Note Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive at Maturity
As of the date of this prospectus supplement, we have appointed GS&Co. as the note calculation agent. As note calculation agent, GS&Co. will make all determinations and calculations relating to any amount payable on the note, which includes determinations regarding: the initial index level; the final index level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone the determination date because of a non-trading day; the determination date; the stated maturity date; business days; trading days; the default amount and any amount payable on your notes. See “Terms and Conditions” above. The note calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of the index. See “Terms and Conditions — Discontinuance or modification of the index” above. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the note calculation agent at any time without notice and GS&Co. may resign as note calculation agent at any time upon 60 days’ written notice to GS Finance Corp.
Your Notes May Not Have an Active Trading Market
Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.
The Note Calculation Agent Can Postpone the Determination Date if a Non-Trading Day Occurs
If the note calculation agent determines that, on a day that would otherwise be the determination date, such day is not a trading day for the index, the determination date will be postponed until the first following trading day, subject to limitation on postponement as described under “Terms and Conditions — Determination date” on page S-12. If the determination date is postponed to the last possible day and such day is not a trading day, that day will nevertheless be the determination date. In such a case, the note calculation agent will determine the final index level based on the procedures described under “Terms and Conditions — Consequences of a non-trading day” on page S-12 of this prospectus supplement.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price
At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.
Certain Considerations for Insurance Companies and Employee Benefit Plans
Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” on page S-153 of this prospectus supplement.
Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes
The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of Federal Income Tax Consequences” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.
Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities
Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.
Risks Related to the Index
The Index Measures the Performance of the Index Underlying Assets Less the Sum of the Return on the Notional Interest Rate Plus 0.65% Per Annum (Accruing Daily)
Your notes are linked to the index. The index measures the performance of the underlying assets included in the index plus, with respect to ETFs included in the index, dividends paid on such ETFs, less the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily). Increases in the level of the notional interest rate may offset in whole or in part increases in the levels of the index underlying assets. As a result, any return on the index may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes. Generally speaking, on any day the index underlying assets must produce positive returns at least as great as the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily) before the index will have a positive return. Historically, a significant portion of the index exposure has been to the money market position.
Your Investment in the Notes May Be Subject to Concentration Risks
The assets underlying an eligible underlying asset may represent a particular market or commodity sector, a particular geographic region or some other sector or asset class. As a result, your investment in the notes may be concentrated in a single sector or asset class even though there are maximum weights for each underlying asset and each asset class. This concentration could occur because of concentration in the investment goals of one or more eligible ETFs. As a result of base index rebalancing, the index may include exposure to as few as three eligible ETFs. However, as a result of total return index rebalancing, the exposure of the index at any time could be limited to the money market position. Although your investment in the notes will not result in the ownership or other direct interest in the assets held by the eligible ETFs, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investments in the market or commodity sector, geographic region, other sector or class represented by the relevant assets.

In addition, in connection with a base index rebalancing, the index may rebalance to include only index underlying assets that represent a limited number of markets or commodity sectors, geographic regions, other sectors or asset classes. If this were to occur, you will be subject to risks similar to those associated with direct investments in these markets or commodity sectors, geographic regions, other sectors or asset classes. These markets, geographic regions, sectors or asset classes may not be diversified.
You May Not Have Exposure to One or More of the Eligible Underlying Assets During the Term of the Notes
On any given index business day, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which, including the money market position, initially could be as few as four eligible underlying assets (i.e., as few as three eligible ETFs)) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. As a result, you should not expect the index to provide a balanced exposure to all of the eligible underlying assets. Further, after a base index rebalancing, if, on such index business day, the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period, the index will ratably rebalance a portion of the exposure to the index ETFs into the money market position to reduce such realized volatility level. This may limit your exposure to the index ETFs during the term of the notes.
The Weight of Each Index Underlying Asset Reflects the Average of the Average of the Weights of Such Index Underlying Asset Over Three Potential Portfolios For Each Day in the Applicable Weight Averaging Period
To calculate the weight of each index underlying asset on a daily base index rebalancing day, three potential portfolios are first generated for each day in the applicable weight averaging period related to that base index rebalancing day. Each portfolio is calculated to reflect the highest historical return during three return look-back periods (nine months, six months and three months) subject to a limitation on realized volatility over three related realized volatility look-back periods (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and subject to a minimum and maximum weight for each underlying asset and each asset class. Theoretically, all three potential portfolios could be the same, although this is unlikely. The weight of each index underlying asset for a given day in the applicable weight averaging period will equal the average of the weights of such index underlying asset in the three potential portfolios while the weight of each index underlying asset for the daily base index rebalancing will equal the average of such target weights. As a result, the weight of each index underlying asset will be different than it would have been had the index underlying assets been determined based on a single realized volatility look-back period. In addition, because the weight of each index underlying asset for each base index rebalancing day is the average of the average weights of such underlying asset across three realized volatility look-back periods for each day in the weight averaging period related to that base index rebalancing day, the impact of a low realized volatility for an index underlying asset for one realized volatility look-back period may be lessened by a higher realized volatility for that index underlying asset for one or both of the other realized volatility look-back periods. Also, such impact could be further lessened as a result of averaging over the weight averaging period. For a discussion of how the look-back periods are determined, see “The Index — What is realized volatility and how are the weights of the underlying assets influenced by it?”.
The Index May Not Successfully Capture Price Momentum and May Not Achieve its Target Volatility
The index attempts to track the positive price momentum in the eligible underlying assets. As such, on each daily base index rebalancing day, the index is rebalanced by first calculating, for each day in the applicable weight averaging period related to that base index rebalancing day, the portfolio of underlying assets that would have provided the highest historical return during three return look-back periods (nine months, six months and three months) subject to the limitations on volatility and the minimum and maximum weights for each underlying asset and each asset class. However, there is no guarantee that trends existing in the preceding nine months, six months and three months, as applicable, or during the related realized volatility look-back periods over which volatility is evaluated will continue in the future. The trend of an eligible underlying asset may change at the end of any measurement period and such change may not be reflected in the return of the eligible underlying asset calculated over the return look-back period.
In addition, the volatility controls and maximum weightings may limit the index’s ability to track price momentum. The index is different from an investment that seeks long-term exposure to a constant set of underlying assets. The index may fail to realize gains that could occur as a result of holding assets that have experienced price declines, but after which experience a sudden price spike. As a result, if market conditions do not represent a continuation of prior observed trends, the level of the index, which is rebalanced based on prior trends, may decline. No assurance can be given that the investment methodology used to construct the index will outperform any alternative index that might be constructed from the eligible underlying assets.
No assurance can be given that the investment methodology on which the index is based will be successful or that the index will outperform any alternative methodology that might be employed in respect of the eligible underlying assets. Furthermore, no assurance can be given that the index will achieve its 5% volatility target. The actual realized volatility of the index may be greater or less than 5%.

Asset Class Maximum Weights Will in Many Cases Prevent All of the Eligible Underlying Assets in an Asset Class From Being Included in the Index at Their Underlying Asset Maximum Weights and May Also Prevent the Index From Having Exposure to Certain Types of Assets At Any Given Time
The asset class maximum weights will in many cases prevent all of the eligible underlying assets in an asset class from being included in the index at their underlying asset maximum weights. This is due to the fact that, in many cases, the asset class maximum weight is less than the sum of the underlying asset maximum weights in that asset class.
In addition, the three underlying assets that are categorized in the alternatives asset class are not expected to be highly correlated. One underlying asset of that asset class seeks investment results that correspond generally to an index that tracks the U.S. preferred stock market, another underlying asset seeks investment results that correspond generally to an index that tracks the real estate sector of the U.S. equity market and the other underlying asset seeks investment results that correspond generally to an index that tracks biotechnology companies. However, each of these three underlying assets is subject to the same asset class maximum weight, which is less than the sum of the three underlying asset maximum weights that relate to these three underlying assets. Therefore, it is possible that the asset class maximum weight restriction for the alternatives asset class alone (as opposed to the other restrictions applicable to the index) will prevent all of these eligible ETFs from being index ETFs simultaneously, which would mean that the index might not have exposure to certain U.S. preferred stocks, the real estate sector of the U.S. equity market and biotechnology companies at the same time.
Each Index Underlying Asset’s Weight Is Limited by Its Underlying Asset Maximum Weight, Its Asset Class Maximum Weight and the Volatility Constraint
On each daily base index rebalancing day, the index sets the weights for the eligible underlying assets to those weights that would have provided the highest historical return during three return look-back periods (nine months, six months and three months), subject to investment constraints on the maximum weights of each eligible underlying asset and each asset class, and the volatility constraint of 5%. These constraints, as well as the use of the weight averaging period, could lower your return versus an investment that was not limited as to the maximum weighting allotted to any one index underlying asset or asset class or was not subject to the 5% volatility target (or the daily volatility cap of 6%).
The index’s 5% volatility target may result in a significant portion of the index’s exposure being allocated to the money market position. The 5% volatility target represents an intended trade-off, in which some potential upside is given up in exchange for attempting to limit downside exposure in volatile markets. However, because the notes provide for the repayment of principal at maturity, the incremental benefit to holders of the notes from the index’s 5% volatility target may be limited. In other words, the notes themselves limit exposure to decreases in the level of the index by providing for cash settlement amount that will be no less than the face amount of the notes. Due to this feature of the notes, the index’s 5% volatility target, which attempts to reduce downside exposure to the eligible ETFs, may not be as beneficial as it otherwise may be (including, for example, when used with notes that provide for a cash settlement amount that could be less than the face amount) and the cost of the index’s 5% volatility target, which is reflected in part in the above referenced trade-off, may not be desirable to you.
If the Level of the Index Changes, the Market Value of Your Notes May Not Change in the Same Manner
Your notes may trade quite differently from the performance of the index. Changes in the level of the index may not result in a comparable change in the market value of your notes. Even if the level of the index increases above the initial index level during the life of the notes, the market value of your notes may not increase by the same amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.
Past Index Performance is No Guide to Future Performance
The actual performance of the index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical index performance information, hypothetical performance data or hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the index.
The Lower Performance of One Index Underlying Asset May Offset an Increase in the Other Index Underlying Assets
Your notes are linked to the index which rebalances daily among 15 eligible underlying assets. Declines in the level of one index underlying asset may offset increases in the levels of the other index underlying assets. As a result, any return on the index may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Because Historical Returns and Realized Volatility Are Measured on an Aggregate Basis, Index Underlying Assets Could Include Eligible Underlying Assets With a High Realized Volatility and Could Exclude Eligible Underlying Assets With a High Historical Return
Because historical return and realized volatility are measured on an aggregate basis within each potential portfolio, index underlying assets could include eligible underlying assets with a high realized volatility and could exclude eligible underlying assets with a high historical return. An eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset.
In addition, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index observation day, even if, on an independent basis, such eligible underlying assets have a relatively high nine-month, six-month and three-month historical return or relatively low realized volatility for the applicable volatility look-back period.
Correlation of Performances Among the Index Underlying Assets May Reduce the Performance of the Index
Performances of the index underlying assets may become highly correlated from time to time during the term of the notes, including, but not limited to, periods in which there is a substantial decline in a particular sector or asset type containing such correlated index underlying assets. High correlation among index underlying assets representing any one sector or asset type which has a substantial percentage weighting in the index during periods of negative returns could have an adverse effect on the level of the index.
The Policies of the Index Sponsor, Index Committee and Index Calculation Agent, and Changes That Affect the Index or the Eligible ETFs, Could Affect the Cash Settlement Amount on Your Notes and Their Market Value
The policies of the index sponsor, index committee and index calculation agent, as applicable, concerning the calculation of the level of the index, additions, deletions or substitutions of eligible underlying assets and the manner in which changes affecting the eligible underlying assets or, where applicable, their sponsors, such as stock dividends, reorganizations or mergers, are reflected in the level of the index could affect the level of the index and, therefore, the cash settlement amount on your notes at maturity and the market value of your notes prior to maturity.
As further described under “The Index” in this prospectus supplement, a comparable ETF may be selected by the index committee, if available, to replace an index ETF and/or eligible ETF. The replacement of any index ETF may have an adverse impact on the value of the index. The cash settlement amount on your notes and their market value could also be affected if the index sponsor, index committee or index calculation agent changes these policies, for example, by changing the manner in which it calculates the level of the index or if the index sponsor discontinues or suspends calculation or publication of the level of the index, in which case it may become difficult to determine the market value of your notes.
If events such as these occur on the determination date, the note calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the index on the determination date — and thus the cash settlement amount on the stated maturity date — in a manner it considers appropriate, in its sole discretion.
The Index Calculation Agent Will Have Authority to Make Determinations that Could Affect the Value of Your Notes and the Amount You Receive at Maturity. The Goldman Sachs Group, Inc. Owns a Non-Controlling Interest in the Index Calculation Agent
The index sponsor has retained Solactive AG to serve as index calculation agent. As index calculation agent, Solactive AG calculates the value of the index and implements the methodology determined by the index committee. As further described under the “The Index” in this prospectus supplement, the index calculation agent (in certain cases in consultation with the index committee) has discretion with respect to determining index market disruption events, force majeure events, trading disruptions, exchange disruptions, index dislocations, interest rate disruption events, base index rebalancing days and total return index rebalancing days and with respect to making certain adjustments to the Eligible ETFs upon certain events such as dividend payments, returns of capital and stock splits. The exercise of this discretion by the index calculation agent could adversely affect the value of your notes.
The Goldman Sachs Group, Inc., our affiliate, owns a non-controlling interest in the index calculation agent.
As Index Sponsor, GS&Co. Can Replace the Index Calculation Agent at Any Time
The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any replacement of the index calculation agent may result in reporting delays and other disruptions.

The Index Calculation Agent Can Resign Upon Notification to the Index Sponsor
As index calculation agent, Solactive AG can resign upon 60 days’ written notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release. Any resignation by the index calculation agent may result in reporting delays and other disruptions.
The Index Weightings May Be Ratably Rebalanced into the Money Market Position on Any or All Days During the Term of the Notes
The index has a daily volatility control feature which can result in a rebalancing (daily total return index rebalancing) between the index ETFs and the money market position. This has the effect of reducing the exposure of the index to the performance of the index ETFs resulting from base index rebalancing by rebalancing a portion of the exposure into the money market position if the historical realized volatility of the index underlying assets for the applicable one-month volatility cap period (observed and calculated by the index calculation agent on each daily total return index rebalancing day) would otherwise exceed the volatility cap of 6%.
During a daily base index rebalancing on an index business day, there is no guarantee that the index will not be rebalanced so that the money market position represents 50% of the index (i.e., the maximum weight for both the cash equivalent asset class and the money market position). Further, there is no guarantee that on such index business day, after the base index rebalancing, the index will not be further rebalanced due to the daily volatility control feature (daily total return index rebalancing) so that the money market position represents 100% of the index. This is because the maximum weight for the cash equivalent asset class and the money market position do not apply to daily total return index rebalancing. Any rebalancing into the money market position will limit your return on the notes.
In addition, there is no guarantee that the 6% volatility cap will successfully reduce the volatility of the index or avoid any volatile movements of any index underlying asset. If there is a rapid and severe decline in the market price of the index underlying assets, the index may not rebalance into the money market position until the index has declined by a substantial amount.
The Index May Perform Poorly During Periods Characterized by Increased Short-Term Volatility
The index’s methodology is based on momentum investing. Momentum investing strategies are effective at identifying the current market direction in trending markets. However, in non-trending markets, momentum investment strategies are subject to “whipsaws.” A whipsaw occurs when the market reverses and does the opposite of what is indicated by the trend indicator, resulting in a trading loss during the particular period. Consequently, the index may perform poorly in non-trending, “choppy” markets characterized by increased short-term volatility.
Index Market Disruption Events Could Affect the Level of the Index on Any Date
If a daily base index rebalancing day or a daily total return index rebalancing day must be effected on an index business day on which an index market disruption event occurs with respect to any index underlying asset, the index calculation agent shall then rebalance the index as described in “The Index — Could index market disruption events or corporate events impact the calculation of the index or a daily base index rebalancing or a daily total return index rebalancing by the index calculation agent?” herein. Any index market disruption event may have an adverse impact on the level of the index.
The Index Has a Limited Operating History
The notes are linked to the performance of the index, which was launched on May 16, 2016. Because the index has no index level history prior to that date, limited historical index level information will be available for you to consider in making an independent investigation of the index performance, which may make it difficult for you to make an informed decision with respect to the notes.
The hypothetical performance data prior to the launch of the index on May 16, 2016 refers to simulated performance data created by applying the index's calculation methodology to historical prices or rates of the underlying assets that comprise the index. Such simulated hypothetical performance data has been produced by the retroactive application of a back-tested methodology. No future performance of the index can be predicted based on the simulated hypothetical performance data or the historical index performance information described herein.
U.K. Regulators Will No Longer Persuade or Compel Banks to Submit Rates for Calculation of LIBOR After 2021; Interest Rate Benchmark May Be Discontinued
On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (FCA), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR (which includes the 3-month USD LIBOR rate) after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that this announcement or any such discontinuance or modification will have on the 3-month USD LIBOR rate, the index or your notes.

In accordance with the index methodology, if the index committee determines on a USD LIBOR interest determination date that 3-month USD LIBOR has been discontinued, then the index committee shall replace 3-month USD LIBOR with a substitute or successor rate that it has determined in its sole discretion is most comparable to 3-month USD LIBOR, provided that if the index committee determines there is an industry-accepted successor rate, then the index committee shall use such successor rate. If the index committee has determined a substitute or successor rate in accordance with the foregoing, the index committee in its sole discretion may determine an alternative to London business day, USD LIBOR interest determination date and notional interest rate reset date to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to 3-month USD LIBOR, in a manner that is consistent with industry-accepted practices for such substitute or successor rate. See “The Index — General Overview” on page S-40. As discussed above under “— The Index Measures the Performance of the Index Underlying Assets Less the Sum of the Return on the Notional Interest Rate Plus 0.65% Per Annum (Accruing Daily)”, changes in the level of the notional interest rate may offset changes in the levels of the index underlying assets. In addition, historically, a significant portion of the index exposure has been to the money market position, which reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate. As a result, the discontinuance of 3-month USD LIBOR and the use of a substitute or successor rate may affect the performance of the index and the amount payable in respect of your notes.
Regulation and Reform of “Benchmarks”, Including LIBOR and Other Types of Benchmarks, May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted
LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform.
Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on your notes.
Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the index sponsor (including any index calculation agent acting on the index sponsor’s behalf) or the note calculation agent or other consequence in relation to your notes. Any such consequence could have a material adverse effect on the value of and return on your notes.
The Historical Levels of the Notional Interest Rate Are Not an Indication of the Future Levels of the Notional Interest Rate
In the past, the level of the notional interest rate (3-month USD LIBOR) has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the notional interest rate are not necessarily indicative of future levels. Any historical upward or downward trend in the notional interest rate is not an indication that the notional interest rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the notional interest rate as an indication of its future performance.
Risks Related to the Eligible ETFs
General risks related to the eligible ETFs
The Eligible ETFs Are Passively Managed To Track an Index and May Not Perform as Well as an Actively Managed Fund or Another Investment
The eligible ETFs are not actively managed and may be affected by a general decline in the assets tracked by their underlying indices. Each passively managed eligible ETF invests in assets included in, or representative of, the underlying index. These eligible ETFs’ investment advisors do not attempt to take defensive positions under any market conditions, including during declining markets. This means, among other things, that the investment advisor typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. As a result, shares of the passively managed eligible ETFs may not perform as well as an investment in actively managed ETFs or a basket comprised solely of actively managed ETFs or some other investment that seeks to outperform a benchmark or market.

Except to the Extent That The Goldman Sachs Group, Inc. is the Issuer of Equity, Debt Securities or Preferred Stock in an Underlying Index, There is No Affiliation Between Us and Any Issuer of Assets Held by Any Eligible ETF or Any Sponsor of Any Eligible ETF
The common stock of The Goldman Sachs Group, Inc. is one of the index stocks comprising the S&P 500® Index and debt securities and preferred stock of The Goldman Sachs Group, Inc. are part of the Markit iBoxx® USD Liquid Investment Grade Index and the iShares® U.S. Preferred Stock ETF, respectively. GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of eligible ETFs, and, at any time, may hold shares of eligible ETFs. We are not otherwise affiliated with the issuers of the assets held by the eligible ETFs, the underlying index sponsors or the eligible ETF sponsors or investment advisors. However, our affiliates may currently or from time to time in the future own securities of, or engage in business with, the eligible ETFs, their sponsors, their investment advisors, the sponsors of the underlying indexes or the issuers of assets held by the eligible ETFs. Nevertheless, neither we nor any of our affiliates has verified the accuracy or the completeness of any information about the eligible ETFs, the investment advisors or the issuers of assets held by the eligible ETFs, and we have consulted only publicly available sources of information about them. You, as an investor in the notes, should make your own investigation into the eligible ETFs, the investment advisors and the issuers of the assets held by the eligible ETFs. See “The Eligible Underlying Assets” below for additional information about the eligible ETFs.
None of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of an index or making any investment decision for the eligible ETFs.
The Policies of the Eligible ETF Sponsors and/or Investment Advisor, and the Policies of Any Sponsor of an Underlying Index Tracked by an Eligible ETF, Could Affect the Level of the Index
Any eligible ETF sponsor or investment advisor may from time to time be called upon to make certain decisions or judgments with respect to the implementation of the strategy of the eligible ETF’s investment advisor concerning additions, deletions or substitutions of securities or assets held by the eligible ETF, the manner in which changes affecting the underlying index, if any, are reflected in the eligible ETF, the means of executing trading on behalf of an eligible ETF, and the best means of tracking an underlying index, if any. The eligible ETF sponsor’s or investment advisor’s decisions or judgments could affect the market price of the shares of the eligible ETF and may adversely affect the level of the index.
In addition, the sponsor of an underlying index tracked by an eligible ETF is responsible for the design and maintenance of such underlying index. The policies of the sponsor of such underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the assets included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the eligible ETF and could adversely affect the level of the index, the amount payable on your notes and the market value of your notes.
There Are Risks Associated with the Eligible ETFs
Although all of the shares of the eligible ETFs are listed for trading on NYSE Arca, Inc. (NYSE Arca) or the NASDAQ Stock Market (NASDAQ) and a number of similar products have been traded on the NYSE Arca, NASDAQ or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the eligible ETFs or that there will be liquidity in any such trading market.
Further, each eligible ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.
Further, under continuous listing standards adopted by NYSE Arca and NASDAQ, each eligible ETF will be required to confirm on an ongoing basis that the components of its underlying index satisfy the applicable listing requirements.  In the event that an underlying index of an eligible ETF does not comply with the applicable listing requirements, such eligible ETF would be required to rectify such non-compliance by requesting that the applicable underlying index sponsor modify such underlying index, adopting a new underlying index or obtaining relief from the Securities and Exchange Commission. There can be no assurance that an underlying index sponsor would so modify such underlying index or that relief would be obtained from the Securities and Exchange Commission and, therefore, non-compliance with the continuous listing standards may result in an eligible ETF being delisted by the exchange on which it is currently listed.

The Eligible ETFs May Be Subject to Pricing Dislocations and Other Market Forces, Which May Adversely Affect the Level of the Index
Even if the net asset value of an eligible ETF’s assets is increasing, the market price of its shares may not. Shares of an eligible ETF may trade in the secondary market at times when the eligible ETF does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the eligible ETF accepts purchase and redemption orders. Further, from time to time, an authorized participant, a third party investor, an eligible ETF advisor, an affiliate of an eligible ETF advisor or a fund may invest in an eligible ETF and hold its investment for a specific period of time in order to facilitate commencement of an eligible ETF’s operations or for the eligible ETF to achieve size or scale, which could negatively impact such eligible ETF. In addition, shares of each eligible ETF trade at prices at, above or below the most recent net asset value of the ETF’s assets. The trading prices of an eligible ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than the net asset value. The trading prices of the eligible ETF’s shares may deviate significantly from the ETF’s net asset value during periods of market volatility, and disruptions due to creations and redemptions of the eligible ETF’s shares by authorized participants (or disruptions due to the lack of authorized participants able to create or redeem the eligible ETF’s shares) or the existence of extreme market volatility may result in trading prices for shares of the eligible ETF that differ significantly from its net asset value. If any of these dislocations were to occur, the level of the index, the amount payable on your notes and the market value of your notes may be adversely affected.
The Values of the Eligible ETFs May Not Completely Track the Level of the Indices Underlying Such Eligible ETFs
Although the trading characteristics and valuations of the shares of an eligible ETF will usually mirror to some extent the characteristics and valuations of the underlying index, the value of the shares of an eligible ETF may not completely track the level of the underlying index. One of the common reasons this occurs is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The value of a share of the eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the underlying index. Additionally, because an eligible ETF may not actually hold all of the assets that comprise the underlying index, and may invest in securities that are not part of the underlying index, the eligible ETF may not closely track the performance of the underlying index. Some additional reasons for these tracking differences are described under “The Eligible Underlying Assets” below. As a result of these tracking differences, the index may not perform as well as an investment linked directly to the underlying indices of the eligible ETFs.
The Eligible ETFs May Be Subject to Global or Regional Financial Risks, Which May Adversely Affect the Level of the Index
Many of the eligible ETFs invest wholly or substantially in regionally-focused debt or equity securities. If a financial crisis occurs in a region, or if there is another global financial crisis such as the one experienced beginning in 2007/2008, any number (if not all) of the eligible ETFs may be severely affected, which may adversely affect the level of the index.
Risks related to eligible ETFs holding foreign assets
(including the iShares® MSCI EAFE ETF, the iShares® MSCI Japan ETF, the iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF and the iShares® Emerging Markets ETF)
Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk
Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets held by such eligible ETFs that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the market price of the eligible ETF’s shares may not increase even if the non-dollar value of the asset held by the eligible ETF increases. This also may occur because the income received by the eligible ETF on its assets is adversely affected, in dollar terms, by the exchange rate.
Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:
●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.
The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.
Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates
It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.
Even Though Currencies Trade Around-The-Clock, Your Notes Will Not
Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.
Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Held by an Eligible ETF Trades or Is Denominated Could Adversely Affect the Level of the Index
Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.
Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the eligible ETFs’ shares and the income it receives from its assets, and therefore the index, could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.
The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible ETF or any asset held by an eligible ETF during the life of your notes.
Because certain eligible ETFs may convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents or hold assets denominated in foreign currencies, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.
Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes
The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because the eligible ETFs convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents, circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the share price of certain of the eligible ETFs and the level of the index.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets
Certain eligible ETFs hold assets issued by foreign companies or entities. Investments in foreign securities markets involve particular risks. Any foreign securities market, and in particular emerging markets, in which assets held by the eligible ETFs trade may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (SEC). Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.
The eligible ETFs may hold assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for an eligible ETF sponsor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such eligible ETFs. In particular, the iShares® MSCI Emerging Markets ETF invests in equity securities issued by foreign companies in countries that are considered emerging markets and the iShares® MSCI EAFE ETF and the iShares® MSCI Japan ETF invests in equity securities issued by foreign companies, many of which trade on foreign securities markets. The iShares® iBoxx $ High Yield Corporate Bond ETF and the iShares® iBoxx $ Investment Grade Corporate Bond ETF also may invest in foreign company debt securities so long as they are U.S.-dollar denominated.
In addition, because foreign exchanges may be open on days when the eligible ETFs are not traded, the value of the assets underlying such eligible ETFs may change on days when the exchanges on which the eligible ETFs are listed are closed. This could result in premiums or discounts to such eligible ETF’s net asset value that may be greater than those experienced by eligible ETFs that do not hold foreign assets.
Risks related to eligible ETFs holding U.S. government debt securities
Your Investment is Subject to Concentration Risks
Certain of the eligible ETFs invest in U.S. Treasury bonds that are all obligations of the United States, including the iShares® 20+ Year Treasury Bond ETF, the iShares® 7-10 Year Treasury Bond ETF and the iShares® TIPS Bond ETF. In addition, the iShares® 20+ Year Treasury Bond ETF invests in securities with a similar remaining time to maturity. As a result, these eligible ETFs are concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by any eligible ETF, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect such eligible ETFs and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in particular U.S. Treasury bond maturities, the eligible ETFs that are concentrated in those maturities could be severely affected, which may adversely affect the level of the index.

ETFs Holding U.S. Government Bonds May Change in Unexpected Ways
The indexes to which ETFs holding U.S. Treasury bonds tend to be linked tend to have very limited public disclosure about the underlying indexes. The index sponsors of these indexes retain discretion to make changes to the indexes at any time. The lack of detailed information about the indexes and how their constituents may change in the future creates the risk that the indexes could change in the future to perform much differently from the way they would perform if such changes were not made. If the indexes are changed in unexpected ways, the ETFs holding such bonds would similarly change to better reflect the indexes. The performance of the ETFs holding such bonds could be adversely affected in that case, which could adversely affect your investment in the notes.
Risks related to eligible ETFs holding debt securities
Your Investment is Subject to Income Risk and Interest Rate Risk
The income of eligible ETFs that invest in debt securities, or “bonds,” may decline when interest rates fall. This decline can occur because the eligible ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the eligible ETF’s investment objective or are called, bonds in the underlying index are substituted or the eligible ETF otherwise needs to purchase additional bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by an eligible ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the eligible ETFs invested in bonds and the level of the index could be adversely affected.
Your Investment is Subject to Investment-Grade Credit Risk
Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the share price of the eligible ETFs holding the formerly investment-grade debt and level of the index may be adversely affected. The iShares® iBoxx $ Investment Grade Corporate Bond ETF holds mostly, if not solely, investment grade securities.
Risks related to the iShares® 20+ Year Treasury Bond ETF
The iShares® 20+ Year Treasury Bond ETF Recently Changed the Index it Tracks
The iShares® 20+ Year Treasury Bond ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Previously, the iShares® 20+ Year Treasury Bond ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index, but, beginning on April 1, 2016, the iShares® 20+ Year Treasury Bond ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index. Any historical information about the performance of the iShares® 20+ Year Treasury Bond ETF for any period before April 1, 2016 was during a period in which the iShares® 20+ Year Treasury Bond ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® 20+ Year Treasury Bond ETF will perform as it tracks the ICE U.S. Treasury 20+ Year Bond Index. It is impossible to predict the effect the change in index will have on the iShares® 20+ Year Treasury Bond ETF.
The Index Which the iShares® 20+ Year Treasury Bond ETF Tracks Is a New Index Without a Historical Track Record
The ICE U.S. Treasury 20+ Year Bond Index was launched on December 31, 2015. Because it is a new index, it is impossible to predict how it, and therefore the iShares® 20+ Year Treasury Bond ETF, will perform. The index sponsor of the ICE U.S. Treasury 20+ Year Bond Index has published hypothetical historical information regarding the historical performance of ICE U.S. Treasury 20+ Year Bond Index prior to December 31, 2015. Because the ICE U.S. Treasury 20+ Year Bond Index was not published during those periods, these levels should not be relied upon when making your investment decision.
Risks related to the iShares® 7-10 Year Treasury Bond ETF
The iShares® 7-10 Year Treasury Bond ETF Recently Changed the Index it Tracks
The iShares® 7-10 Year Treasury Bond ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Previously, the iShares® 7-10 Year Treasury Bond ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index, but, beginning on April 1, 2016, the iShares® 7-10 Year Treasury Bond ETF began tracking the ICE U.S. Treasury 7-10 Year Bond Index. Any historical performance of the iShares® 7-10 Year Treasury Bond ETF for any period before April 1, 2016 was during a period in which the iShares® 7-10 Year Treasury Bond ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® 7-10 Year Treasury Bond ETF will perform as it tracks the ICE U.S. Treasury 7-10 Year Bond Index. It is impossible to predict the effect the change in index will have on the iShares® 7-10 Year Treasury Bond ETF.
The Index Which the iShares® 7-10 Year Treasury Bond ETF Tracks Is a New Index Without a Historical Track Record
The ICE U.S. Treasury 7-10 Year Bond Index was launched on December 31, 2015. Because it is a new index, it is impossible to predict how it, and therefore the iShares® 7-10 Year Treasury Bond ETF, will perform. The index sponsor of the ICE U.S. Treasury 7-10 Year Bond Index has published hypothetical historical information regarding the historical performance of ICE U.S. Treasury 7-10 Year Bond Index prior to December 31, 2015. Because the ICE U.S. Treasury 7-10 Year Bond Index was not published during those periods, these levels should not be relied upon when making your investment decision.
Risks related to the iShares® Nasdaq Biotechnology ETF
 The Sponsor of the Underlying Index Tracked by the iShares® Nasdaq Biotechnology ETF Retains Significant Control and Discretionary Decision-Making Over the Underlying Index, Which May Have an Adverse Effect on the Level of the Underlying Index and on Your Notes
Under the methodology document that governs the NASDAQ Biotechnology Index, which is the index underlying the iShares® Nasdaq Biotechnology ETF, the index sponsor of the NASDAQ Biotechnology Index retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure index integrity. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by the index sponsor in a manner that adversely affects the level of the NASDAQ Biotechnology Index and therefore the iShares® Nasdaq Biotechnology ETF. The index sponsor of the NASDAQ Biotechnology Index is not obligated to, and will not, take account of your interests in exercising the discretion described above.
Risks related to the iShares® U.S. Preferred Stock ETF
The iShares® U.S. Preferred Stock ETF holds primarily preferred stock. Unlike interest payments on debt securities, dividend payments on a preferred stock typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued) and may suspend payment of dividends on a preferred stock at any time. In the event an issuer of preferred stock experiences economic difficulties, the issuer’s preferred stock may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stock may be subordinated to other securities of the same issuer. Certain additional risks associated with preferred stock could adversely affect the value of the iShares® U.S. Preferred Stock ETF. Because many preferred stocks pay dividends at a fixed rate, their market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of any preferred stocks held by the iShares® U.S. Preferred Stock ETF are likely to decline. To the extent that the iShares® U.S. Preferred Stock ETF invests in fixed-rate preferred stocks, rising interest rates may cause the value of the iShares® U.S. Preferred Stock ETF’s investments to decline. In addition, because many preferred stocks allow holders to convert the preferred stock into common stock of the issuer, their market price can be sensitive to changes in the value of the issuer’s common stock. To the extent that the iShares® U.S. Preferred Stock ETF invests in convertible preferred stocks, declining common stock values may also cause the value of the iShares® U.S. Preferred Stock ETF’s investments to decline. There is a chance that the issuer of any preferred stock held by the iShares® U.S. Preferred Stock ETF will have its ability to pay dividends deteriorate or will default (i.e. fail to make scheduled dividend payments on the preferred stock or scheduled interest payments on other obligations of the issuer not held by the iShares® U.S. Preferred Stock ETF), which would negatively affect the value of any such holding. Preferred stocks are subject to market volatility and the prices of preferred stocks will fluctuate based on market demand. Preferred stocks often have call features which allow the issuer to redeem the security at its discretion. If a preferred stock is redeemed by the issuer, it will be removed from the index the iShares® U.S. Preferred Stock ETF tracks. The redemption of preferred stocks having a higher than average yield may cause a decrease in the yield of the iShares® U.S. Preferred Stock ETF and the index it tracks.
Risks related to the iShares® TIPS Bond ETF
The iShares® TIPS Bond ETF includes inflation-protected bonds, which typically have lower yields than conventional fixed rate bonds because of their inflation adjustment feature. If inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate for this reduced yield. The performance of the iShares® TIPS Bond ETF is also affected by the Consumer Price Index (CPI). The Bureau of Labor Statistics (BLS) revises the calculation of CPI whenever there are significant changes in consumer buying habits or shifts in population distribution or demographics. The BLS monitors changing buying habits on an annual basis, and the census conducted every 10 years by the Census Bureau provides information that enables the BLS to reselect a new geographic sample that accurately reflects the current population distribution and other demographic factors. In addition, as a matter of policy, BLS continually researches improved statistical methods. Thus, even between major revisions, changes to the calculation of the CPI are made. Any of these changes may affect the performance of treasury inflation protected securities held by the iShares® TIPS Bond ETF, and therefore may adversely affect the index.

Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF
The iShares® iBoxx $ High Yield Corporate Bond ETF holds generally U.S. dollar-denominated liquid high yield corporate bonds, sometimes referred to as “junk” bonds. High yield bonds (rated below investment grade, which means a rating of BB+ or lower by S&P or Fitch and Ba1 or lower by Moody’s), compared to higher-rated securities of similar maturities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer of such bonds unable to make interest and/or principal payments, and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity. In addition, even under normal economic conditions, high yield bonds may be less liquid than higher rated fixed-income securities and judgment may play a greater role in valuing certain of the iShares® iBoxx $ High Yield Corporate Bond ETF’s securities than is the case with securities trading in a more liquid market.
The companies that issue high yield bonds are often highly leveraged, and their ability to service their debt obligations during an economic downturn or periods of rising interest rates may be impaired. In addition, these companies may not have access to more traditional methods of financing and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by these issuers is significantly greater than with higher quality securities because medium and lower quality securities generally are unsecured and subordinated to senior debt. Default, or the market’s perception that a high yield issuer is likely to default, could reduce the value and liquidity of the issuer’s securities.
Risks related to the iShares® U.S. Real Estate ETF
The iShares® U.S. Real Estate ETF invests in shares of companies that directly or indirectly invest in real estate. The performance of the real estate industry is affected by multiple factors, including general economic and political conditions, the availability of financing for real estate, governmental actions that affect real estate, liquidity in the real estate market and interest rates. The value of shares of companies that invest in real estate and the performance of the iShares® U.S. Real Estate ETF will be negatively affected by a downturn in the real estate industry and may remain flat or decrease in periods of low growth. In addition, real estate markets tend to be local or regional, and an increase in one area may not offset a downturn in another area. Further, the iShares® U.S. Real Estate ETF invests in real estate investment trusts, the performance of which is subject to concentration and management risks similar to those to which the eligible ETFs are subject.
Risks related to SPDR® S&P® Oil & Gas Exploration & Production ETF
The SPDR® S&P® Oil & Gas Exploration & Production ETF is Concentrated in Oil & Gas Companies and Does Not Provide Diversified Exposure
The SPDR® S&P® Oil & Gas Exploration & Production ETF is not diversified. The SPDR® S&P® Oil & Gas Exploration & Production ETF’s assets will be concentrated in oil and gas companies, which means the SPDR® S&P® Oil & Gas Exploration & Production ETF is more likely to be more adversely affected by any negative performance of oil and gas companies than an ETF that has more diversified holdings across a number of sectors. Oil and gas companies develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF. For example, the SPDR® S&P® Oil & Gas Exploration & Production ETF suffered a significant negative performance for each of the years 2014 and 2015 primarily due to negative developments in the oil & gas sector, while the broader S&P® 500 index achieved a positive return for each of the same periods. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the oil & gas sector may also be at risk for environmental damage claims.
Risks related to SPDR® Gold Trust
Termination or Liquidation of the SPDR® Gold Trust Could Adversely Affect the Value of the Index
The SPDR® Gold Trust is a Delaware statutory trust. The trust may be required to terminate and liquidate at a time that is disadvantageous to you. If the trust is required to terminate and liquidate, such termination and liquidation could occur at a time when the price of gold is lower than the price of gold at the time when you purchased your notes, which could have an adverse impact on the level of the index.

Your Investment is Subject to Concentration Risks
The SPDR® Gold Trust is concentrated in a single commodity. As a result, the performance of the SPDR® Gold Trust will be concentrated in the performance of that specific commodity. Although your investment in the notes will not result in the ownership or other direct interest in the commodity held (directly or indirectly) by the SPDR® Gold Trust, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity would significantly adversely affect the SPDR® Gold Trust and could have an adverse impact on the level of the index.
Fees and Expenses Payable by the SPDR® Gold Trust Are Charged Regardless of Profitability and May Result in a Depletion of its Assets
The SPDR® Gold Trust is subject to fees and expenses, which are payable irrespective of profitability. Interest earned on the assets posted as collateral is paid to the SPDR® Gold Trust and is used to pay fees and expenses. A prolonged decline in interest rates could materially affect the amount of interest paid to the SPDR® Gold Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the SPDR® Gold Trust could be forced to liquidate its positions in gold to pay such expenses.
Legal and Regulatory Changes Could Adversely Affect the Level of the Index
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, the CFTC approved a final rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Those rules were challenged in federal court by industry groups and were vacated by a decision of the court in 2012. While the CFTC subsequently proposed new rules that have not yet been adopted governing position limits, and has recently adopted final rules governing the aggregation of positions by market participants under common control and by trading managers, their ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.
In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes.
In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Notes
An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.
These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your notes may be linked may be affected, which may thereby adversely affect the level of the index and your notes.
In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your notes may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your notes may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your notes and the trading market for your notes.
Potential Discrepancies, or Future Changes, in the Calculation of the LBMA Gold Price PM Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares
The value of the gold held by the SPDR® Gold Trust is determined using the LBMA Gold Price PM, which is the LBMA Gold Price determined at 3:00 pm (London time) on the particular day. ICE Benchmark Administration (IBA) is the administrator for the LBMA Gold Price PM, and IBA provides the auction platform, methodology as well as overall independent administration and governance for the LBMA Gold Price. As the administrator of the LBMA Gold Price, IBA operates an electronic and tradeable auction process. The price formation is in U.S. dollars only and prices are set twice daily at 10:30 a.m. and 3:00 p.m. (London time). Within the process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 30 seconds until the buy and sell orders are matched.
If the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price of gold determined by other mechanisms, the net asset value of the SPDR® Gold Trust and, therefore, the value of an investment in the shares could be adversely impacted. Further, the calculation of the LBMA Gold Price PM is not an exact process, but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process. Any future developments or changes in the determination of the LBMA Gold price PM, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the SPDR® Gold Trust and the value of the shares and therefore the index.
The Value of the Shares of SPDR® Gold Trust Relates Directly to the Value of the Gold Held by SPDR® Gold Trust and Fluctuations in the Price of Gold Could Materially Adversely Affect an Investment in SPDR® Gold Trust’s Shares
The shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the shares relates directly to the value of the gold held by SPDR® Gold Trust, less the trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including, but not limited to:
●
global supply and demand of gold, which may be influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products, forward selling by gold producers, purchases made by gold producers to unwind their hedge positions, central bank purchases and sales, and production and cost levels in the major gold-producing countries such as South Africa, the United States and Australia;

●	interest rates;
●	investors’ expectations concerning inflation rates;

●	currency exchange rates;
●	investment and trading activities of hedge funds and commodity funds;
●	global or regional political, economic or financial events and situations, especially those unexpected in nature; and
●	other economic variables such as income growth, economic output and monetary policies.
If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if the index allocates away from shares at a time when the price of gold is lower. In addition, gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.
The Amount of Gold Represented by the Shares of SPDR® Gold Trust Will Continue to Be Reduced During the Life of SPDR® Gold Trust Due to SPDR® Gold Trust’s Expenses
Each outstanding share represents a fractional, undivided interest in the gold held by SPDR® Gold Trust. The SPDR® Gold Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each share has gradually declined over time. This is also true with respect to shares that are issued in exchange for additional deposits of gold into the SPDR® Gold Trust, as the amount of gold required to create shares proportionately reflects the amount of gold represented by the shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the shares gradually declines.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.
HEDGING
In anticipation of the sale of the offered notes, we and/or our affiliates expect to enter into cash-settled hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the eligible underlying assets or 3-month USD LIBOR on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets or 3-month USD LIBOR. Consequently, with regard to your notes, from time to time, we and/or our affiliates:
●
expect to acquire, or dispose of, cash-settled positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets or 3-month USD LIBOR,

●	may take or dispose of positions in the assets held by the eligible ETFs,
●
may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,

●
may take short positions in the eligible underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

●	may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.
We and/or our affiliates may acquire a long or short position in securities similar to the offered notes from time to time and may, in our or their sole discretion, hold or resell those securities.
In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.
The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

THE INDEX
General Overview
The GS Momentum Builder® Multi-Asset 5S ER Index (the index) measures the extent to which the performance of the exchange-traded funds and a money market position (together with the ETFs, the underlying assets) included in the index outperform the sum of the return on the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus 0.65% per annum (accruing daily). The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate. The index rebalances on each index business day from among 15 underlying assets that have been categorized in the following asset classes: broad-based equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a minimum and maximum weight for each underlying asset and each asset class, each as described below.
On each index business day (in the following context, a base index rebalancing day), the index is rebalanced. For each day in the weight averaging period related to that base index rebalancing day, the portfolio of underlying assets that would have provided the highest historical return during three return look-back periods (nine months, six months and three months) is calculated. Each portfolio is subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over the related realized volatility look-back period (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and subject to a minimum and maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each return look-back period) for each day in that weight averaging period. The weight of each underlying asset for a given day in a weight averaging period (the “target weight”) will equal the average of the weights of such underlying asset in the three potential portfolios while the weight of each underlying asset for the base index rebalancing will equal the average of such target weights. The weight averaging period for any base index rebalancing day will be the period from (but excluding) the 22nd index business day on which no index market disruption event occurs or is continuing with respect to any underlying asset prior to such day to (and including) such day. As a result of this step, the index may include as few as four eligible underlying assets (as few as three eligible ETFs) and may not include some of the underlying assets or asset classes during the entire term of the notes.
After a base index rebalancing, if on such index business day (in the following context, a daily total return index rebalancing day) the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month), the index will be rebalanced again in order to reduce such realized volatility to 6% by ratably reallocating a portion of the exposure to the index ETFs to the money market position. As a result of this step, the index may not include any ETFs and may allocate its entire exposure to the money market position, which will always be less than the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily). Historically, a significant portion of the index exposure has been to the money market position.
The index reflects the return of the index underlying assets less the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily). Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the notional interest rate. For further information regarding how the index value is calculated see “— How is the index value calculated on any day?” below.
The notional interest rate is a rate equal to 3-month USD LIBOR, which generally will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters screen 3750 page as of 11:00 a.m., London time, as observed two London business days prior to the relevant notional interest rate reset date (such day, a “USD LIBOR interest determination date”). A notional interest rate reset date will occur daily, or, if such date is not an index business day, on the index business day immediately following such date on which the notional interest rate is reset. A London business day is a day on which commercial banks and foreign currency markets settle payments and are open for general business in London.
If the index committee determines that 3-month USD LIBOR has been discontinued, then the index committee shall replace 3-month USD LIBOR with a substitute or successor rate that it has determined in its sole discretion is most comparable to 3-month USD LIBOR, provided that if the index committee determines there is an industry accepted successor rate, then the index committee shall use such successor rate. If the index committee has determined a substitute or successor rate in accordance with the foregoing, the index committee in its sole discretion may determine an alternative to London business day, USD LIBOR interest determination date and notional interest rate reset date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to 3-month USD LIBOR, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.  Unless the index committee replaces 3-month USD LIBOR with a substitute or successor rate as so provided, the following will apply:

If the rate described above does not so appear on the Reuters screen 3750 page, then 3-month USD LIBOR will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the index calculation agent at approximately 12:00 p.m., London time, on the relevant USD LIBOR interest determination date, to prime banks in the London interbank market, beginning on the relevant notional interest rate reset date, and in a representative amount. The index calculation agent will request the principal London office of each of these major banks to provide a quotation of its rate. If at least two quotations are provided, 3-month USD LIBOR for the relevant notional interest rate reset date will be the arithmetic mean of the quotations. If fewer than two of the requested quotations described above are provided, 3-month USD LIBOR for the relevant notional interest rate reset date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the index calculation agent, at approximately 11:00 a.m., New York City time, on the relevant notional interest rate reset date, for loans in U.S. dollars to leading European banks for a period of three months, beginning on the relevant notional interest rate reset date, and in a representative amount.
If no quotation is provided as described in the preceding paragraph, then the index calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate 3-month USD LIBOR or any of the foregoing lending rates, shall determine 3-month USD LIBOR for that notional interest rate reset date in its sole discretion.
The value of the index is calculated in U.S. dollars on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus 0.65% per annum (accruing daily). The total return index value on each index business day is calculated by reference to the weighted performance of:
●	the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent daily base index rebalancing; and
●	any additional exposure to the money market position resulting from any daily total return index rebalancing.
The underlying assets that comprise the base index as the result of the most recent daily base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur effective after the close of business on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such index business day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent daily base index rebalancing.
For the purpose of the index:
●	an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on an index business day;
●
an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on an index business day (when we refer to an “ETF” we mean an exchange traded fund, which for purposes of this prospectus supplement includes the following exchange traded products: SPDR® S&P 500® ETF Trust and SPDR® Gold Trust;

●	an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;
●	an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and
●	an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session.
How frequently is the index rebalanced?
On each daily base index rebalancing day, the index rebalances from among the 15 eligible underlying assets by calculating, for each day in the weight averaging period related to that base index rebalancing day, the portfolio of underlying assets that would have provided the highest historical return during three return look-back periods (nine months, six months and three months). Each portfolio is subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over the related realized volatility look-back period (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and subject to a minimum and maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each return look-back period) for each day in that weight averaging period. The weight of each underlying asset for a given day in a weight averaging period will equal the average of the weights of such underlying asset in the three potential portfolios while the weight of each underlying asset for the daily base index rebalancing will equal the average of such target weights. This daily rebalancing is referred to as the base index rebalancing and the resulting portfolio of index underlying assets comprise the base index effective after the close of business on the day such daily rebalancing occurs. The weight averaging period for any base index rebalancing day will be the period from (but excluding) the 22nd index business day on which no index market disruption event occurs or is continuing with respect to any underlying asset prior to such day to (and including) such day. Certain aspects of index business day and base index rebalancing day adjustments are described under “— Could index market disruption events or corporate events impact the calculation of the index or a daily base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.
After a base index rebalancing, if, on such index business day, the realized volatility of the base index exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month), the index will be rebalanced again in order to reduce such realized volatility to 6% by ratably reallocating a portion of the exposure to the eligible ETFs to the money market position. This type of rebalancing has the effect of reducing the exposure of the index to the performance of the eligible ETFs. This daily rebalancing is referred to as the daily total return index rebalancing.
For a discussion of how the look-back periods for rebalancing are determined, see “— What is realized volatility and how are the weights of the underlying assets influenced by it?” and “— How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?”, respectively, below.
How is the index value calculated on any day?
The value of the index was set to 100 on the index base date, July 31, 2015. On each index business day, the value of the index changes by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus 0.65% per annum (accruing daily). The total return index value on each index business day is calculated by reference to the weighted performance of:
●
the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent daily base index rebalancing (whether partially or fully implemented); and

●	any additional exposure to the money market position resulting from any daily total return index rebalancing.
The underlying assets that comprise the base index as the result of the most recent daily base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur effective after the close of business on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such daily total return index rebalancing day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent daily base index rebalancing.
On any index business day, the index value will equal (a) the index value on the immediately preceding notional interest rate reset date multiplied by (b) the return on the total return index on such index business day reduced by the sum of (i) the prorated notional interest rate (compounded daily) and (ii) the prorated 0.65% per annum (accruing daily), with such prorated 0.65% per annum applied after such return on the total return index is reduced by such prorated notional interest rate. The return on the total return index for any such index business day will equal the quotient of the total return index value as of such index business day divided by the total return index value as of the immediately preceding notional interest rate reset date. The prorated notional interest rate and prorated 0.65% per annum are each calculated on an actual/360 day count basis from but excluding the immediately preceding notional interest rate reset date. The notional interest rate is reset on daily notional interest rate reset dates, or, if such date is not an index business day, on the index business day immediately following such date. Regardless of whether the index underlying assets include the money market position on a base index rebalancing day, if the index has ratably rebalanced into the money market position as a result of the daily volatility control feature, then the index also will include the value of the money market position.
The value of any index ETF is equal to the result of multiplying the weight applicable to such index ETF and the adjusted level of such index ETF. The adjusted level of such index ETF reflects any price change in such index ETF as well as any cash dividend paid on such index ETF. Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF.
The value of the money market position reflects, on any day, the amount of interest accrued at the notional interest rate on an investment in a notional U.S. dollar denominated money market account. The money market position will have a positive notional return if the notional interest rate is positive. Any interest accrued on the money market position is deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the notional interest rate.
The contribution of any index underlying asset to the performance of the index will depend on its weight and performance. The effects of potential adjustment events are described under “— Could index market disruption events or corporate events impact the calculation of the index or a daily base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.
How does the index attempt to provide exposure to price momentum?
The index uses the historical return performance of the eligible underlying assets to determine the composition of the index on a base index rebalancing day. The nine-month, six-month and three-month historical returns are used as an indication of price momentum. Although the index methodology seeks to select index underlying assets with the highest nine-month, six-month and three-month historical return reflecting price momentum, the underlying asset maximum weights, the asset class maximum weights, the 5% volatility target, the averaging of eligible underlying asset weights in the realized volatility look-back periods, the further averaging of such target weights during the applicable weight averaging period and the daily volatility control, as well as how the eligible underlying assets correlate, may limit the exposure to those underlying assets with the highest nine-month, six-month and three-month historical returns.
The nine-month, six-month and three-month historical return for an eligible underlying asset is calculated to include, with respect to the ETFs, price changes and any cash dividends paid during the relevant nine-month, six-month and three-month period being evaluated.
Who calculates and oversees the index?
The index is calculated using a methodology developed by GS&Co., the index sponsor. The complete index methodology, which may be amended from time to time, is available at solactive.com/indexing-en/indices/complex/. We are not incorporating by reference this website or any material it includes into this prospectus supplement.
An index committee is responsible for overseeing the index and its methodology. The index committee may exercise discretion in the case of any changes to the eligible underlying assets and any index market disruption event or potential adjustment event that occurs in relation to one or more eligible underlying assets. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates. At least forty percent of the committee is comprised of employees of control side functions, with at least two members from the compliance department and two members from the legal department. Other members consist of employees of The Goldman Sachs Group, Inc.’s securities division, which includes employees who regularly trade the eligible ETFs. If the index committee exercises any discretion related to the index, it must be approved by 100% of the control side employees present at the relevant index committee meeting.
Changes to the index methodology made by the index committee will be publicly announced on the index calculation agent’s website at least 60 index business days prior to their effective date. Adjustments made by the index calculation agent in response to index market disruption events and potential adjustment events will be publicly announced as promptly as is reasonably practicable on the index calculation agent’s website.
The index committee may exercise limited discretion with respect to the index, including in the situations described below under “— Can the eligible underlying assets change?”. Any such changes or actions are publicly announced as promptly as is reasonably practicable and normally at least five index business days prior to their effective date.
The index sponsor has retained Solactive AG to serve as index calculation agent. The index calculation agent calculates the value of the index and implements the methodology determined by the index committee. The index sponsor can replace the index calculation agent at any time, or the index calculation agent can resign on 60 days notice to the index sponsor. In the event the index sponsor appoints a replacement index calculation agent, a public announcement will be made via press release.
The index calculation agent is responsible for the day to day implementation of the methodology of the index and for its calculation. The index calculation agent calculates and publishes the value of the index every 15 seconds on each index business day and publishes it on the Bloomberg page GSMBMA5S Index and Reuters page GSMBMA5S. The index calculation agent may from time to time consult the index committee on matters of interpretation with respect to the methodology.
What underlying assets are included in the universe of potential index underlying assets?
As of the date of this prospectus supplement, there are 14 eligible ETFs included in the 15 eligible underlying assets. These eligible underlying assets track assets that have been categorized in the following asset classes: broad-based equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The 14 ETFs are as follows:
●
SPDR® S&P 500® ETF Trust (SPY) — SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in leading industries of the U.S. economy, as measured by the S&P 500® Index. SPY has been categorized in the equities asset class.

●
iShares® MSCI EAFE ETF (EFA) — EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. EFA has been categorized in the equities asset class.

●
iShares® MSCI Japan ETF (EWJ) — EWJ seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market as measured the MSCI Japan Index. EWJ has been categorized in the equities asset class.

●
iShares® 20+ Year Treasury Bond ETF (TLT) — TLT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of public obligations of the U.S. Treasury that have a minimum term to maturity of greater than 20 years, as measured by the ICE U.S. Treasury 20+ Year Bond Index. TLT has been categorized in the fixed income asset class.

●
iShares® iBoxx $ Investment Grade Corporate Bond ETF (LQD) — LQD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of U.S. dollar-denominated, investment grade corporate bonds, as measured by the Markit iBoxx® USD Liquid Investment Grade Index. LQD has been categorized in the fixed income asset class.

●
iShares® iBoxx $ High Yield Corporate Bond ETF (HYG) — HYG seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the U.S. dollar-denominated liquid high yield corporate bond market, as measured by the Markit iBoxx® USD Liquid High Yield Index. HYG has been categorized in the fixed income asset class.

●
iShares® 7-10 Year Treasury Bond ETF (IEF) — IEF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of public obligations of the U.S. Treasury that have a minimum term to maturity of greater than 7 years and less than or equal to 10 years, as measured by the ICE U.S. Treasury 7-10 Year Bond Index. IEF has been categorized in the fixed income asset class.

●
iShares® MSCI Emerging Markets ETF (EEM) — EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. EEM has been categorized in the emerging markets asset class.

●
iShares® U.S. Real Estate ETF (IYR) — IYR seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index is designed to represent Real Estate Investment Trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. IYR has been categorized in the alternatives asset class.

●
iShares® U.S. Preferred Stock ETF (PFF) — PFF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the U.S. preferred stock market, as represented by the S&P U.S. Preferred Stock Index. PFF has been categorized in the alternatives asset class.

●
iShares® Nasdaq Biotechnology ETF (IBB) — IBB seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of securities listed on The NASDAQ Stock Market that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark, as measured by the NASDAQ Biotechnology Index. IBB has been categorized in the alternatives asset class.

●
SPDR® S&P® Oil & Gas Exploration & Production ETF (XOP) — XOP seeks investment results that correspond generally to the total return performance, before fees and expenses, of securities listed in the S&P Total Market Index that are classified under the Global Industry Classification Standard in the oil and gas exploration & production industry group, as measured by the S&P Oil & Gas Exploration & Production Select Industry Index. XOP has been categorized in the commodities asset class.

●
SPDR® Gold Trust (GLD) — GLD seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of gold bullion held by the SPDR® Gold Trust. GLD has been categorized in the commodities asset class.

●
iShares® TIPS Bond ETF (TIP) — TIP seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of inflation-protected public obligations of the U.S. Treasury that have at least one year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value, as measured by the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). TIP has been categorized in the short-term U.S. treasury bills and inflation asset class.

In addition to the above referenced ETFs, the eligible underlying assets also include the money market position. The money market position is included in the cash equivalent asset class and reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate, which is a rate equal to 3-month USD LIBOR.
For further description of these eligible underlying assets, please see “The Eligible Underlying Assets” herein.
What are the minimum and maximum potential weights of each eligible underlying asset and each asset class for the base index rebalancing on a base index rebalancing day?
The maximum potential weight and minimum potential weight of each eligible underlying asset and each asset class on each base index rebalancing day is listed below. The maximum weight of each eligible underlying asset and each asset class limits the exposure to each eligible underlying asset and each asset class. Thus, even if the 5% volatility target would be met during each realized volatility look-back period (the prior six months, three months and one month), the index would not allocate its entire exposure to the single eligible underlying asset that has the highest historical return during the related return look-back period (the prior nine months, six months and three months for the six-month, three-month and one-month volatility look-back period, respectively) among all of the eligible underlying assets because of the maximum weight limitations. The minimum weight restricts short exposure to any eligible underlying asset or any asset class. Because of these limitations, after giving effect to a daily base index rebalancing, the index is expected to have exposure to only a limited subset of the 15 eligible underlying assets (which could be as few as four eligible underlying assets) and you may not have any exposure to some of the 15 eligible underlying assets or asset classes during the entire term of the notes. Further, as a result of a daily total return index rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position.

ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE UNDERLYING ASSET*	TICKER	UNDERLYING ASSET MINIMUM WEIGHT	UNDERLYING ASSET MAXIMUM WEIGHT
Broad-Based Equities	0%	50%	SPDR® S&P 500® ETF Trust	SPY	0%	20%
			iShares® MSCI EAFE ETF	EFA	0%	20%
			iShares® MSCI Japan ETF	EWJ	0%	10%
Fixed Income	0%	50%	iShares® 20+ Year Treasury Bond ETF	TLT	0%	20%
			iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD	0%	20%
			iShares® iBoxx $ High Yield Corporate Bond ETF	HYG	0%	20%
			iShares® 7-10 Year Treasury Bond ETF	IEF	0%	20%
Emerging Markets	0%	20%	iShares® MSCI Emerging Markets ETF	EEM	0%	20%
Alternatives	0%	25%	iShares® U.S. Real Estate ETF	IYR	0%	20%
			iShares® U.S. Preferred Stock ETF	PFF	0%	10%
			iShares® Nasdaq Biotechnology ETF	IBB	0%	10%
Commodities	0%	25%	SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	0%	20%
			SPDR® Gold Trust	GLD	0%	20%
Inflation	0%	10%	iShares® TIPS Bond ETF	TIP	0%	10%
Cash Equivalent	0%	50%**	Money Market Position	N/A	0%	50%**
* The value of a share of an eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the index underlying the eligible ETF. For more fee information relating to an eligible ETF, see “The Eligible Underlying Assets” on page S-65.
** With respect to the money market position, the related asset class maximum weight and underlying asset maximum weight limitations do not apply to daily total return index rebalancing, and, therefore, as a result of daily total return index rebalancing, the index may allocate its entire exposure to the money market position.

What is realized volatility and how are the weights of the underlying assets influenced by it?
Realized volatility is a measurement of the degree of movement in the price or value of an asset observed over a specified period. Realized volatility is calculated by specifying a measurement period, determining the average value during such measurement period and then comparing each measured point during such measurement period to such average. The index utilizes historical realized volatility over three separate realized volatility look-back periods (six-months, three-months and one-month) for each daily base index rebalancing, which is calculated by the index calculation agent from daily closing net asset prices or the closing level, as applicable, over the prior six month, three month and one month period, as applicable. For example, an eligible underlying asset will have a higher realized volatility during a specific historical period than another eligible underlying asset if such eligible underlying asset has greater price movement (increases or decreases) relative to its average price during the measurement period. An eligible underlying asset with a stable price during a specific historical period will have a lower realized volatility than an eligible underlying asset which has relatively larger price movements during that same period. Further, an eligible underlying asset will have a higher realized volatility with respect to a specific measurement period if such underlying asset has greater price movements (increases and decreases) in such measurement period as compared to the price movements of the same underlying asset in a different measurement period.
In choosing the weights for the index underlying assets for any base index rebalancing day, the 5% volatility target limits the overall level of realized volatility that may be reflected by the index underlying assets. Since the volatility target limits the base index as a whole, when creating the three potential portfolios the realized volatility of each eligible underlying asset for the applicable look-back period needs to be compared relative to the realized volatilities of the remaining eligible underlying assets for the same look-back period. An eligible underlying asset may have a relatively high historical return during one or more return look-back periods relative to other eligible underlying assets, but may be excluded from inclusion as an index underlying asset for a given base index rebalancing day (or may be assigned a weight below its maximum weight) because that eligible underlying asset has a high realized volatility in the related volatility look-back period (or periods) relative to other eligible underlying assets. However, because the weight of each underlying asset for each base index rebalancing will equal the average of the average of the weights of such underlying asset across three potential portfolios (one for each return look-back period) for each day in the weight averaging period related to that base index rebalancing day, the impact of a low realized volatility for one look-back period may be lessened by a higher realized volatility for a different look-back period. In addition, an eligible underlying asset with a relatively high realized volatility may be included as an index underlying asset because its realized volatility is offset by another eligible underlying asset that is also included as an index underlying asset. Because the historical returns and realized volatility are measured on an aggregate basis within each potential portfolio, highly correlated eligible underlying assets may be excluded from a potential portfolio, in whole or in part, on a base index rebalancing day. Such highly correlated eligible underlying assets may be excluded even if, on an independent basis, such eligible underlying assets have a relatively high historical return or relatively low realized volatility for the applicable look-back period. Since realized volatility is based on historical data, there is no assurance that the historical level of volatility of an index underlying asset included in the index in a base index rebalancing day rebalancing will continue.
The look-back period relevant for calculating the applicable historical return and applicable historical realized volatility of each combination of eligible underlying assets is the period beginning on (and including) the day that is nine, six, three or one calendar months (or, if any such day is not an index business day, the preceding index business day), as applicable, before the third index business day immediately preceding such base index rebalancing day to (but excluding) the third index business day prior to the given index business day. The weight averaging period for any base index rebalancing day will be the period from (but excluding) the 22nd index business day on which no index market disruption event occurs or is continuing with respect to any underlying asset prior to such day to (and including) such day.
With respect to each potential portfolio, if at a base index rebalancing day no combination of eligible underlying assets complies with the 5% volatility target, asset class maximum weights and underlying asset maximum weights, then such portfolio will select, from all combinations of eligible underlying assets that comply with the asset class maximum weights and the underlying asset maximum weights, the combination with the lowest historical realized volatility for the realized volatility look-back period applicable to such potential portfolio, regardless of that combination’s nine-month, six-month and three-month performance, as applicable. The particular combination so selected will exceed the 5% volatility target.
How do the weights of the index underlying assets change as a result of a daily total return index rebalancing?
The index calculation agent calculates the historical realized volatility of the base index for the applicable volatility cap period, which is the prior one month as determined below. As long as, on any given daily total return index rebalancing day, the calculated one-month realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, no change to the then-current weights of the index underlying assets is made on that daily total return index rebalancing day. However, if on any given daily total return index rebalancing day the calculated volatility of the base index for the volatility cap period exceeds the volatility cap of 6%, the exposure of the index is partially rebalanced into the money market position to reduce the historical realized volatility for such volatility cap period. This is achieved by partially rebalancing, to the money market position, the exposure of the total return index to the base index through a reduction of the base index weight to the percentage that is equal to the volatility cap divided by such calculated volatility. As a result of a daily total return index rebalancing, the index may not include any ETFs (e.g., if the base index weight is reduced to zero) and may allocate its entire exposure to the money market position.
With respect to any given daily total return index rebalancing day, the volatility cap period is the period beginning on (and including) the day which is one calendar month (or, if any such date is not an index business day, the preceding index business day) before the second index business day prior to the given daily total return index rebalancing day to (and including) the third index business day prior to the given daily total return index rebalancing day. The volatility cap period with respect to any given total return index rebalancing day will not be affected by the occurrence of an index market disruption event, and the exposure to the base index will be calculated on the total return index rebalancing day as described under “— Could index market disruption events or corporate events impact the calculation of the index or a daily base index rebalancing or a daily total return index rebalancing by the index calculation agent?” below.
Examples of hypothetical daily total return index rebalancing
The following table displays hypothetical one-month realized volatility for the base index and the percent weighting of the base index for purposes of calculating the total return index value as a result of hypothetical daily total return index rebalancing in different situations. You should note that the base index itself may contain exposure to the money market position which would be in addition to any exposure to the money market position that the index reflects as a result of a daily total return index rebalancing. For purposes of highlighting the effect of a daily total return index rebalancing, the table assumes that the base index itself did not contain exposure to the money market position as a result of a daily base index rebalancing. This information is intended to illustrate the operation of the index on each daily total return index rebalancing day and is not indicative of how the index may perform in the future.

Day	1	2	3	4	5	6	7	8	9	10
Historical One-Month Realized Volatility of the Base Index	3.0	4.9	6.1	5.3	6.2	5.6	8.5	6.0	7.4	3.9
Weight of Base Index For Purposes of Calculating the Total Return Index Value	100.00%	100.00%	98.36%	100.00%	96.77%	100.00%	70.59%	100.00%	81.08%	100.00%
Weight of Money Market Position	0.00%	0.00%	1.64%	0.00%	3.23%	0.00%	29.41%	0.00%	18.92%	0.00%
On days 1, 2, 4, 6, 8 and 10 the historical realized volatility of the base index for the applicable volatility cap period is equal to or less than the volatility cap, so the index did not ratably rebalance into the money market position on such daily total return index rebalancing day.
On days 3, 5, 7 and 9, because the historical realized volatility of the base index for the applicable volatility cap period is greater than the volatility cap, then the weight allocated to the base index for such daily total return index rebalancing day is ratably rebalanced into the money market position. Please see “Underlying Asset Weightings” below for data regarding the frequency of daily total return index rebalancing.
What is the money market position?
The money market position is a hypothetical investment intended to express the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate, which is a rate equal to 3-month USD LIBOR. Allocation of the index to the money market position is intended to reduce the volatility of the index.
The index will provide exposure to the money market position (1) if on a daily base index rebalancing day the money market position has a relatively high performance compared to the other eligible underlying assets in a potential portfolio and/or, with respect to a realized volatility look-back period, such index underlying asset has a comparatively low realized volatility compared to the other eligible index underlying assets and is used to reduce the realized volatility of the index underlying assets in a potential portfolio on an aggregate basis and/or (2) on a daily total return index rebalancing day, if the realized volatility of the index underlying assets for the applicable volatility cap period is higher than the volatility cap, resulting in a daily total return index rebalancing.
Can the eligible underlying assets change?
Except as otherwise noted above, the eligible underlying assets and the notional interest rate are not expected to change or be replaced. However, the index committee, in its sole discretion, may eliminate an eligible ETF or notional interest rate (and/or designate a successor) if for any reason any of the following events occur with respect to such ETF or rate, in the determination of the index committee in its sole discretion:
●
the ETF ceases to exist, is delisted, terminated, wound up, liquidated or files for bankruptcy, is combined with another ETF that has a different investment objective, or changes its currency of denomination;

●	the ETF suspends creations or redemptions for five consecutive index business days or announces a suspension of unlimited or unspecified duration for such creations or redemptions;
●
the net asset value of the ETF is not calculated or is not announced by either the ETF or its sponsor for five consecutive index business days, or an index market disruption event occurs and is continuing for five consecutive index business days;

●
there has been a material diminution in the daily trading volume of the ETF or the net asset value of such ETF (where net asset value is measured as the value of an entity’s assets less the value of its liabilities as publicly disclosed by this ETF or its sponsor);

●	the sponsor or investment adviser of the ETF files for bankruptcy and there is no solvent immediate successor;
●
limitations on ownership are imposed on the ETF due to a change in law or regulation, loss of regulatory exemptive relief or otherwise, and the index committee, in its sole discretion, determines that such limitations materially adversely affect the ability of holders of the ETF to hold, acquire or dispose of shares of such ETF;

●	the tax treatment of the ETF changes in a way that would have a material adverse effect on holders of shares of such ETF;
●	there has been a material change to the expense ratio or fee structure of such ETF that is adverse to holders of shares of such ETF;

●
the ETF has changed the index underlying or otherwise referenced by such ETF to an index that is materially different, or the methodology for the index is materially modified (other than a modification in the ordinary course of administration of the index underlying or otherwise referenced by such ETF);

●	the index underlying or otherwise referenced by the ETF is no longer compiled, or the closing level of such index is not calculated or published for five consecutive index business days;
●	the index sponsor determines in its sole discretion that it is not practicable for the ETF to continue to be included in the index for any reason, including due to:
        a) a dispute as to whether a license is required to use the ETF or the related index, or
        b) to the extent there is an agreement in place governing such use, changes in the terms upon which the ETF or related index is made available to the index sponsor for inclusion in the index that the index sponsor, in its sole discretion, determines to be materially adverse to it; or
●	the notional interest rate has been discontinued.
The successor ETF or rate shall be that which, in the determination of the index committee in its sole discretion, (i) with respect to a successor ETF, most closely replicates the relevant ETF or (ii) with respect to the successor rate, is determined in accordance with the procedures set forth above under “The Index – General Overview”. If the index committee determines in its sole discretion that no successor ETF exists, such ETF will be removed from the index. No successor ETF or rate may fail to satisfy any of the conditions described above for replacing or removing an ETF or rate at the time the index committee decides to appoint such successor ETF or rate.
Could index market disruption events or corporate events impact the calculation of the index or a daily base index rebalancing or a daily total return index rebalancing by the index calculation agent?
If a daily base index rebalancing day must be effected on an index business day which corresponds to the first day of a given index market disruption event (as defined below) with respect to any index underlying asset, the index calculation agent shall then rebalance the index as if (i) for each index underlying asset that had not been affected by an index market disruption event, the daily base index rebalancing day occurred on such day and (ii) for each index underlying asset that had been affected by such index market disruption event, such daily base index rebalancing day did not occur on such day. (i.e., each index underlying asset that was affected by such index market disruption event is disregarded for purposes of base index rebalancing). A base index rebalancing day will be deemed not to occur on an index business day if an index market disruption event is continuing (as opposed to occurring for the first time).
If a daily total return index rebalancing day must be effected on an index business day which corresponds to the first day of a given index market disruption event or on which an index market disruption event is continuing from the prior index business day with respect to any index underlying asset, the index calculation agent shall then rebalance the index as if (i) for each index underlying asset that had not been affected by an index market disruption event, the daily total return index rebalancing day occurred on such day and (ii) for each index underlying asset that had been affected by such index market disruption event, the daily total return index rebalancing day did not occur on such day, provided that for purposes of calculating realized volatility the alternative calculations set forth in the next paragraph apply (i.e., other than for purposes of calculating the realized volatility in the manner set forth in the next paragraph, each index underlying asset that was affected by such index market disruption event is disregarded for purposes of daily total return index rebalancing). Consequently, if, for example, an index market disruption event were to occur for the first time on a base index rebalancing day with respect to only one of the index underlying assets, then on the base index rebalancing day on which the index market disruption event occurred the weight of all index underlying assets not affected by the index market disruption event would be determined and the weight of the affected index underlying asset would be disregarded. Further, for purposes of any daily total return index rebalancing, the exposure of the total return index to the affected index underlying asset would not be reduced but the exposure of the total return index to the remainder of the base index would be reduced so that the base index (including the affected index underlying asset) and the money market position together do not exceed the volatility cap. As a result, the weight of an index underlying asset affected by an index market disruption event could be temporarily underrepresented or overrepresented in the base index.
Solely for purposes of calculating realized volatility which includes an index business day on which a market disruption event has occurred or is continuing with respect to any eligible underlying asset, the value of the base index will include any underlying asset that has been affected by an index market disruption event and will be calculated (i) in the event of a trading disruption related to movements in price that exceed limits established by the relevant exchange, by assuming the level of the affected eligible underlying asset is equal to such price limit on such index business day or (ii) in the event of an index market disruption event which is not a trading disruption related to movements in price that exceed limits established by the relevant exchange, by multiplying the level of the affected eligible underlying asset on the immediately preceding relevant index business day by the percentage change (whether positive or negative) of the underlying asset having the largest absolute change in value from the immediately preceding relevant index business day to the relevant index business day; provided, that if a market disruption event has occurred and is continuing with respect to more than one eligible underlying asset on an index business day, then the index calculation agent shall consult with the index committee to determine the values to be used for such disrupted eligible underlying assets for purposes of calculating realized volatility and such determination to be made by the index committee in its sole discretion based on its review of such market and other information as it believes relevant to such determination.
On the sixth index business day following the occurrence of an index market disruption event with respect to any index underlying asset, if such index market disruption event is continuing, the index committee may instruct the index calculation agent to rebalance the index using a specified price. In the event the index committee determines on such sixth index business day, in its sole discretion, that no such instructions should be given to the index calculation agent, the index committee may revisit such determination on any index business day thereafter on which the index market disruption event is continuing. Notwithstanding the foregoing, in the event of a force majeure event (as defined below) in which all of the index underlying assets are affected, the calculation and publication of the index shall be postponed until, in the determination of the index calculation agent, such force majeure event has been resolved.
An “index market disruption event” will have occurred in any of the following situations: (i) the official closing price, level, rate or other measure of any eligible underlying asset is unavailable on any relevant day on which such measure is scheduled to be published, (ii) a relevant exchange (as defined below) is not open for trading during its regular trading session, or closes prior to its scheduled closing time, on any relevant day or there is a material exchange disruption (as defined below) as determined by the index calculation agent, (iii) upon the occurrence or existence of a trading disruption (as defined below) for more than two hours of trading or at any time during the one-hour period that ends at the scheduled closing time of the exchange, (iv) the net asset value per share of an eligible ETF is not calculated or is not announced by the eligible ETF or the sponsor of such ETF and such event has a material impact on the index as determined by the index sponsor, (v) the eligible ETF or the relevant sponsor of any eligible ETF suspends creations or redemptions of shares of such ETF and such event has a material impact on the index as determined by the index sponsor, (vi) upon the occurrence or existence of an index dislocation (as defined below), (vii) upon the occurrence or existence of a force majeure event (as defined below) or (viii) upon the occurrence of an interest rate disruption event (as defined below).
A “trading disruption” means any suspension of or limitation imposed on trading by the exchange or related exchange (as defined below), and whether by reason of movements in price exceeding limits permitted by the exchange or otherwise, relating to the eligible ETF shares, related index or futures or options on the eligible ETF shares or underlying index.
An “exchange disruption” means any event that disrupts or impairs (as determined by the index calculation agent in consultation with the index committee) the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the ETF on the exchange or futures or options on the ETF shares or underlying index, in each case on the relevant related exchange.
An “exchange” means the primary exchange on which shares of an eligible ETF are listed.
A “related exchange” means, in respect of an eligible ETF or underlying index, as the case may be, the primary exchange (or exchanges) or quotation system (or quotation systems) on which futures or options contracts relating to such eligible ETF or underlying index, as the case may be, are traded, if any.
An “index dislocation” means the index calculation agent (in consultation with the index committee) determines that a market participant, as a result of a market-wide condition relating to the index or any eligible underlying asset, would (i) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to the index or an eligible underlying asset or (ii) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation.
A “force majeure event” will have occurred if the index calculation agent determines that there has been the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index calculation agent determines is likely to have a material effect on an eligible underlying asset, or on its ability to perform its role in respect of the index.
An “interest rate disruption event” means (and an interest rate disruption event shall be deemed to have occurred if), with respect to the notional interest rate and a relevant day: (i) such notional interest rate is not published on a date on which it is scheduled for publication or (ii) such notional interest rate is no longer published.
In the event that an index ETF is affected by a potential adjustment event, the index committee may make adjustments to the level of such index ETF and/or the quantities of the index underlying assets. Any of the following will be a potential adjustment event with respect to an index ETF:

Potential Adjustment Event	Adjustment	Adjustment Description
Cash Dividends	Yes	The dividend is reinvested in that index ETF.
Special / Extraordinary Dividends	Yes	The dividend is reinvested in that index ETF.
Return of Capital	Yes	The capital is reinvested in that index ETF.
Stock Dividend	Yes
Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of (a) the sum of A and B divided by (b) A.

Stock Split	Yes	Where shareholders receive “B” new shares for every “A” share held, the number of shares is adjusted by multiplying the original number of shares by the quotient of B divided by A.
Potential adjustment events also include any other event that could have a diluting or concentrative effect on the theoretical value of the index ETF shares and would not otherwise be accounted for in the index. The index calculation agent may make adjustments in such cases.
If the index calculation agent determines that the price made available for an index ETF (or the published level of a notional interest rate) reflects a manifest error, the calculation of the index or level shall be delayed until such time as a corrected price or level is made available. In the event a corrected price or level is not made available on a timely basis or in the event that the price made available for an index ETF (or the published level of a notional interest rate) is subsequently corrected and such correction is published, then the index calculation agent may, if practicable and if the index calculation agent determines acting in good faith that such error is material, adjust or correct the relevant calculation or determination, including the level of the index ETF, as of any index business day to take into account such correction. This convention, however, will not change the starting index value for the notes. However, the note calculation agent may adjust the method of calculation of the level of the index to ensure that the level of the index used to determine the amount payable on the stated maturity date is equitable. See “Terms and Conditions — Discontinuance or modification of the index” above.
On any index business day during which the price for an eligible ETF reflects such an error (and such error has not been corrected), the weights will be calculated using the price made available by the relevant exchange (notwithstanding any manifest error). If the index calculation agent determines that any such error is material (as described above) and if the relevant exchange subsequently corrects such price it has made available, the index value may be calculated using such corrected price, but the quantities of the underlying assets implied by the weights (prior to the error being corrected) will not be adjusted.
What is the historical performance of the index?
The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical or hypothetical closing level of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.
You should not take the historical index performance information or hypothetical performance data of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index, the index underlying assets, the notional interest rate will result in receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.
Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index levels between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity, may bear little relation to the historical index performance information or hypothetical performance data shown below.

Daily Closing Levels of the Index
The following graph shows the daily closing levels of the index from September 26, 2008 to September 27, 2018. Since the index was launched on May 16, 2016 and has a limited operating history, the graph includes hypothetical performance data for the index prior to its launch on May 16, 2016.
The historical closing levels from May 16, 2016 (the index launch date) to September 27, 2018 were obtained from Bloomberg Financial Services and Solactive AG, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.) You should not take the historical index performance information as an indication of the future performance of the index.
The hypothetical performance data from September 26, 2008 to May 15, 2016 is based on the historical levels of the eligible underlying assets using the same methodology that is used to calculate the index. The hypothetical performance data prior to the launch of the index on May 16, 2016 refers to simulated performance data created by applying the index's calculation methodology to historical levels of the underlying assets that comprise the index. Such simulated performance data has been produced by the retroactive application of a back-tested methodology, and may reflect a bias towards underlying assets or related indices that have performed well in the past. No future performance of the index can be predicted based on the simulated performance described herein. You should not take the hypothetical performance data as an indication of the future performance of the index.

Historical Performance of the GS Momentum Builder® Multi Asset 5S ER Index

Underlying Asset Weightings
As of September 12, 2018, the following chart sets forth the weighting of each eligible underlying asset and the hypothetical and historical average percentage weightings of the eligible underlying assets, the highest percentage weightings of the eligible underlying assets and the percentage of index business days with positive weightings for the eligible underlying assets from August 29, 2008 to September 12, 2018 (the period for which eligible underlying assets is available). This data reflects the same historical information and hypothetical data as in the previous tables. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset	Weighting (as of September 12, 2018)*	Average Weighting	Highest Weighting	Percentage of Index Business Days When Underlying Asset is Included as an Index Underlying Asset
SPDR® S&P 500® ETF Trust	18.11%	8.72%	20.00%	89.83%
iShares® MSCI EAFE ETF	0.00%	3.22%	20.01%	51.40%
iShares® MSCI Japan ETF	0.00%	2.27%	10.00%	69.25%
iShares® 20+ Year Treasury Bond ETF	9.64%	8.81%	20.00%	89.43%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	3.48%	8.92%	20.00%	90.30%
iShares® iBoxx $ High Yield Corporate Bond ETF	10.47%	7.49%	20.00%	91.61%
iShares® 7-10 Year Treasury Bond ETF	3.53%	9.14%	20.00%	89.12%
iShares® MSCI Emerging Markets ETF	0.00%	2.43%	18.26%	59.91%
iShares® U.S. Real Estate ETF	11.96%	4.70%	18.09%	82.63%
iShares® U.S. Preferred Stock ETF	4.07%	5.17%	10.01%	90.42%
iShares® Nasdaq Biotechnology ETF	5.28%	4.24%	10.02%	92.44%
SPDR® S&P® Oil & Gas Exploration & Production ETF	7.19%	2.43%	17.21%	70.72%
SPDR® Gold Trust	0.00%	4.84%	19.77%	81.68%
iShares® TIPS Bond ETF	6.66%	4.33%	10.00%	90.07%
Money Market Position	19.60%	23.29%	50.00%	98.61%
*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at solactive.com/indexing-en/indices/complex/. We are not incorporating by reference the website or any material it includes in this prospectus supplement.
The following chart and table provide a comparison between the index (using historical information and hypothetical data, as explained below) and certain classes of assets (in each case, represented by a benchmark ETF or a benchmark index, which are distinct from the asset classes in which the 15 underlying assets have been categorized for purposes of this index) from August 29, 2008 to September 27, 2018. Benchmark ETF data and benchmark index data is based on the historical levels of the benchmark ETFs and benchmark indices, respectively. The historical index information from May 16, 2016 (the index launch date) to September 27, 2018 reflects the actual performance of the index. (In the chart, this historical index information can be found to the right of the vertical solid line marker.) The hypothetical index data from August 29, 2008 to May 15, 2016 is based on the historical levels of the eligible underlying assets, using the same methodology that is used to calculate the index. Please note that the hypothetical index data is presented from August 29, 2008 to minimize assumptions about the level of the iShares® U.S. Preferred Stock ETF prior to November 29, 2007, which is the first date on which such ETF had a continuously published level. As a result, the following chart and table do not reflect the entirety of the global financial crisis, which had a severe and negative effect on certain of the benchmark ETFs, benchmark indices and eligible underlying assets and would have had a severe and negative effect on the index. Please also note that the benchmark ETFs and benchmark indices that are used to represent asset classes for purposes of the following table and chart may not be eligible underlying assets for purposes of the index and in some cases differ from the eligible underlying assets that are used to represent classes of assets with the same or similar titles for purposes of the index. You should not take the historical index information, hypothetical index data or historical benchmark ETF and benchmark index data as an indication of the future performance of the index.

Performance Since August 2008

As of September 27, 2018	GS Momentum Builder® Multi Asset 5S ER Index (GSMBMA5S)	US Bonds (AGG)	Global Equities (MSCI ACWI Excess Return Index)	Commodities (S&P GSCI Excess Return Index)	US Real Estate (IYR)
Effective Performance (1 Month)	-0.55%	-0.85%	0.20%	3.50%	-3.25%
Effective Performance (6 Month)	0.02%	-0.74%	4.53%	7.29%	7.87%
Annualized* Performance (since August 2008)	4.76%	3.04%	6.31%	-10.80%	6.28%
Annualized* Realized Volatility (since August 2008)**	5.09%	4.93%	16.82%	22.66%	31.39%
Return over Risk (since August 2008)***	0.94	0.62	0.38	-0.48	0.20
Maximum Peak-to-Trough Drawdown****	-7.53%	-12.96%	-48.43%	-78.65%	-65.74%

*	Calculated on a per annum percentage basis.
**	Calculated on the same basis as realized volatility used in calculating the index.
***	Calculated by dividing the annualized performance by the annualized realized volatility since August 29, 2008.
****	The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.
While reviewing the charts and related information that follow, you should consider the following:
●
On any given day, we expect that the index will have exposure to only a limited subset of the 15 underlying assets. For example, on the rebalancing conducted on June 14, 2016, only 12 eligible underlying assets (11 of which were ETFs) were selected for the upcoming day. Thus, the index did not target any exposure upon such rebalancing to 3 of the eligible underlying assets.

●
The index will not necessarily allocate the maximum weight or any weight to eligible underlying assets with relatively high historical returns on an index business day due to the limitation imposed by the 5% volatility target (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible underlying asset standing alone). To illustrate, even an underlying asset with the highest average historical returns over the applicable 22-day weight averaging period may have less than its maximum weight on any index business day due the 5% volatility target limitations.

●
Asset class maximum weight limitations may prevent an eligible underlying asset from being allocated its maximum weight in the index despite relatively high historical returns on an index business day. This result could, in part, be due to each of the other assets in that asset class being allocated their respective maximum weights.

●
Positive returns during the period used to calculate the historical returns do not ensure that an underlying asset will provide positive returns after a daily rebalancing if selected as an index underlying asset. To illustrate, an underlying asset that had a positive historical return on a base index rebalancing day could have a negative return for the day immediately following such base index rebalancing day.

You should not take the historical information above as an indication of the future performance of the index.
The following chart sets forth the daily allocation on each index business day between each asset class from August 29, 2008 to September 12, 2018, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.) You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart sets forth the number of index underlying assets included in the index on each index business day during the period from August 29, 2008 to September 12, 2018 based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Number of Index Underlying Assets	Percent of Days Included
0	0.00%
1	0.00%
2	0.00%
3	0.00%
4	0.00%
5	0.00%
6	0.00%
7	0.00%
8	1.07%
9	2.33%
10	7.24%
11 or more	89.35%
The following chart sets forth the percentage of index business days during the period from August 29, 2008 to September 12, 2018 on which the asset class maximum weight restrictions reduced the weighting of one or more index underlying assets or prevented one or more eligible underlying assets from becoming an index underlying asset due to its affect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Asset Class
Percent of Index Business Days That Asset Class Maximum Weight Restriction Reduced an Index Underlying Asset Weighting or Prevented an Eligible Underlying Asset From Becoming an Index Underlying Asset Due to its Affect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Broad-Based Equities	3.24%
Fixed Income	25.88%
Emerging Markets	0.95%
Alternatives	21.80%
Commodities	0.95%
Inflation	36.92%
Cash Equivalent	20.74%
The following chart sets forth the percentage of index business days during the period from August 29, 2008 to September 12, 2018 on which the underlying asset maximum weight restrictions reduced the weighting of the applicable index underlying assets due to its affect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset
Percent of Index Business Days That Underlying Asset Maximum Weight Restriction Reduced an Index Underlying Asset Weighting or Prevented an Eligible Underlying Asset From Becoming an Index Underlying Asset Due to its Affect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

SPDR® S&P 500® ETF Trust	23.78%
iShares® MSCI EAFE ETF	10.84%
iShares® MSCI Japan ETF	9.54%
iShares® 20+ Year Treasury Bond ETF	24.14%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	23.47%
iShares® iBoxx $ High Yield Corporate Bond ETF	19.67%
iShares® 7-10 Year Treasury Bond ETF	34.03%
iShares® MSCI Emerging Markets ETF	0.95%
iShares® U.S. Real Estate ETF	0.95%
iShares® U.S. Preferred Stock ETF	47.69%
iShares® Nasdaq Biotechnology ETF	25.68%
SPDR® S&P® Oil & Gas Exploration & Production ETF	0.00%
SPDR® Gold Trust	5.42%
iShares® TIPS Bond ETF	36.92%
Money Market Position	20.74%
The index ratably rebalanced some or all of the exposure to the index ETFs into the money market position on 23.03% of the total return index rebalancing days during the period from August 29, 2008 to September 12, 2018, based on the historical index information and hypothetical index data previously supplied above. Daily total return index rebalancing occurs on some daily base index rebalancing days because daily base index rebalancing is based on realized volatility over the three realized volatility look-back periods (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and the daily total return index rebalancing mechanic is based on the realized volatility of the base index for the applicable volatility cap period, which is the prior one month. You should not take the historical information or hypothetical data as an indication of the future performance of the index.
The following chart displays the percentage of index exposure to the index underlying assets during the period from August 29, 2008 to September 12, 2018 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.) A percentage less than 100% means that a daily total return index rebalancing has occurred, reducing exposure in the existing ETFs and increasing exposure to the money market position. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Examples of Index Return Calculations
The following examples are provided to illustrate how the return on the index is calculated on an index business day given the key assumptions specified below. The examples assume the specified index underlying assets specified below. The return of the index underlying assets will be calculated as the sum of the products, as calculated for each index underlying asset, of the return for each index underlying asset multiplied by its weighting, expressed as a percentage. The examples are based on a range of final levels for the specified index underlying assets that are entirely hypothetical; no one can predict which eligible underlying assets will be chosen as index underlying assets on any day, the weightings of the index underlying assets or what the returns will be for any index underlying assets. The actual performance of the index on any index business day may bear little relation to the hypothetical examples shown below or to the historical index performance information and hypothetical performance data shown elsewhere in this prospectus supplement. These examples should not be taken as an indication or prediction of future performance of the index and investment results. The numbers in the examples below have been rounded for ease for analysis.
Key Assumptions
Index underlying assets during hypothetical period and percentage weighting	EEM 20% LQD 5% IYR 20% PFF 5% Money Market Position 50%
Notional interest rate	6% per annum
Neither an index market disruption event nor a non-index business day occurs.
No change in or affecting any of the index underlying assets, index stocks or the policies of the applicable investment advisor or the method by which the underlying indices are calculated.
No dividends are paid on any index ETF.

Example 1: Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is greater than the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EEM	100.000	100.500	0.500%	20.000%	0.100%
LQD	100.000	100.750	0.750%	5.000%	0.038%
IYR	100.000	101.000	1.000%	20.000%	0.200%
PFF	100.000	101.250	1.250%	5.000%	0.063%
Money Market Position	100.000	100.017	0.017%	50.000%	0.008%

				Return of Index Underlying Assets:	0.408%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
				Accrued Portion of the 0.65% Per Annum:	0.002%
				Index Return:	0.390%
In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals 0.408% for the day and, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day equals 0.390%.

Example 2: Each index underlying asset appreciates. The sum of the weighted returns of each index underlying asset is less than the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EEM	100.000	100.010	0.010%	20.000%	0.002%
LQD	100.000	100.010	0.010%	5.000%	0.001%
IYR	100.000	100.010	0.010%	20.000%	0.002%
PFF	100.000	100.010	0.010%	5.000%	0.001%
Money Market Position	100.000	100.017	0.017%	50.000%	0.008%

				Return of Index Underlying Assets:	0.013%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
				Accrued Portion of the 0.65% Per Annum:	0.002%
				Index Return:	-0.005%
In this example, the index underlying assets all had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate equals 0.013% for the day and, since the sum of the notional interest rate plus the accrued portion of the 0.65% per annum for the day is greater than such return, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day is negative and equals -0.005%.

Example 3: Each index underlying asset depreciates. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EEM	100.000	99.500	-0.500%	20.000%	-0.100%
LQD	100.000	99.250	-0.750%	5.000%	-0.038%
IYR	100.000	99.000	-1.000%	20.000%	-0.200%
PFF	100.000	98.750	-1.250%	5.000%	-0.063%
Money Market Position	100.000	100.017	0.017%	50.000%	0.008%

				Return of Index Underlying Assets:	-0.392%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
				Accrued Portion of the 0.65% Per Annum:	0.002%
				Index Return:	-0.410%
In this example, the index underlying assets all had negative returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals -0.392% for the day and once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted the return of the index for the day is further reduced and equals -0.410%.

Example 4: The index underlying assets have mixed returns. The volatility cap is never breached.
	Column A	Column B	Column C	Column D	Column E

Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
EEM	100.000	100.500	0.500%	20.000%	0.100%
LQD	100.000	100.750	0.750%	5.000%	0.038%
IYR	100.000	99.000	-1.000%	20.000%	-0.200%
PFF	100.000	98.750	-1.250%	5.000%	-0.063%
Money Market Position	100.000	100.017	0.017%	50.000%	0.008%

				Return of Index Underlying Assets:	-0.117%
				Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
				Accrued Portion of the 0.65% Per Annum:	0.002%
				Index Return:	-0.135%
In this example, three of the index underlying assets had a negative return and two had positive returns. The return of the index underlying assets prior to adjustment for the notional interest rate and the accrued portion of the 0.65% per annum for the day equals -0.117% for the day and, once the notional interest rate for the day and accrued portion of the 0.65% per annum for the day are subtracted, the return of the index for the day is further reduced and equals -0.135%.

Example 5: As a result of daily total return index rebalancing, the index ratably rebalances into the money market position on an index business day.
		Column A	Column B	Column C	Column D	Column E
	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
With Initial Exposure to the Money Market Position (prior to daily total return index rebalancing)	EEM	100.000	100.500	0.500%	20.000%	0.100%
	LQD	100.000	100.750	0.750%	5.000%	0.038%
	IYR	100.000	101.000	1.000%	20.000%	0.200%
	PFF	100.000	101.250	1.250%	5.000%	0.063%
	Money Market Position	100.000	100.017	0.017%	50.000%	0.008%
					Return of Index Underlying Assets:	0.408%
					Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
					Accrued Portion of the 0.65% Per Annum:	0.002%
					Index Return:	0.390%

		Column A	Column B	Column C	Column D	Column E
	Index Underlying Asset (Ticker)	Hypothetical Initial Level	Hypothetical Final Level	Return of Index Underlying Asset (Column B / Column A)-1	Weighting	Column C x Column D
With Additional Exposure to the Money Market Position (after daily total return index rebalancing)	EEM	100.000	100.500	0.500%	16.000%	0.080%
	LQD	100.000	100.750	0.750%	4.000%	0.030%
	IYR	100.000	101.000	1.000%	16.000%	0.160%
	PFF	100.000	101.250	1.250%	4.000%	0.050%
	Money Market Position	100.000	100.017	0.017%	60.000%	0.010%
					Return of Index Underlying Assets:	0.330%
					Return of Notional Cash Investment in the Notional Interest Rate:	0.017%
					Accrued Portion of the 0.65% Per Annum:	0.002%
					Index Return:	0.312%
In this example, in order to highlight the effect of rebalancing into the money market position as a result of daily total return index rebalancing, we have assumed that the realized volatility for the applicable cap period exceeds the volatility cap by 1.5%, thereby reducing the exposure to the base index (and, consequently, each index underlying asset) by 20%. We have shown what the index underlying assets’ returns would have been for the index business day both without and with the daily total return index rebalancing. Since the returns on EEM, LQD, IYR and PFF were higher than the money market position, the increased weighting to the money market position for the index business day caused the return of the index to be lower than it would have been without the daily total return index rebalancing feature.
We cannot predict which eligible underlying assets will be chosen as index underlying assets on any day, the weights of the index underlying assets or what the final levels will be for any index underlying assets or the notional interest rate. The actual amount that you will receive maturity and the rate of return on the offered notes will depend on the performance of the index which will be determined by the index underlying assets chosen and their weightings.

THE ELIGIBLE UNDERLYING ASSETS

The defined terms provided in the description of each eligible underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this prospectus supplement.
The eligible underlying asset descriptions below are provided in the following order:
ASSET CLASS	ELIGIBLE UNDERLYING ASSET	TICKER
Broad-Based Equities	SPDR® S&P 500® ETF Trust	SPY
	iShares® MSCI EAFE ETF	EFA
	iShares® MSCI Japan ETF	EWJ
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT
	iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG
	iShares® 7-10 Year Treasury Bond ETF	IEF
Emerging Markets	iShares® MSCI Emerging Markets ETF	EEM
Alternatives	iShares® U.S. Real Estate ETF	IYR
	iShares® U.S. Preferred Stock ETF	PFF
	iShares® Nasdaq Biotechnology ETF	IBB
Commodities	SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP
	SPDR® Gold Trust	GLD
Inflation	iShares® TIPS Bond ETF	TIP
Cash Equivalent	Money Market Position	N/A
Some Common Concepts
Each of the eligible ETFs may be an exchange-traded fund, a unit investment trust, a commodity pool or another entity. Each description of an eligible ETF provides information about the particular structure (type of entity) of that eligible ETF. Each of the eligible ETFs files information with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov. The descriptions below will provide the “CIK number” for each of the eligible ETFs, which is an identifying number that will assist you in finding information about the eligible ETFs filed with the SEC.
Each of the eligible ETFs also has certain concepts in common with most or all of the other eligible ETFs. We have described some of these common concepts below.
Investment Objective
The investment objective of most eligible ETFs is to achieve investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular index. That type of eligible ETF, sometimes called a “tracking ETF,” uses a passive or indexing approach to try to achieve the ETF’s investment objective. The investment advisor to the ETF does not try to beat the index; the ETF tracks and does not seek temporary defensive positions when markets decline or appear overvalued. This means, among other things, that a tracking ETF typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. The descriptions below will indicate the investment objective of each ETF and will indicate which index a particular ETF tracks if it is a tracking ETF. The description also will state how much of the ETF’s assets generally will be invested in the securities in the index and what else the ETF may invest in. The descriptions also will state the strategy the investment advisor uses to track the index.
The eligible ETFs that track an equity index seek to track the performance of the “total return” version of such index. A total return index represents the total return earned in a portfolio that tracks the price return index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation of an index is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. In addition, some of the eligible ETFs track an index that is calculated on a net daily total return basis, which tracks the price return index and reinvests dividend income in the overall index, except that the dividend income is reinvested net of certain withholding taxes. Notwithstanding an eligible ETF’s investment objective to track the performance of the total return version of an index, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index such ETF tracks. See “Additional Risk Factors Specific to Your Notes — You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position” on page S-22 of this prospectus supplement.

Tracking Error
In the case of a tracking ETF, as described above, the difference between the performance of the ETF over a period of time and the performance of the index over such period of time is called the “tracking error” over that period of time. This is typically measured as the difference between the ETF’s returns and the index returns over the same period of time. This is also sometimes referred to as the “correlation” between the index and the tracking ETF. An index and ETF are perfectly correlated if the correlation is 1.00 (i.e., the tracking error is 0.00%). Tracking errors can result for a variety of reasons, but one of the common reasons is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The descriptions below will discuss some of the additional reasons for tracking errors in the eligible ETFs. The eligible ETFs provide information about the performance of the index and the performance of the eligible ETF for the same period. In some cases, the eligible ETFs assume reinvestment of share distributions when calculating the performance of the market price of the shares.
Creation Units
Prior to trading in the secondary market, shares of an eligible ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in large block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. Except when aggregated in creation units (or upon the liquidation of the ETF), shares of an eligible ETF are not redeemable securities. The descriptions below will describe the size of the creation units for each eligible ETF. For most investors, the important thing to know is that redemptions of creation units may cause temporary dislocations in tracking errors for tracking ETFs.
Investment Advisor
Each of the eligible ETFs has an investment advisor. Depending on the structure of the eligible ETF, there may be other key roles with respect to that eligible ETF. Those roles and the entities that perform them will be described below.
Indicative Values, Net Asset Value and Share Prices
Each of the eligible ETFs calculates a net asset value, or NAV, at the end of each trading day. This value represents the value of the eligible ETF’s assets less any applicable fees and expenses. The actual trading price of an eligible ETF’s shares or units in the secondary market generally differs (and may deviate significantly during periods of market volatility) from the eligible ETF’s daily net asset value. This is because the trading price is affected by market forces such as supply and demand, economic conditions and other factors.
The eligible ETFs are required for regulatory reasons to disseminate an approximate net asset value, often called an “indicative value,” every fifteen seconds throughout the trading day. These indicative values are disseminated by information providers or market data vendors. These approximate or indicative values should not be viewed as a “real-time” update of the net asset value of the ETF, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value is generally based on quotes and closing prices from the securities’ local market and may not reflect events that occur subsequent to the local market’s close. In most cases, the approximate value is not calculated by the eligible ETF and may not be calculated using the same methodology. In any event, for purposes of your notes and the index, the trading prices of the shares or units of the eligible ETFs included in the calculation of the index will be based on the trading prices alone and not the NAV or these approximate values.

SPDR® S&P 500® ETF Trust
The units of the SPDR® S&P 500® ETF Trust (the “units”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.
●	The trust is like a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the S&P 500® Index (the “index”).
●	The trust does not have an investment advisor. Its investments are adjusted by the trustee.
●	Trustee: State Street Global Advisors Trust Company.
●	Trust sponsor: PDR Services, LLC.
●	The units trade on the NYSE Arca under the ticker symbol “SPY”.
●	The trust’s SEC CIK Number is 0000884394.
●	The inception date for purposes of the units was January 22, 1993.
●	The trust’s units are issued or redeemed only in creation units of 50,000 units.
We obtained the following fee information from the trust’s publicly available information without independent verification. The Trustee is entitled to receive a fee for services performed for the trust corresponding to the net asset value of the trust, at an annual rate of 0.10% per annum for the first $499,999,999 of assets, 0.08% per annum for assets over $499,999,999 and up to $2,499,999,999 and 0.06% per annum for assets of $2,500,000,000 or more (in each case reduced or increased by an adjustment amount for transaction fees, creation and redemption expenses and interest earned on cash). As of June 30, 2018, the trust’s gross expense ratio is 0.0945% per annum. The trustee has agreed to waive a portion of its fee until February 1, 2018 to the extent operating expenses exceed 0.0945% after earnings credits are applied. After February 1, 2018, the trustee may discontinue this fee waiver.
For additional information regarding SPDR® S&P 500® ETF Trust, please consult the reports (including the Semi-Annual Report to Shareholders on Form N30-D for the period ended March 31, 2018) and other information the trust files with the SEC. Additional information regarding the trust, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® S&P 500® ETF Trust website at spdrs.com/product/fund.seam?ticker=SPY. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The trust seeks investment results that, before expenses, correspond generally to the price and yield performance of the index. The trust strives to achieve its investment objective by holding a portfolio of the common stocks that are included in the index, with the weight of each stock in the trust’s portfolio substantially corresponding to the weight of such stock in the index. Although the trust may fail to own certain securities included in the index at any particular time, the trust generally will be substantially invested in index securities.
To maintain the correspondence between the composition and weightings of the common stocks that are actually held by the trust and the common stocks that are included in the index, the trustee adjusts the trust portfolio from time to time to conform to periodic changes made by the index sponsor to the identity and/or relative weightings of the common stocks that are included in the index. The trustee aggregates certain of these adjustments and makes changes to the trust’s portfolio at least monthly, or more frequently in the case of significant changes to the index. The trust does not hold or trade futures or swaps and is not a commodity pool.
The following table displays the top ten holdings and weightings by industry sector of the trust and index. (Sector designations are determined by the trust sponsor using criteria it has selected or developed. Index and trust sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or trusts with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or trusts.) We obtained the information in the tables below from the trust website without independent verification.

Top Ten Holdings of Trust and Index as of September 12, 2018
Trust Issuer	Percentage of Trust (%)	Index Issuer	Percentage of Index (%)
APPLE INC.	4.43%	APPLE INC.	4.44%
MICROSOFT CORPORATION	3.50%	MICROSOFT CORPORATION	3.51%
AMAZON.COM INC.	3.27%	AMAZON.COM INC.	3.27%
BERKSHIRE HATHAWAY INC. CLASS B	1.68%	BERKSHIRE HATHAWAY INC. CLASS B	1.69%
FACEBOOK INC. CLASS A	1.58%	FACEBOOK INC. CLASS A	1.59%
JPMORGAN CHASE & CO.	1.57%	JPMORGAN CHASE & CO.	1.57%
JOHNSON & JOHNSON	1.52%	JOHNSON & JOHNSON	1.53%
ALPHABET INC. CLASS C	1.44%	ALPHABET INC. CLASS C	1.44%
EXXON MOBIL CORPORATION	1.44%	EXXON MOBIL CORPORATION	1.44%
ALPHABET INC. CLASS A	1.43%	ALPHABET INC. CLASS A	1.43%

Weighting by Sector of Trust and Index as of September 12, 2018*ǂ
Sector	Percentage of Trust (%)	Percentage of Index (%)
Information Technology	26.02%	26.01%
Financials	13.67%	13.71%
Health Care	14.68%	14.67%
Consumer Discretionary	13.01%	13.00%
Consumer Staples	6.88%	6.88%
Industrials	9.80%	9.79%
Energy	5.83%	5.83%
Utilities	2.87%	2.87%
Real Estate	2.72%	2.72%
Materials	2.50%	2.50%
Telecommunication Services	2.01%	2.01%

* Percentages may not sum to 100% due to rounding
ǂ It has been announced that the Global Industry Classification Structure, which S&P Dow Jones Indices LLC utilizes to classify the constituents of the index, is expected to be updated in September 2018. Please see “ ― The S&P 500® Index” below for additional information about these updates.
Correlation
Although the trust intends to track the performance of the index as closely as possible, the trust’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the trust may not always fully replicate the performance of the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).
For the period ended August 31, 2018, the SPDR® website gave the following performance figures for market price of a unit and the index: unit—1 year on an annualized basis, 19.45%; 3 years on an annualized basis, 15.94%; 5 years on an annualized basis, 14.38%; 10 years on an annualized basis, 10.73%; since inception on an annualized basis, 9.70%; index—1 year on an annualized basis, 19.66%; 3 years on an annualized basis, 16.11%; 5 years on an annualized basis, 14.52%; 10 years on an annualized basis, 10.86%; since inception on an annualized basis, 9.85%.
Unit Dividends
Holders of units receive dividends on the last business day of each April, July, October and January in an amount corresponding to the amount of any cash dividends declared on the common stocks held by the trust, net of the fees and expenses associated with the operation of the trust, and taxes, if applicable. Because of the fees and expenses, the dividend yield for units is ordinarily less than the hypothetical dividend yield of the index. The unit dividends will be reflected in the calculation of the index as described under “— Calculation of the Total Return of the Index” on page S-70 below.
The S&P 500® Index
The index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the index prior to July 31, 2017 may be represented by multiple share class lines in the index. The index is calculated, maintained and published by S&P Dow Jones Indices LLC (the “S&P”). In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and on the following websites: us.spindices.com/indices/equity/SP-500 and spdji.com. We are not incorporating by reference the websites, the sources listed above or any material they include in this prospectus supplement.
S&P intends for the index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $6.1 billion or more (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded in the proposed constituent to float-adjusted market capitalization of that company should be 1.00 or greater and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer whose U.S. portion of fixed assets and revenues constitutes a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX (each, an “eligible exchange”)); the proposed constituent has a public float of 50% or more of its stock; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months. In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the index without meeting the financial viability, public float and/or liquidity eligibility criteria if the S&P Index Committee decides that such an addition will enhance the representativeness of the index as a market benchmark. Certain types of organizational structures and securities are always excluded, including business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining index continuity.
For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Constituents of the index prior to July 31, 2015 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.
S&P divides the 500 companies included in the index into eleven Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the Global Industry Classification Sector structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The Global Industry Classification Sector structure changes are effective for the S&P 500® Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing.
Calculation of the Total Return of the Index
The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any underlier stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such underlier stock that are then included in the index.
The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43.
In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, publicly traded companies that hold shares for control in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person listed as a 5% or greater shareholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds, mutual funds, exchange traded fund providers, 401(k) plans of the company, government retirement and pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations, savings plans and investment plans) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.
The exclusion is accomplished by calculating an Investable Weight Factor (“IWF”) for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares) / (total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by control holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.
Maintenance of the Index
In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included or potentially included in the index, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P generally derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, and whether the change represents 5% or more of the total share count (for companies with multiple share class lines, the 5% threshold is based on each individual share class line rather than total company shares). Changes as a result of mergers or acquisitions are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described below. Changes in a constituent’s total shares of 5% or more due to public offerings (which must be underwritten, have a publicly available prospectus or prospectus summary filed with the Securities and Exchange Commission and include a public confirmation that the offering has been completed) are implemented as soon as reasonably possible. Other changes of 5% or more are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. For changes of less than 5%, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the index as required by any changes in the number of shares outstanding. S&P implements a share / IWF freeze beginning after the market close on the Tuesday preceding the second Friday of each quarterly rebalancing month and ending after the market close on the third Friday of the quarterly rebalancing month. During this frozen period, shares and IWFs are not changed except for certain corporate action events (merger activity, stock splits and rights offerings).
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.
Spin-Offs
As a general policy, a spin-off security is added to the index at a zero price at the market close of the day before the ex-date (with no divisor adjustment).  The spin-off security will remain in the index if it meets all eligibility criteria.  If the spin-off security is determined ineligible to remain in the index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment).  If there is a gap between the ex-date and distribution date (or payable date), or if the spin-off security does not trade regular way on the ex-date, the spin-off security is kept in the index until the spin-off security begins trading regular way.
Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?
Stock split	Yes — share count is revised to reflect new count.	No — share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes — share count is revised to reflect new count.	Yes
Special dividends	No	Yes — calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value
Change in IWF	No	Yes — divisor change reflects the change in market value caused by the change to an IWF
Company added to or deleted from the S&P 500® Index	No	Yes — divisor is adjusted by the net change in market value, calculated as the shares issued multiplied by the price paid
Rights Offering	No	Yes — divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed)

Recalculation Policy
S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed corporate event or a misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, the index manager may, at his or her discretion, recalculate the index without involving the index committee.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.
Market Disruption Intraday:
(i)
If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the Units
The closing price of the units has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the units are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the units as an indication of the future performance of the units. We cannot give you any assurance that the future performance of the units will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the units. Before investing in the offered notes, you should consult publicly available information to determine the relevant units closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the units over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the units from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of SPDR® S&P 500® ETF Trust
“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® MSCI EAFE ETF
The shares of the iShares® MSCI EAFE ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the MSCI EAFE Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EFA”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was August 14, 2001.
●	The ETF’s shares are issued or redeemed only in creation units of 600,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.35% per annum of the aggregate net assets of the funds less than or equal to $30.0 billion, plus 0.32% per annum of the aggregate net assets of the funds on amounts in excess of $30.0 billion, up to and including $60.0 billion, plus 0.28% per annum of the aggregate net assets of the funds on amounts in excess of $60.0 billion, up to and including $90.0 billion, plus 0.252% per annum of the aggregate net assets of the funds on amounts in excess of $90.0 billion, up to and including $120.0 billion, plus 0.227% per annum of the aggregate net assets of the funds on amounts in excess of $120.0 billion, up to and including $150.0 billion, plus 0.204% per annum of the aggregate net assets of the funds on amounts in excess of $150.00 billion. As of June 30, 2018, the aggregate expense ratio of the ETF was 0.32% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended January 31, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/EFA.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.
 iShares® MSCI EAFE ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
NESTLE SA	1.84%
NOVARTIS AG	1.29%
ROCHE HOLDING PAR AG	1.22%
HSBC HOLDINGS PLC	1.20%
TOTAL SA	1.06%
ROYAL DUTCH SHELL PLC CLASS A	1.05%
BP PLC	1.01%
TOYOTA MOTOR CORP	0.96%
ROYAL DUTCH SHELL PLC CLASS B	0.86%
SAP	0.84%
Total	11.33%

iShares® MSCI EAFE ETF Weighting by Sector as of September 12, 2018*ǂ
Sector	Percentage (%)
Financials	19.43%
Consumer Discretionary	12.02%
Industrials	14.44%
Consumer Staples	11.30%
Health Care	11.14%
Materials	7.77%
Information Technology	6.72%
Telecommunications	3.71%
Energy	5.96%
Real Estate	3.40%
Utilities	3.29%
Cash and/or Derivatives	0.82%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
ǂ It has been announced that the Global Industry Classification Structure, which MSCI utilizes to classify the constituents of the index, is expected to be updated in September 2018. Please see “ ― The MSCI® EAFE Index” below for additional information about these updates.
iShares® MSCI EAFE ETF Weighting by Country as of September 12, 2018*
Country	Percentage (%)
Japan	23.81%
United Kingdom	17.30%
France	11.13%
Germany	9.48%
Switzerland	8.35%
Australia	6.74%
Hong Kong	3.42%
Netherlands	3.39%
Spain	2.98%
Sweden	2.68%
Italy	2.37%
Denmark	1.74%
Singapore	1.23%
Finland	1.05%
Belgium	1.03%
Cash and/or Derivatives	0.82%
Other	2.46%
Total	99.98%
* Percentages may not sum to 100% due to rounding.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 3.78%; 3 years, 6.98%; 5 years, 5.62%; 10 years, 3.64%; since inception, 5.36%; index: 1 year, 4.39%; 3 years, 7.04%; 5 years, 5.73%; 10 years, 3.66%; since ETF inception, 5.44%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The MSCI® EAFE Index
The MSCI EAFE Index (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities. As of the close of business on September 21, 2018, MSCI and S&P Dow Jones Indices LLC updated the Global Industry Classification Sector structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The Global Classification Sector structure changes will be implemented in the MSCI EAFE Index in connection with the November 2018 semi-annual index review.

Construction of the MSCI Indices
MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.
Defining the Equity Universe
Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.
Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.
Determining the Market Investable Equity Universes
A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.
(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.
In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.
(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:
●
First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

●
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

●
The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2017, the equity universe minimum size requirement was set at U.S. $236 million. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.
Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:
(1)	Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).
(2)
Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)	Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).
Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.
MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.
Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.
Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.
Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.
Defining Market Capitalization Size Segments for Each Market
Once a market investable equity universe is defined, it is segmented into the following size-based indices:
●	Investable Market Index (Large Cap + Mid Cap + Small Cap)
●	Standard Index (Large Cap + Mid Cap)
●	Large Cap Index
●	Mid Cap Index
●	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size−segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85% and 42.5% respectively. As of April 2017, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.75 billion to USD 6.32 billion, and the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.37 billion to USD 3.16 billion.
Index Continuity Rules for Standard Indices
In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:
●
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

●
At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Creating Style Indices within Each Size Segment
All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.
Classifying Securities under the Global Industry Classification Standard
All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS® classification of each security is used by MSCI to construct additional indices.
Calculation Methodology for the MSCI Indices
The performance of each of the MSCI Indices is a free float weighted average of the U.S. dollar values of its component securities.
Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.
Companies may be listed simultaneously on more than one stock exchange in Japan. A company may apply for delisting from one stock exchange while remaining listed on other stock exchanges. For such delisting, Japanese stock exchanges generally give notice one month prior to the expected last trading date of the security to be delisted. Should such delisting involve a change in the primary exchange and/or trigger a change in the price source, MSCI will obtain the price of the security from the new primary exchange two weeks after an announcement of delisting from the stock exchange.
Net Daily Total Return Methodology
The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from regular cash distributions, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Japan Index is 15.315%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests net cash dividends in indices the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). In the case of the MSCI Japan Index, since many Japanese companies declare their dividends after the ex-date but make estimated dividends broadly available before the ex-date, an estimation of the dividend, or else the previous year dividend if no estimation is available, is reinvested on the ex-date. Certain dividends, including special/extraordinary dividends and commemorative dividends, are reinvested in the indices if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the indices through a price adjustment. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.
Maintenance of the MSCI Indices
In order to maintain the representativeness of the MSCI Indices, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.
Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituent and replicability of the index and on index stability and minimizing turnover.
MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.
Ongoing event-related changes to the MSCI Indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the indices as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization is not at least two-thirds of one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.
MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: block sales, block buys, secondary offerings and transactions made by way of immediate book-building that did not meet the requirements for implementation at the time of such event; corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents; and acquisition by shares of non-listed companies or assets. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. Small changes in the number of shares resulting from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodic conversion of a share class into another share class, exercise of over-allotment options, exercise of share buybacks, or the cancellation of shares, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.
The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.
Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.
These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® MSCI EAFE ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Japan ETF
The shares of the iShares® MSCI Japan ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the MSCI Japan Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EWJ”.
●	The company’s SEC CIK Number is 0000930667.
●	The ETF’s inception date was March 12, 1996.
●	The ETF’s shares are issued or redeemed only in creation units of 150,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.59% per annum of the aggregate net assets of the funds less than or equal to $7.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of $7.0 billion, up to and including $11.0 billion, plus 0.49% per annum of the aggregate net assets of the funds on amounts in excess of $11.0 billion, up to and including $24.0 billion, plus 0.44% per annum of the aggregate net assets of the funds on amounts in excess of $24.0 billion, up to and including $48.0 billion, plus 0.40% per annum of the aggregate net assets over $48.0 billion, up to and including $72.0 billion, plus 0.36% per annum of the aggregate net assets over $72.0 billion, up to and including $96.0 billion, plus 0.32% per annum of the aggregate net assets in excess of $96.0 billion. As of June 30, 2018, the aggregate expense ratio of the ETF was 0.49% per annum.
For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended February 28, 2018) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/EWJ.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Japan ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
TOYOTA MOTOR CORP	4.03%
SOFTBANK GROUP CORP	2.32%
SONY CORP	2.14%
MITSUBISHI UFJ FINANCIAL GROUP INC	2.10%
SUMITOMO MITSUI FINANCIAL GROUP IN	1.54%
KEYENCE CORP	1.53%
KDDI CORP	1.39%
HONDA MOTOR LTD	1.35%
MIZUHO FINANCIAL GROUP INC	1.23%
NINTENDO LTD	1.20%
Total	18.83%

iShares® MSCI Japan ETF Weighting by Sector as of September 12, 2018*ǂ
Sector	Percentage (%)
Consumer Discretionary	19.73%
Financials	11.95%
Industrials	20.81%
Information Technology	12.32%
Health Care	8.26%
Consumer Staples	8.34%
Materials	5.82%
Telecommunications	5.64%
Real Estate	3.79%
Utilities	1.82%
Energy	1.28%
Cash and/or Derivatives	0.22%
Total	99.98%
* Percentages may not sum to 100% due to rounding.
ǂ It has been announced that the Global Industry Classification Structure, which MSCI utilizes to classify the constituents of the index, is expected to be updated in September 2018. Please see “ ― The MSCI Japan Index” below for additional information about these updates.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF will at all times invest at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in other securities, including securities not in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to the index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF's holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 7.95%; 3 years, 8.00%; 5 years, 7.57%; 10 years, 4.05%; since inception, 0.95%; index: 1 year, 9.05%; 3 years, 8.44%; 5 years, 7.84%; 10 years, 4.39%; since ETF inception, 1.57%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The MSCI Japan Index
The index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is categorized by MSCI as a developed market index and is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The index is designed to measure the performance of the large- and mid-capitalization segments of Japan’s equity market. The 322 constituent stocks of the index (as of August 31, 2018) are selected from an eligible universe of equity securities listed on national Japanese stock exchanges including the First Section, Second Section and Mothers portion of the Tokyo Stock Exchange, the TSE, JASDAQ and the First Section, Second Section and Centrex portion of the Nagoya Stock Exchange. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Financials, Consumer Discretionary, Industrials, Information Technology, Consumer Staples, Materials, Real Estate, Health Care, Telecommunication Services, Utilities and Energy. As of the close of business on September 21, 2018, MSCI and S&P Dow Jones Indices LLC updated the Global Industry Classification Sector structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The Global Classification Sector structure changes will be implemented in the MSCI Japan Index in connection with the November 2018 semi-annual index review.
For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-77, S-79 and S-80 of this prospectus supplement, respectively.

 Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. The daily historical closing prices in the graph below have been adjusted for a 1-for-4 reverse stock split that became effective before the market open on November 7, 2016. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® MSCI Japan ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares ® 20+ Year Treasury Bond ETF
The shares of the iShares® 20+ Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it currently tracks is the ICE U.S. Treasury 20+ Year Bond Index (the “index”). Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NASDAQ under the ticker symbol “TLT”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of June 30, 2018, the expense ratio of the ETF was 0.15% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TLT.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.
BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.
The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings
The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.
iShares® 20+ Year Treasury Bond ETF Top Ten Holdings as of September 12, 2018*
U.S. Treasury Bond	Percentage (%)
2.50% due 2/15/2045	9.22%
2.50% due 2/15/2046	7.55%
3.00% due 11/15/2045	6.73%
3.13% due 8/15/2044	6.57%
2.88% due 5/15/2043	6.42%
2.50% due 5/15/2046	5.91%
4.25% due 11/15/2040	4.81%
2.75% due 8/15/2047	4.76%
2.88% due 11/15/2046	4.12%
4.63% due 2/15/2040	3.95%
Total	60.04%
The following table displays additional information about the bonds held by the ETF and the annualized performance difference, in each case as of September 12, 2018*. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	25.62 years
Weighted average coupon	3.06%
Effective duration	17.46 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.
As of September 12, 2018*, the ETF’s holdings were comprised of 32 U.S. Treasury bonds (99.81% of holdings) and cash and/or derivatives (0.19% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.
*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, tax gains or losses, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -3.01%; 3 years, 2.39%; 5 years, 5.45%; 10 years, 5.81%; since inception, 6.25%; index: 1 year, -2.69%; 3 years, 2.41%; 5 years, 5.46%; 10 years, 5.93%; since ETF inception, 6.36%. Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.
The Index
The index is sponsored by ICE Data Indices, LLC (“IDI”). It is market value weighted and designed to measure the performance of U.S. dollar-denominated, fixed rate treasuries with a minimum term to maturity greater than 20 years.
The ICE Data Indices, LLC Index Governance Committee (the “governance committee”) is responsible for governance and oversight of the index along with oversight of the ICE Data Index Services team (the “IDIS”), which has the daily responsibility for the operation of the index. The governance committee will approve any necessary changes to the index methodology, and the IDIS is responsible for implementing the changes and notifying subscribers.  Where a change is material, IDI will consult with stakeholders and subscribers in accordance with the IDI consultation process.  For other changes, advance notice will be provided, where possible, to allow stakeholders and subscribers appropriate preparation to implement the change.

Eligibility Criteria and Inclusion Rules
In order to be included in the index, a security must be a U.S. dollar denominated, fixed rate U.S. Treasury issued debt security (“treasury”) with a minimum term to maturity greater than 20 years. Inflation-linked securities, floating rate notes, cash management and treasury bills and government agency debt, whether issued with or without a government guarantee, are excluded from the index, as are zero coupon securities. The treasury is required to have a minimum amount outstanding of $300 million U.S. dollars. Amount outstanding is defined as the par amount outstanding of each treasury, inclusive of any announced auctions or re-openings, less the par amount of that treasury held in the Federal Reserve System Open Market Account (“SOMA”) or bought at issuance (including by auction) by the Federal Reserve. Secondary market purchases by the Federal Reserve are reflected in the index in the month following the purchase.
Index Calculation
Index returns are calculated by aggregating the constituent level returns using market weights. The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments and the weight for the constituent. Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.
Index Maintenance
The index is rebalanced at each month end. The new index for the next month is available three days prior to month end and is intended to reflect the constituent changes from the prior rebalancing date based on index eligibility. Newly issued securities that are issued on or before the month-end rebalancing date that qualify for inclusion in the index will be included in the pro forma index with a price of $100 until replaced with an evaluated price as soon as available after the auction day.
No adjustments are made for treasuries that become eligible or ineligible intra-month. Any such change will be incorporated in the index at the next month-end rebalancing and made effective from the first day of the following month.
Cash that has accrued intra-month from interest and principal payments earns no reinvestment return during the month.  The accumulated intra-month cash is removed from the index at month-end, which implies that it is reinvested pro rata across the entire index.
Current Composition of the Index
As of September 12, 2018, the index’s holdings were comprised of 39 U.S. Treasury bonds. The following table displays additional information about the bonds held by the index as of September 12, 2018. We obtained the information in the table below from the ICE website without independent verification.
Weighted average maturity	25.88 years
Weighted average coupon	3.17%

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® 20+ Year Treasury Bond ETF
       *Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.

Hypothetical and Historical Closing Levels of the ICE U.S. Treasury 20+ Year Bond Index
The closing level of the ICE U.S. Treasury 20+ Year Bond Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical or hypothetical closing level of the ICE U.S. Treasury 20+ Year Bond Index during the period shown below is not an indication that the ICE U.S. Treasury 20+ Year Bond Index is more or less likely to increase or decrease at any time during the life of your notes.
You should not take the historical or hypothetical closing levels of the ICE U.S. Treasury 20+ Year Bond Index as an indication of the future performance of the ICE U.S. Treasury 20+ Year Bond Index or make any assumptions, based on the ICE U.S. Treasury 20+ Year Bond Index’s historical or hypothetical performance, about the performance of the ETF. We cannot give you any assurance that the future performance of the ETF’s shares will be consistent with the historical or hypothetical performance of the ICE U.S. Treasury 20+ Year Bond Index.
The graph below shows the closing levels of the ICE U.S. Treasury 20+ Year Bond Index from September 26, 2008 through September 27, 2018 (using hypothetical performance data and historical closing levels). Since the ICE U.S. Treasury 20+ Year Bond Index was launched on December 31, 2015 and has a limited operating history, the graph includes hypothetical performance data for the underlier prior to its launch on December 31, 2015. The hypothetical performance data and historical closing levels were obtained from ICE’s website, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.)
Historical Performance of ICE U.S. Treasury 20+ Year Bond Index
       *The ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index on April 1, 2016.
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ Investment Grade Corporate Bond ETF
The shares of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the Markit iBoxx® USD Liquid Investment Grade Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “LQD”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”). The management fee for the ETF equals the ratio of the ETF’s net assets over the aggregate net assets of the ETF multiplied by the amount calculated as follows: 0.1500% per annum of the average daily net assets of the combined funds less than or equal to $121.0 billion; plus 0.1425% per annum of the average daily net assets of the combined funds on amounts greater than $121.0 billion up to and including $181.0 billion; plus 0.1354% of the average daily net assets of the combined funds on amounts greater than $181.0 billion up to and including $231.0 billion; plus 0.1287% of the average daily net assets of the combined funds on amounts greater than $231.0 billion up to and including $281.0 billion; plus 0.1222% of the average daily net assets of the combined funds on amounts greater than $281.0 billion. As of June 30, 2018, the expense ratio of the ETF was 0.15% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/LQD.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.
iShares® iBoxx $ Investment Grade Corporate Bond ETF Top Ten Holdings as of September 12, 2018
Corporate Bond Issuer	Percentage (%)
VERIZON COMMUNICATIONS INC 144A	0.56%
ANHEUSER-BUSCH INBEV FINANCE INC	0.44%
ANHEUSER-BUSCH INBEV FINANCE INC	0.41%
GE CAPITAL INTERNATIONAL FUNDING C	0.41%
CVS HEALTH CORP	0.33%
CVS HEALTH CORP	0.32%
GOLDMAN SACHS GROUP INC	0.26%
ANHEUSER-BUSCH INBEV FINANCE INC	0.24%
CVS HEALTH CORP	0.23%
CVS HEALTH CORP	0.22%
Total	3.42%

iShares® iBoxx $ Investment Grade Corporate Bond ETF Weighting by Sector
as of September 12, 2018*
Sector	Percentage (%)
Banking	28.08%
Consumer Non-Cyclical	18.86%
Communications	11.65%
Energy	9.70%
Technology	10.07%
Consumer Cyclical	7.22%
Capital Goods	3.55%
Basic Industry	1.76%
Insurance	3.55%
Electric	2.05%
Transportation	1.19%
Finance Companies	0.69%
REITs	0.45%
Owned No Guarantee	0.19%
Brokerage/Asset Managers/Exchanges	0.50%
Cash and/or Derivatives	0.12%
Financial Other	0.00%
Natural Gas	0.29%
Utility Other	0.05%
Total	99.97%
* Percentages may not sum to 100% due to rounding.
The following table displays additional information about the bonds held by the ETF, in each case as of September 12, 2018. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	12.71 years
Weighted average coupon	4.03%
Effective duration	8.45 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.
Representative Sampling
Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the component securities of the index and at least 95% of its assets in investment-grade corporate bonds. However, the ETF may at times invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents as well as bonds not included in the index but which BFA believes will help the ETF track the index and which are either: (i) included in the Markit iBoxx USD Index (the broader index upon which the index is based); or (ii) new issues which BFA believes are or about to enter the index or the Markit iBoxx USD Index. The ETF may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market entering funds advised by BFA or its affiliates. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.

Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of distributions, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -1.88%; 3 years, 3.47%; 5 years, 3.86%; 10 years, 5.51%; since inception, 5.22%; index: 1 year, -1.61%; 3 years, 3.72%; 5 years, 4.07%; 10 years, 5.90%; since ETF inception, 5.49%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.
The Index
The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to provide a balanced representation of the U.S. dollar denominated liquid investment grade (as determined by Markit) corporate debt market. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily after 4 p.m. EST. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.
As of February 28, 2018, the index included approximately 1,823 bonds chosen according to the index rules described below.
Selection Criteria of the Index
The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, and in each case provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:
●
Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

●
Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets) with clearance and settlement available through The Depository Trust Company. Bonds must be publicly registered with the U.S. Securities and Exchange Commission or be Rule 144A offerings with registration rights. Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market on the “Markit Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following six sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunication & Technology and Utilities & Energy.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.
Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings with a registration right (only 144A bonds with a Regulation S version eligible for the Markit iBoxx® USD Benchmark Index), callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), private placements, perpetual bonds, fixed-to-floater bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (“GAINS”), bonds with difference between accrual and coupon payment periods, and monthly-paying bonds are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers, in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.
For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.
Credit Rating: All bonds must have a Markit iBoxx rating of investment grade. Ratings from each of the following three agencies are considered for the calculation of the Markit iBoxx Rating: Fitch Ratings, Moody’s Investor Service and S&P Global Ratings. Investment grade is defined as BBB- or above from Fitch or S&P and Baa3 or above from Moody’s. If a bond is rated by more than one of the above agencies, then the Markit iBoxx rating is the average of the provided ratings. In the case of an ID change or exchange of a Rule 144A/Regulation S offering into a registered bond, the ratings from the Rule 144A/Regulation S offering are also used for the registered bond.
Time to Maturity: At the rebalancing day, all bonds must have an expected remaining life of at least three years, and all newly included bonds must have an expected remaining life of at least three years and six months.
Amount Outstanding: The outstanding face value of a bond must be at least $750 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD in the broader Markit iBoxx USD Investment Grade Corporate Index (excluding fixed-to-floater and perpetual bonds) from the issuer must be at least $2 billion as of the bond selection cut-off date.
Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not downgraded to sub-investment grade, defaulted or fully redeemed in that period).
Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.
Calculation of the Index
Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day.
Index Rebalancing: The index is rebalanced every month on the last business day of the month after the close of business. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.
Three preview lists of eligible bonds are published on ten (t-10), five (t-5), and three (t-3) trading days before the end of the month. Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. The rating and amount changes made two business days before the end of the month will not be considered for inclusion. Two business days before the end of the month the final index membership list for the following month is published at the close of business.
Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Data: New bonds are included in the index at their respective ask prices when they enter the index family. In the event that no price can be established for a particular bond, the index continues to be calculated based on the last-available price.
Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. Calculations are performed daily, using bid prices at approximately 4 p.m. Eastern Time.
Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times. In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.
●
Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

●
Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bonds is set to 0 in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

●
Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information about the iBoxx $ Liquid Investment Grade Index is available at markit.com/product/IBoxx and may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly available documents. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® iBoxx $ Investment Grade Corporate Bond ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ High Yield Corporate Bond ETF
The shares of the iShares® iBoxx $ High Yield Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the Markit iBoxx® USD Liquid High Yield Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “HYG”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was April 4, 2007.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and another specified iShares® fund (the “funds”) as follows: 0.5000% per annum of the average daily net assets of the combined funds less than or equal to $19.0 billion, plus 0.4750% per annum of the average daily net assets of the combined funds on amounts greater than $19.0 billion up to $33.0 billion, plus 0.4513% per annum of the average daily net assets of the combined funds on amounts greater than $33.0 billion up to $47.0 billion, plus 0.4287% of the average daily net assets of the combined funds on amounts in excess of $47.0 billion. As of June 30, 2018, the expense ratio of the ETF was 0.49% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/HYG.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders. The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.). We obtained the information in the tables below from the ETF website without independent verification.
iShares® iBoxx $ High Yield Corporate Bond ETF Top Ten Holdings as of September 12, 2018
Corporate Bond Issuer	Percentage (%)
ALTICE FRANCE SA (FRANCE) 144A	0.60%
SPRINT CORP	0.55%
BLK CSH FND TREASURY SL AGENCY	0.49%
FIRST DATA CORPORATION 144A	0.42%
BAUSCH HEALTH COMPANIES INC 144A	0.37%
BAUSCH HEALTH COMPANIES INC 144A	0.37%
CHS/COMMUNITY HEALTH SYSTEMS INC	0.36%
CCO HOLDINGS LLC 144A	0.36%
TENET HEALTHCARE CORPORATION	0.36%
PRIME SECURITY SERVICES BORROWER L 144A	0.35%
Total	4.23%

iShares® iBoxx $ High Yield Corporate Bond ETF Weighting by Sector
as of September 12, 2018*
Sector	Percentage (%)
Communications	23.36%
Consumer Non-Cyclical	15.13%
Consumer Cyclical	12.40%
Energy	14.77%
Capital Goods	7.66%
Technology	7.96%
Basic Industry	4.51%
Finance Companies	3.63%
Electric	2.87%
Banking	1.35%
Transportation	1.06%
Cash and/or Derivatives	0.30%
Financial Other	0.83%
Insurance	1.79%
Industrial Other	0.68%
Reits	0.90%
Brokerage/Asset Managers/Exchanges	0.21%
Owned No Guarantee	0.57%
Total	99.98%
* Percentages may not sum to 100% due to rounding.
The following table displays additional information about the bonds held by the ETF, in each case as of September 12, 2018. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	4.70 years
Weighted average coupon	6.16%
Effective duration	3.68 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.
Representative Sampling
Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the component securities of the index and may invest up to 10% of its assets in certain futures, options and swaps contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA, as well as in bonds not included in the index, but which BFA believes will help the ETF track the index. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of BlackRock Cash Funds as well as securities not included in the index, but which BFA believes will help the ETF track the index. For example, the ETF may invest in securities not included in the index in order to reflect prospective changes in the index. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.

Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. Tracking error risk may be heightened during times of increased market volatility or other unusual market conditions. BFA expects that the ETF may experience higher tracking error than is typical for similar exchange-traded funds. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares represents changes to the mid-point price and accounts for distributions from the ETF. The mid-point is the average of the mid-point of the bid-ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 2.52%; 3 years, 5.47%; 5 years, 4.33%; 10 years, 6.34%; since inception, 5.42%; index: 1 year, 3.19%; 3 years,6.20%; 5 years, 4.91%; 10 years, 7.06%; since ETF inception, 5.92%.
Industry Concentration
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.
The Index
The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices Limited (“Markit”). The index is designed to reflect the performance of U.S. dollar (“USD”) denominated high yield (as determined by Markit) corporate debt through a broad coverage of the USD high yield liquid bond universe. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.
As of February 28, 2018, the index included approximately 983 bonds chosen according to the index rules described below.
Selection Criteria of the Index
The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:
●
Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

●
Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets). Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. As of August 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, the Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, the United States or the United Kingdom. A new country is added to the index if it is classified as a developed market according to “Markit’s Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on “Markit’s Global Economic Development Classification.” The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following sectors: Oil & Gas, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Technology, Utilities, Financials and Technology.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.
Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings, callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), private placements, perpetual bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (“GAINS”), bonds with difference between accrual and coupon payment periods, monthly-paying bonds and Regulation S offerings are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.
For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.
Credit Rating: All bonds must have a rating of sub-investment grade. Ratings from each of the following three agencies are considered: Fitch Ratings, Moody’s Investor Service and S&P Global Ratings. If more than one agency rates a given bond, those ratings are averaged. Sub-investment grade is defined as BB+ or lower from Fitch or S&P and Ba1 or lower from Moody’s, but not in default. Bonds rated D by Fitch or S&P, or that have been subject to a default press release by Moody’s are excluded. An included bond subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the bond selection cut-off date) will be excluded on the next rebalancing date. In case of an exchange of a 144A bond into a registered bond, the ratings from the 144A bond are also used for the registered bond. After a bond has migrated into high yield from investment grade status, it must retain that status for three months before it can be included in the index.
Time to Maturity: At issuance, all bonds must have an expected remaining life of 15 years or less. At the rebalancing day, all bonds must have an expected remaining life of at least one year and all newly included bonds must have an expected remaining life of at least one year and six months.
Amount Outstanding: The outstanding face value of a bond must be at least $400 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all non-convertible bonds denominated in USD from the issuer must be at least $1 billion as of the bond selection cut-off date.
Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not upgraded to investment grade, defaulted or fully redeemed in that period).
Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.
Calculation of the Index
Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day.
Index Rebalancing: The index is rebalanced every month on the last business day of the month. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.
Three preview lists of eligible bonds are published on ten (t-10), five (t-5), and three (t-3) trading days before the end of the month. Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. The rating and amount changes made two business days before the end of the month will not be considered for inclusion. Two business days before the end of the month the final index membership list for the following month is published at the close of business.
Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. The calculation is based on bond pricing provided by independent bond pricing services. The cut-off time for the bond pricing used in the index is 3 p.m. Eastern Time.
Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times. In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.
●
Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

●
Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bond is set to 0 in the total return index calculation and is excluded from the calculation of all bond and index analytical values.

Bonds will be considered trading flat of accrued in any of the following situations:
            ■    Default rating
            ■    Issuer has announced a failure to pay a coupon
            ■    Issuer has announced an intention not to make a payment on an upcoming coupon (grace period)
●
Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information about the Markit iBoxx $ Liquid High Yield Index is available at markit.com/product/IBoxx and may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly available documents. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® iBoxx $ High Yield Corporate Bond ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® 7-10 Year Treasury Bond ETF
The shares of the iShares® 7-10 Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it currently tracks is the ICE U.S. Treasury 7-10 Year Bond Index (the “index”). Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NASDAQ under the ticker symbol “IEF”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of June 30, 2018, the expense ratio of the ETF was 0.15% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IEF.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.
BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.
The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings
The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.
iShares® 7-10 Year Treasury Bond ETF Top Ten Holdings as of September 12, 2018*
U.S. Treasury Bond	Percentage (%)
2.38% due 5/15/2027	20.57%
2.25% due 8/15/2027	14.55%
2.25% due 2/15/2027	13.73%
1.63% due 5/15/2026	13.69%
1.63% due 2/15/2026	11.53%
2.00% due 11/15/2026	8.79%
2.75% due 2/15/2028	5.60%
2.88% due 5/15/2028	5.26%
1.50% due 8/15/2026	2.76%
2.25% due 11/15/2025	2.38%
Total	98.86%
The following table displays additional information about the bonds held by the ETF and the annualized performance difference, in each case as of September 12, 2018*. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	8.40 years
Weighted average coupon	2.14%
Effective duration	7.54 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.
As of September 12, 2018*, the ETF’s holdings were comprised of 12 U.S. Treasury bonds (99.98% of holdings) and cash and/or derivatives (0.02% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.
*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -3.27%; 3 years, 0.67%; 5 years, 2.37%; 10 years, 3.83%; since inception, 4.47%; index: 1 year, -3.05%; 3 years, 0.74%; 5 years, 2.41%; 10 years, 3.97%; since ETF inception, 4.53%. Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.
The Index
The index is sponsored by ICE Data Indices, LLC (“IDI”). It is market value weighted and designed to measure the performance of U.S. dollar-denominated, fixed rate treasuries with a minimum term to maturity greater than seven years and less than or equal to ten years.
The ICE Data Indices, LLC Index Governance Committee (the “governance committee”) is responsible for governance and oversight of the index along with oversight of the ICE Data Index Services team (the “IDIS”), which has the daily responsibility for the operation of the index. The governance committee will approve any necessary changes to the index methodology, and the IDIS is responsible for implementing the changes and notifying subscribers.  Where a change is material, IDI will consult with stakeholders and subscribers in accordance with the IDI consultation process.  For other changes, advance notice will be provided, where possible, to allow stakeholders and subscribers appropriate preparation to implement the change.
Eligibility Criteria and Inclusion Rules
In order to be included in the index, a security must be a U.S. dollar denominated, fixed rate U.S. Treasury issued debt security (“treasury”) with a minimum term to maturity greater than seven years and less than or equal to ten years. Inflation-linked securities, floating rate notes, cash management and treasury bills and government agency debt, whether issued with or without a government guarantee, are excluded from the index, as are zero coupon securities. The treasury is required to have a minimum amount outstanding of $300 million U.S. dollars. Amount outstanding is defined as the par amount outstanding of each treasury, inclusive of any announced auctions or re-openings, less the par amount of that treasury held in the Federal Reserve System Open Market Account (“SOMA”) or bought at issuance (including by auction) by the Federal Reserve. Secondary market purchases by the Federal Reserve are reflected in the index in the month following the purchase.
Index Calculation
Index returns are calculated by aggregating the constituent level returns using market weights. The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments. Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.
Index Maintenance
The index is rebalanced on the last business day (a day that SIFMA declares the U.S. fixed income markets open) of each month. The index composition for the next month is published three business days before the end of the prior month, which will include all eligible treasuries, including any new auctions or re-openings which are announced on or before the third business day before the prior month end. Newly issued securities that are issued on or before the month-end rebalancing date that qualify for inclusion in the index will be included in the pro forma index with a price of $100 until replaced with an evaluated price as soon as available after the auction day.
No adjustments are made for treasuries that become eligible or ineligible intra-month. Any such change will be incorporated in the index at the next month-end rebalancing and made effective from the first day of the following month.
Cash that has accrued intra-month from interest and principal payments earns no reinvestment return during the month.  The accumulated intra-month cash is removed from the index at month-end, which implies that it is reinvested pro rata across the entire index.
Current Composition of the Index
As of September 12, 2018, the index’s holdings were comprised of 19 U.S. Treasury bonds. The following table displays additional information about the bonds held by the index as of September 12, 2018. We obtained the information in the table below from the ICE website without independent verification.
Weighted average maturity	8.51 years
Weighted average coupon	2.40%

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® 7-10 Year Treasury Bond ETF
*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

Hypothetical and Historical Closing Levels of the ICE U.S. Treasury 7-10 Year Bond Index
The closing level of the ICE U.S. Treasury 7-10 Year Bond Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical or hypothetical closing level of the ICE U.S. Treasury 7-10 Year Bond Index during the period shown below is not an indication that the ICE U.S. Treasury 7-10 Year Bond Index is more or less likely to increase or decrease at any time during the life of your notes.
You should not take the historical or hypothetical closing levels of the ICE U.S. Treasury 7-10 Year Bond Index as an indication of the future performance of the ICE U.S. Treasury 7-10 Year Bond Index or make any assumptions, based on the ICE U.S. Treasury 7-10 Year Bond Index’s historical or hypothetical performance, about the performance of the ETF. We cannot give you any assurance that the future performance of the ETF’s shares will be consistent with the historical or hypothetical performance of ICE U.S. Treasury 7-10 Year Bond Index.
The graph below shows the closing levels of the ICE U.S. Treasury 7-10 Year Bond Index from September 26, 2008 through September 27, 2018 (using hypothetical performance data and historical closing levels). Since the ICE U.S. Treasury 7-10 Year Bond Index was launched on December 31, 2015 and has a limited operating history, the graph includes hypothetical performance data for the underlier prior to its launch on December 31, 2015. The hypothetical performance data and historical closing levels were obtained from ICE’s website, without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.)
Historical Performance of ICE U.S. Treasury 7-10 Year Bond Index
*The ETF began tracking the ICE U.S. Treasury 7-10 Year Bond Index on April 1, 2016.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Emerging Markets ETF
The shares of the iShares® MSCI Emerging Markets ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The Company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one. On July 1, 2013, the iShares® MSCI Emerging Markets Index Fund changed its name to the iShares® MSCI Emerging Markets ETF.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the MSCI Emerging Markets Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EEM”.
●	The company’s SEC CIK Number is 0000930667.
●	The ETF’s inception date was April 7, 2003.
●	The ETF’s shares are issued or redeemed only in creation units of 450,000 shares or multiples thereof.
The index was launched on December 31, 1987 with an initial level of 100.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.75% per annum of the aggregate net assets of the funds less than or equal to U.S. $14.0 billion, plus 0.68% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $14.0 billion up to and including U.S. $28.0 billion, plus 0.61% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $28.0 billion up to and including U.S. $42.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $42.0 billion up to and including U.S. $56.0 billion, plus 0.47% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $56.0 billion up to and including U.S. $70.0 billion, plus 0.41% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $70.0 billion up to and including U.S. $84.0 billion, plus 0.35% per annum of the aggregate net assets of the funds in excess of U.S. $84.0 billion. As of June 30, 2018, the aggregate expense ratio of the ETF was 0.69% per annum.
The investment advisory agreement of the ETF provides that BFA will pay all operating expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses, and extraordinary expenses. The ETF may also pay “Acquired Fund Fees and Expenses”. Acquired Fund Fees and Expenses reflect the ETF’s pro rata share of the fees and expenses incurred by investing in other investment companies.
For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended February 28, 2018) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/ EEM.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to track the investment results, before fees and expenses, of the index. The ETF’s investment objective may be changed without shareholder approval.
The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. ETF advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs or indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Emerging Markets ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
TENCENT HOLDINGS LTD	4.50%
TAIWAN SEMICONDUCTOR MANUFACTURING	4.18%
SAMSUNG ELECTRONICS LTD	3.81%
ALIBABA GROUP HOLDING ADR REPRESEN	3.75%
NASPERS LIMITED N LTD	1.79%
CHINA CONSTRUCTION BANK CORP H	1.55%
BAIDU ADR REPTG INC CLASS A	1.22%
CHINA MOBILE LTD	1.19%
RELIANCE INDUSTRIES LTD	0.99%
PING AN INSURANCE (GROUP) CO OF CH	0.95%
Total	23.93%
iShares® MSCI Emerging Markets ETF Weighting by Sector as of September 12, 2018*ǂ
Sector	Percentage (%)
Financials	22.87%
Information Technology	27.07%
Consumer Discretionary	9.11%
Consumer Staples	6.60%
Energy	7.90%
Industrials	5.38%
Telecommunications	4.55%
Materials	7.77%
Utilities	2.49%
Real Estate	2.84%
Health Care	3.13%
Cash and/or Derivatives	0.29%
Other	0.00%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
ǂ It has been announced that the Global Industry Classification Structure, which MSCI utilizes to classify the constituents of the index, is expected to be updated in September 2018. Please see “ ― The MSCI® Emerging Markets Index” below for additional information about these updates.
iShares® MSCI Emerging Markets ETF Weighting by Country as of September 12, 2018*
Country	Percentage (%)
China	30.39%
Korea (South)	14.74%
Taiwan	12.37%
India	9.32%
South Africa	6.00%
Brazil	5.91%
Russian Federation	3.44%
Mexico	3.23%
Malaysia	2.51%
Thailand	2.42%
Indonesia	1.95%
Poland	1.21%
Chile	1.10%
Philippines	1.02%
Cash and/or Derivatives	0.29%
Other	4.11%
Total	100.01%
* Percentages may not sum to 100% due to rounding.

Representative Sampling
BFA uses a representative sampling strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received). The ETF invests all of its assets that are invested in India in a wholly owned subsidiary located in the Republic of Mauritius. BFA also serves of the investment advisor of the subsidiary.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the ETF’s assets and the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value per share), differences in transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s performance difference will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -1.50%; 3 years, 10.73%; 5 years, 4.63%; 10 years, 2.75%; since inception, 10.99%; index: 1 year, -0.68%; 3 years, 11.42%; 5 years, 5.04%; 10 years, 3.45%; since ETF inception, 11.48%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.
The MSCI® Emerging Markets Index
The MSCI Emerging Markets Index, (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant emerging markets. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com.  We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this prospectus supplement, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 24 MSCI standard single country indices for the emerging market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1987 at an initial value of 100.
As of the close on May 31, 2018, MSCI began a multi-step process to include, in the MSCI Emerging Markets Index, large cap China A shares that are not in trading suspension. As part of the first step of the inclusion process, which resulted from the May 2018 quarterly index review, MSCI added such large cap China A shares to the MSCI Emerging Markets Index at 2.5% of their foreign inclusion factor-adjusted market capitalization (as defined below). In connection with the August 2018 quarterly index review, MSCI implemented the second step of the inclusion process by increasing the foreign inclusion factor-adjusted market capitalization of those existing China A share constituents from 2.5% to 5%. With the implementation of this second step, and the inclusion of additional China A shares in connection with the august 2018 quarterly index review, China A shares were initially expected to represent approximately 0.75% of the MSCI Emerging Markets Index.

MSCI has announced that, beginning in June 2019, it expects to include the MSCI Saudi Arabia Index in the MSCI Emerging Markets Index, representing on a pro forma basis a weight of approximately 2.6% of the MSCI Emerging Markets Index with 32 securities, following a two-step inclusion process. The first inclusion step is expected to coincide with the May 2019 semi-annual review and the second inclusion step is expected to take place as part of the August 2019 quarterly index review. In addition, MSCI has announced the reclassification of the MSCI Argentina Index from a “frontier market” to an “emerging market”, and the MSCI Argentina Index is expected to be included in the MSCI Emerging Markets Index coinciding with the May 2019 semi-annual index review. MSCI expects to continue to restrict the inclusion in the MSCI Argentina Index to only foreign listings of Argentinian companies, such as American depositary receipts.
MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Financials, Consumer Discretionary, Industrials, Information Technology, Consumer Staples, Materials, Real Estate, Health Care, Telecommunication Services, Utilities and Energy. As of the close of business on September 21, 2018, MSCI and S&P Dow Jones Indices LLC updated the Global Industry Classification Sector structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The Global Classification Sector structure changes will be implemented in the MSCI Emerging Markets Index in connection with the November 2018 semi-annual index review.
For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-77, S-79 and S-80 of this prospectus supplement, respectively.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® MSCI Emerging Markets ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® U.S. Real Estate ETF
The shares of the iShares® U.S. Real Estate ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the Dow Jones U.S. Real Estate IndexSM (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “IYR”.
●	The ETF’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was June 12, 2000.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other iShares® funds (the “funds”) as follows: 0.48% per annum of the aggregate net assets of the combined funds less than or equal to $10.0 billion; plus 0.43% per annum of the aggregate net assets of the combined funds over $10.0 billion, up to and including $20.0 billion; plus 0.38% per annum of the aggregate net assets of the combined funds in excess of $20.0 billion, up to and including $30.0 billion; plus 0.34% per annum of the aggregate net assets of the combined funds in excess of $30.0 billion, up to and including $40.0 billion; plus 0.33% per annum of the aggregate net assets of the combined funds in excess of $40.0 billion, up to and including $50.0 billion; plus 0.31% per annum of the aggregate net assets of the combined funds in excess of $50.0 billion. As of June 30, 2018, the expense ratio of the ETF was 0.44%.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended March 31, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IYR.htm?fundSearch=true&qt=IYR. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed at any time, without the approval of BFA’s shareholders.
The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF’s website without independent verification.

iShares® U.S. Real Estate ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
AMERICAN TOWER REIT CORP	6.10%
SIMON PROPERTY GROUP REIT INC	5.37%
CROWN CASTLE INTERNATIONAL REIT CO	4.32%
PROLOGIS REIT INC	3.92%
EQUINIX REIT INC	3.27%
PUBLIC STORAGE REIT	2.95%
WEYERHAEUSER REIT	2.42%
AVALONBAY COMMUNITIES REIT INC	2.38%
DIGITAL REALTY TRUST REIT INC TRUS	2.35%
EQUITY RESIDENTIAL REIT	2.34%
Total	35.42%
iShares® U.S. Real Estate ETF by Sector as of September 12, 2018*
Sector	Percentage (%)
SPECIALIZED REITS	30.77%
RETAIL REITS	13.70%
RESIDENTIAL REITS	12.81%
OFFICE REITS	9.94%
HEALTH CARE REITS	8.87%
HOTEL & RESORT REITS	4.46%
MORTGAGE REITS	4.66%
DIVERSIFIED REITS	3.86%
INDUSTRIAL REITS	5.99%
REAL ESTATE SERVICES	2.17%
RESEARCH & CONSULTING SERVICES	1.48%
REAL ESTATE DEVELOPMENT	0.46%
HOTELS RESORTS & CRUISE LINES	0.63%
CASH AND/OR DERIVATIVES	0.09%
Total	99.89%
* Percentages may not sum to 100% due to rounding.

Representative Sampling
The ETF uses a representative sampling indexing strategy to attempt to track the performance of the index before fees and expenses. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities that are included in the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities thereof. The ETF may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in certain futures, options and swaps contracts, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.
Tracking Error
The performance of the ETF and of the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF holding uninvested cash, differences in the timing of the accrual of dividends or interest, tax gains or losses, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 6.20%; 3 years, 9.98%; 5 years, 10.18%; 10 years, 7.15%; since inception, 9.75%; index: 1 year, 6.64%; 3 years, 10.50%; 5 years, 10.68%; 10 years, 7.62%; since ETF inception, 10.23%.

Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.
The Index
The index is a float-adjusted market capitalization total return index that is calculated, published and disseminated by the index sponsor, S&P Dow Jones Indices (“Dow Jones”). It is a subset of the Dow Jones U.S. Index, and is designed to represent real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. Stocks are selected for the index if they are contained in the index universe and if, based on their revenues, they have been classified into the Real Estate Supersector (8600) as defined by the proprietary classification system used by Dow Jones. Because the index is comprised primarily of REITs, the prices of the component stocks reflect changes in lease rates, vacancies, property development and transactions. The index is calculated in U.S. dollars on a total return (gross) basis. As of August 31, 2018, the index had 123 constituents.
Current Composition of the Index
As of August 31, 2018, the top ten constituents of the index and their relative weights in the index were as follows: American Tower Corp. A (6.12%), Simon Property Group A (5.27%), Crown Castle Intl Corp. (4.40%), ProLogis Inc. (3.93%), Equinix Inc. (3.22%), Public Storage (2.96%), Weyerhaeuser Co. (2.44%), Digital Realty Trust Inc. (2.38%), AvalonBay Communities Inc. (2.35%) and Equity Residential (2.32%).
Calculation and Dissemination
The closing values of the index are calculated on a 24-hour day that ends at 5:30 p.m. New York time and, following the determination of the previous day’s closing price, the index values for the current day are updated and disseminated on a real-time basis beginning at 5:30 p.m. whenever any of the exchanges represented in the index are open.
If trading in a stock is suspended while its market is open, the last traded price for that stock is used for all subsequent index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the index. Until a particular stock opens, its adjusted closing price from the previous day is used in the index computation.
If a market is closed due to an exchange holiday, the previous adjusted closing price for each of its index underlying assets, coupled with the most-recent intraday currency bid price, is used to determine the index’s current U.S. dollar value.
To be included in the index, a stock must be part of the index universe, defined as all stocks traded on major U.S. stock exchanges minus any non-common issues and illiquid stocks. Index candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and shares in business development companies (“BDCs”) are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible.
Each stock must also meet two separate liquidity criteria to be considered eligible for inclusion in the index. Stocks must have a 12-month median value traded ratio (MVTR) of at least 20% to be eligible, or at least 14% for current constituents to remain eligible. The MVTR for a stock is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing the result by its end-of-month float-adjusted market capitalization. The sum of the 12 monthly values is the MVTR for such stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12 to obtain the MVTR. In addition, stock must have a 6-month median daily traded value (MDVT) over the 6 months prior to the rebalancing reference date of at least $250,000 to be eligible, or at least $175,000 for current constituents to remain eligible. If a stock has traded for less than 6 months, the MDVT amount for as long as the stock has been trading is used.
After determination of the index universe, the index universe is then sorted by float-adjusted market capitalization and stocks in the top 95% of the index universe are categorized into 10 Industries, 19 Supersectors, 41 Sectors and 114 Subsectors as defined by a proprietary classification system used by Dow Jones. Segments are designed to capture the risk characteristics of a specific market by grouping together constituents that respond in similar ways to economic, political and environmental factors.
 The index level is calculated using a fraction, the numerator of which is the price of each stock in the index multiplied by the number of shares used in the index calculation (total shares outstanding times the IWF), and summed across all the stocks in the index. The denominator is the index divisor.

The Index Divisor
To assure that the index’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the index. Thus, the divisor plays a critical role in the index’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the index. In a similar manner, some corporate actions that cause changes in the market value of the stocks in an index should not be reflected in the index level. Adjustments are made to the divisor to eliminate the impact of these corporate actions. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.
Divisor adjustments are made “after the close” meaning that after the close of trading the closing prices are used to calculate the new divisor based on whatever changes are being made. It is, then, possible to provide two complete descriptions of the index – one as it existed at the close of trading and one as it will exist at the next opening of trading. If the same stock prices are used to calculate the index level for these two descriptions, the index levels are the same.
With prices constant, any change that changes the total market value included in the index will require a divisor change. For cataloging changes, it is useful to separate changes caused by the management of the index from those stemming from corporate actions of the constituent companies. Among those changes driven by index management are adding or deleting companies, adjusting share counts and changes to IWFs and other factors affecting share counts or stock prices.
When a company is added to or deleted from the index, the net change in the market value of the index is calculated and this is used to calculate the new divisor. The market values of stocks being added or deleted are based on the prices, shares outstanding, IWFs and any other share count adjustments.
There are a large range of different corporate actions ranging from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with a description of the adjustments, if any.

Corporate Action	Effects	Divisor Adjustments?
Company added/deleted	Net change in market value determines the divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes
Annual Reconstitution, Quarterly Reviews and Index Maintenance
The index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the investable weight factor (“IWF”), for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 5% are implemented as soon as possible; changes of less than 5% are implemented at the next annual review.
Generally, no companies are added to an index between annual reconstitutions except for initial public offerings and spinoffs. Any exceptions to this rule are announced with ample lead time. Any stocks considered for addition at the quarterly rebalance must have a float market cap larger than the smallest stock included in the index at the time of the previous reconstitution.
Changes in shares outstanding of less than 5% are accumulated and made quarterly in March, June, September and December. These changes, as well as any weight adjustments, are implemented at the opening of trading on the Monday following the third Friday of the quarterly update month.
The indices are also reviewed on an ongoing basis to account for corporate actions such as mergers, acquisitions, takeovers, delistings or bankruptcies. Changes to index composition and related weight adjustments are made as soon as they are effective. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.
Initial public offerings and new listings on eligible exchanges are added to at the next quarterly update if the new listing occurs on or before the final trading day of February, May, August or November and meets all other eligibility requirements. Spinoffs of index constituents are added to the index at a zero price at the market close on the day before the ex-date (with no divisor adjustment). If a spun-off company is determined not to be eligible to remain in the index, it will be removed after at least one day of regular way trading (with a divisor adjustment). Spinoffs are assigned the same size and style as the parent company at the time of the action. All spinoff sizes are evaluated at the next quarterly update.
Whenever possible, Dow Jones will announce changes in the index at least two business days prior to their implementation date.
If an index constituent is suspended by its primary market, it may be removed from the index at the discretion of the Index Committee. When this occurs, S&P Dow Jones Indices will use the best-available alternate pricing source to determine the value at which the company should be removed from the index.
Float Adjustment
A company’s outstanding shares are adjusted to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors, private equity, venture capital, special equity firms, publicly traded companies that hold shares in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by depositary banks, mutual funds, exchange-traded fund providers, asset managers, pension plans and other institutional investors, even if greater than 5% of the outstanding shares of a company, are generally included in the float-adjusted share count to be used in the index calculations, as they are deemed to be acting as investors and not involved with control of a company.
The index adjustment to reflect control holders is accomplished by calculating the IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares) / (total shares outstanding)
where available float shares are defined as total shares outstanding less shares held by control holders. In most cases, IWFs are reported to the nearest one percentage point.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® U.S. Real Estate ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® U.S. Preferred Stock ETF
The shares of the iShares® U.S. Preferred Stock ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the S&P U.S. Preferred Stock IndexTM (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NASDAQ under the ticker symbol “PFF”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was March 26, 2007.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.48% per annum of the average daily net assets of the funds less than or equal to $46.0 billion, plus 0.456% per annum of the average daily net assets of the funds on amounts in excess of $46.0 billion, up to and including $81.0 billion, plus 0.4332% per annum of the average daily net assets of the funds on amounts in excess of $81.0 billion, up to and including $111.0 billion, plus 0.4116% per annum of the average daily net assets of the funds on amounts in excess of $111.0 billion, up to and including $141.0 billion, plus 0.391% per annum of the average daily net assets of the funds on amounts in excess of $141.0 billion. As of June 30, 2018, the average daily expense ratio of the ETF was 0.47% per annum. For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended March 31, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/PFF.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without shareholder approval.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.
iShares® U.S. Preferred Stock ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
BECTON DICKINSON AND COMPANY	2.26%
GMAC CAPITAL TRUST I	1.96%
BARCLAYS BANK PLC	1.94%
CITIGROUP CAPITAL XIII	1.63%
WELLS FARGO & COMPANY	1.34%
CROWN CASTLE INTERNATIONAL CORP	1.26%
BLK CSH FND TREASURY SL AGENCY	1.25%
SEMPRA ENERGY	1.25%
PNC FINANCIAL SERVICES GROUP INC	1.15%
WELLS FARGO DEPOSITARY SHARES CO	1.12%
Total	15.16%

iShares® U.S. Preferred Stock ETF Weighting by Sector as of September 12, 2018*
Sector	Percentage (%)
Banks	34.88%
Diversified Financials	24.81%
Real Estate	14.10%
Insurance	10.18%
Telecommunications	0.81%
Utilities	3.20%
Energy	3.77%
Food Bevg Tobacco	1.86%
Capital Goods	1.03%
Commercial & Professional Services	0.52%
Transportation	0.74%
Tech Hardware & Equip	0.36%
Health Care Equipment & Services	2.26%
Media	0.14%
Cash and/or Derivatives	1.34%
Total	100.00%
* Percentages may not sum to 100% due to rounding.
iShares® U.S. Preferred Stock ETF Weighting by Country as of September 12, 2018*
Country	Percentage (%)
United States	90.32%
United Kingdom	4.06%
Netherlands	2.52%
Cash and/or Derivatives	1.34%
Other	1.75%
Total	99.99%
* Percentages may not sum to 100% due to rounding and the holding of cash and/or derivatives.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF generally will invest at least 90% of its assets in the component securities of the index and may invest up to 10% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of BlackRock Cash Funds, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities or other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of dividends or interest, tax gains or losses, changes to the index or the need to meet with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 2.69%; 3 years, 4.81%; 5 years, 6.20%; 10 years, 6.94%; since inception, 4.32%; index: 1 year, 2.99%; 3 years, 5.46%; 5 years, 6.79%; 10 years, 7.81%; since ETF inception, 4.81%.

Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The S&P U.S. Preferred Stock Index
The S&P U.S. Preferred Stock Index (Bloomberg ticker SPPREF) is managed by S&P Dow Jones Indices LLC (“S&P”) and is an index that represents the U.S. preferred stock market and is calculated with a float-adjusted market capitalization scheme, subject to a single issuer weight cap of 10%. Preferred stocks are a class of capital stock that pays dividends at a specified rate and has a preference over common stock in the payment of dividends and the liquidation of assets. In a float-adjusted market capitalization weighted index, constituents are weighted based on market capitalization, but the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies. The S&P U.S. Preferred Stock Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: us.spindices.com/indices/ fixed-income/sp-us-preferred-stock-index and spdji.com/.  We are not incorporating by reference the websites or any material they include in this prospectus supplement.
Eligibility for Inclusion in the Index
Selection for the index is comprised of U.S. traded preferred stocks that meet criteria relating to minimum size, liquidity, exchange listing and time to maturity. Preferred stocks trading on the NYSE (including NYSE Arca and NYSE Amex), the NASDAQ Global Select Market, the NASDAQ Select Market and the NASDAQ Capital Market are eligible to be included in the index. Over-the-counter bulletin board and unregistered securities are excluded. Preferred stocks issued by a company to meet its capital or financing requirements are eligible. These include floating, variable and fixed-rate preferreds, cumulative and non-cumulative preferreds, preferred stocks with a callable or conversion feature and trust preferreds. Some trust preferreds issued by a company to meet its capital requirements carry a brand name or moniker, which are included. However, structured products and brand name products issued by financial institutions that are packaged securities linked to indices, baskets of stocks or another company’s stock are excluded. Special ventures such as toll roads or dam operators may issue preferred-like securities, which are also excluded.
The following preferred stocks are eligible to be in the index: preferred stocks that do not have a mandatory conversion or scheduled maturity within the next 12 months; preferred stocks with market capitalization of greater than or equal to $100 million; preferred stocks that have traded more than 250,000 shares per month in each of the previous six months as of the rebalancing reference date (as defined below) (issues with fewer than six months of trading history will be evaluated over the available period and may be included should size and available trading history infer the issue will satisfy this requirement). Preferred stocks for which S&P cannot determine an indicated dividend yield are not eligible. There is no limit to the number of preferred stocks issued by a single company, however, a maximum weight of 10% is set per issuer. All eligible securities for an issuer are included in the index, with the aggregate weight capped on a pro rata basis to a maximum of 10% of the index market capitalization.
Current components meeting the following criteria will continue to be eligible for inclusion in the index: current components with market capitalization of greater than or equal to $75 million as of the rebalancing reference date (as defined below); current components that have traded more than 125,000 shares per month over each of the previous six months as of the rebalancing reference date (however, no current component is removed from the index for violating this volume requirement during the first 12 months following its addition to the index).
Preferred stocks for which S&P cannot determine an indicated dividend yield as of the rebalancing reference date are not eligible for inclusion in the index.
Current Composition of the Index
As of September 12, 2018, the index held stocks of companies in the following sub-industries (with their corresponding weights in the fund): financials (71.19%), real estate (13.05%), utilities (4.03%), telecommunications services (0.76%), energy (4.05%), health care (2.29%), industrials (2.17%), consumer staples (1.82%), information technology (0.35%) and consumer discretionary (0.28%).
As of September 12, 2018, the top ten constituents of the index and their relative weights in the index were as follows: Becton Dickinson & Co. Deposit Shs Repr 1/20th Cum Conv Pfd Registered Shs Series A (2.29%), GMAC CAP TR I GTD TR PFD-2 (1.99%), Barclays Bank Plc Adr Pfd Sr 5 (1.97%), Citigroup Cap XIII 7.875% TruPS (1.73%), Wells Fargo & Co Dep Shs Ser 8% Ser 'J' (1.53%), Sempra Energy 6 % Cum Conv Red Pfd Registered Shs 2017-15.01.21 Series A (1.28%), Crown Castle International Corp Cum Conv Pfd Registered Shs Series A (1.27%), Wells Fargo & Co Deposit Shs Repr 1/1000th 5.85 % Non-Cum Perp Pfd Shs A Series Q (1.26%), Citigroup Inc Deposit Shs Repr 1/1000th 6 7/8 % Non-Cum Perp Pfd Shs Series K (1.18%) and PNC Financial Services Group Inc DR (1.17%).

As of September 12, 2018, the countries of domicile included in the index and their relative weights were: United States (90.37%), United Kingdom (3.91%), Netherlands (2.54%), Germany (1.60%), China (0.49%), Bermuda (0.47%), Greece (0.43%) and Norway (0.18%).
Calculation of the Total Return of the Index
The index uses a float-adjusted market capitalization weighting subject to a single issuer weight cap of 10%, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. The constituents are weighted by float-adjusted market capitalization and at each rebalancing, all eligible securities for an issuer are included in the index, with the issuer’s aggregate weight capped on a pro rata basis to a maximum of 10% of the index market capitalization.
The ETF tracks the performance of the “total return” version of the index. The total return calculation begins with the price return of the index. The price return index value is derived from dividing the index market value by the index divisor.
The index market value is the sum of the product of the number of then-outstanding index shares for each index constituent multiplied by the price of such constituent’s shares.  The number of index shares for each constituent is equal to the float-adjusted outstanding shares number for such constituent. In calculating the float adjustment, S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, publicly traded companies that hold shares for control in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds, mutual funds, exchange traded fund providers, 401(k) plans of the company, government retirement and pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations, savings plans and investment plans) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.
The exclusion is accomplished by calculating an investable weight factor (IWF) for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by control holders. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
For issuers where the combined weight of all issues included in the index is greater than 10% of the index, such issuer’s combined initial weight in the index (and therefore float-adjusted outstanding shares) will be adjusted to equal 10% of the index.  All other issuer weights (and therefore float-adjusted outstanding shares) are increased proportionally.
The initial divisor was set to have a base index value of 1,000 on September 19, 2003 and has been adjusted from time to time, as described below, to minimize distortions introduced by the addition and removal of constituents.
In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing. Therefore, the divisor (after rebalancing) equals the index market value (after rebalancing) divided by the index value before rebalancing. The divisor keeps the index comparable over time and is one manipulation point for adjustments to the index, which we refer to as maintenance of the index.
Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Dividends are reinvested in the index after the close on the ex-date for such dividend. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next, the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.
Maintenance of the Index
The composition of the index is reviewed quarterly on each rebalancing date, which is the third Friday in January, April, July and October. Rebalancing occurs after the close of the rebalancing date. The reference date for additions and deletions is five business days prior to the first Friday of the rebalancing month (the rebalancing reference date). Additions occur only at the quarterly rebalancing. There are no intra-quarter additions. A constituent is deleted intra-quarter if it is called or undergoes mandatory conversion. Subject to market conditions, S&P will provide five days’ advance notice of a deletion. Should an existing constituent delist during the five-day notification period, it is removed at the closing price from its last day of trading. The quarterly rebalancing also results in deletions, if one or more constituents no longer meets continued eligibility requirements.

Adjustments are made to the index in the event of certain corporate actions relating to the stocks included in the index, such as rights offerings, stock splits and delisting from the primary exchange, as specified below.

The table below summarizes the types of index maintenance adjustments:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Shares called for cash or par value	If the issuer calls a constituent, it is removed from the index with a minimum of two days’ notice.	Yes
Shares called for conversion or automatically converted	The constituent is removed from the index at the time of the conversion with a minimum of two days’ notice.	Yes
Delisting from primary exchange
The constituent is removed from the index with a minimum of two days’ notice. If no primary exchange price is available, it is removed at the OTC or pink sheet price. If no OTC or pink sheet price is available, the security can be removed at a zero price at the discretion of the S&P Index Committee.
Yes
Special cash distribution	The price of the stock making the special payment is reduced by the per share special payment.	Yes
Rights offering on preferred share class	The price is adjusted to the Price of Parent shares minus (Price of Rights shares/Rights Ratio).	Yes
Preferred Stock Split	Index Shares are multiplied by and the price is divided by the split factor.	No
Issuance of additional shares for the preferred share class in the index	None. Shares are revised semiannually.	No
Partial call for cash or par value	On the redemption date, the constituent shares outstanding are reduced by the number of shares called and the constituent is adjusted to the call prices plus accrued interest.	Yes
 Recalculation Policy
S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed corporate event or a misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, the index manager may, at his or her discretion, recalculate the index without involving the index committee.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
 Calculations and Pricing Disruptions
Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unscheduled Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.
Market Disruption Intraday:
(i)
If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® U.S. Preferred Stock ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

The iShares® Nasdaq Biotechnology ETF
The shares of the iShares® Nasdaq Biotechnology ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the NASDAQ Biotechnology Index (the “index”).
●	Investment Advisor: BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NASDAQ under the ticker symbol “IBB”.
●	The company’s SEC CIK Number is 0000930667.
●	The ETF’s inception date was February 5, 2001.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.48% per annum of the aggregate net assets of the funds less than or equal to $121 billion, plus 0.456% per annum of the aggregate net assets of the funds on amounts in excess of $121 billion, up to and including $181 billion, plus 0.4332% per annum of the aggregate net assets of the funds on amounts in excess of $181 billion, up to and including $231 billion, plus 0.4116% per annum of the aggregate net assets of the funds on amounts in excess of $231 billion, up to and including $281 billion, plus 0.3910% per annum of the aggregate net assets in excess of $281 billion. As of June 30, 2018, the expense ratio of the ETF was 0.47% per annum.
For additional information regarding the company or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended March 31, 2018) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/IBB.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.
The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.
iShares® Nasdaq Biotechnology ETF Top Ten Holdings as of September 12, 2018
ETF Stock Issuer	Percentage (%)
BIOGEN INC	8.55%
AMGEN INC	8.21%
GILEAD SCIENCES INC	8.11%
CELGENE CORP	7.53%
ILLUMINA INC	6.16%
REGENERON PHARMACEUTICALS INC	4.78%
VERTEX PHARMACEUTICALS INC	4.28%
ALEXION PHARMACEUTICALS INC	3.22%
MYLAN NV	2.38%
BIOMARIN PHARMACEUTICAL INC	2.13%
Total	55.35%

iShares® Nasdaq Biotechnology ETF Weighting by Sector as of September 12, 2018*
Sector	Percentage (%)
Biotechnology	79.60%
Pharmaceuticals	10.46%
Life Sciences Tools & Services	9.10%
Health Care Technology	0.02%
Health Care Equipment	0.52%
Health Care Supplies	0.12%
Health Care Distributors	0.08%
Cash and/or Derivatives	0.09%
Total	99.99%
* Percentages may not sum to 100% due to rounding.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the ETF. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.
The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in other securities, including securities not in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to the index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Also, the ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s value of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 10.25%; 3 years, 2.55%; 5 years, 13.79%; 10 years, 15.85%; since inception, 7.83%; index: 1 year, 10.60%; 3 years, 2.85%; 5 years, 14.10%; 10 years, 16.14%; since ETF inception, 8.18%.
Industry Concentration Policy
The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.
The NASDAQ Biotechnology Index
The NASDAQ Biotechnology Index® (the “index”) is designed to track the performance of a set of securities listed on The NASDAQ Stock Market that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark (“ICB”). The index is calculated using a modified market capitalization-weighted methodology. The index is calculated, maintained and published by The NASDAQ OMX Group, Inc. (“index sponsor”). The base date for the index is November 1, 1993, with a base value of 200.00, as adjusted. We have derived all information contained in this document regarding the index from publicly available information. Additional information about the index is available on the following website: indexes.nasdaqomx.com/Index/Overview/NBI. We are not incorporating by reference the website or any material it includes in this prospectus supplement.
As of September 12, 2018, 87.00% of the securities included in the index were classified into the Biotechnology sector and 13.00% of the securities included in the index were classified into the Pharmaceuticals sector. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)
The top ten constituent stocks of the index as of September 12, 2018, by weight, are: Biogen Inc. (8.55%), Amgen Inc. (8.21%), Gilead Sciences, Inc. (8.12%), Celgene Corp. (7.54%), Illumina, Inc. (6.16%), Regeneron Pharmaceuticals Inc. (4.79%), Vertex Pharmaceuticals Inc. (4.28%), Alexion Pharmaceuticals Inc. (3.22%), Mylan NV Ordinary Shares (2.38%) and BioMarin Pharmaceutical Inc. (2.14%).
Construction of the NASDAQ Biotechnology Index
The index is a modified market capitalization-weighted index. Index composition is reviewed on an annual basis in December. First, the index sponsor determines which stocks meet the applicable eligibility criteria. The eligibility criteria is applied using market data through the end of October and is updated for total shares outstanding submitted in publicly filed documents via EDGAR through the end of November to determine security market capitalization.
Eligibility Criteria for Inclusion in the Index
To be eligible for inclusion in the index, a security must meet the following criteria:
●
the security’s U.S. listing must be exclusively listed on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the stock was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

●	the issuer of the security must be classified according to the Industry Classification Benchmark (ICB) as either biotechnology or pharmaceutical;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a market capitalization of at least $200 million. Market capitalization is determined by multiplying a stock’s last sale price by its total number of shares outstanding;
●	the security must have an average daily trading volume (“ADTV”) of at least 100,000 shares;
●	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the index;
●
the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn. This will be determined based upon a security issuer’s public filings with the SEC; and

●
the security must have “seasoned” on NASDAQ, NYSE or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing) as of the last trading day in October.

Index eligibility is limited to specific security types only. The security types eligible for the index include common stocks, ordinary shares, ADRs and shares of beneficial interest or limited partnership interests. For purposes of index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.
All securities meeting the above criteria are included in the index. Generally, the list of additions and deletions is publicly announced via a press release in the early part of December. Security additions and deletions are made effective after the close of trading on the third Friday in December. The final list of constituents included in the index, including any replacements made during the annual review, is made effective after the close of trading on the third Friday in December. Generally, the list of annual additions and deletions as a result of the annual review is publicly announced by the index sponsor via a press release in the early part of December, in conjunction with an announcement on the index sponsor’s website.
Calculation of the Total Return of the Index
The ETF tracks the performance of the “total return” version of the index. The index is a modified market capitalization-weighted index. The value of the index equals the index market value divided by the index divisor. The overall index market value is the aggregate of each index security’s market value, as may be adjusted for any corporate actions. An index security’s market value is determined by multiplying the last sale price by its index share weight, also known as “index shares”. In other words, the value of the index is equal to (i) the sum of the products of (a) the index shares of each of the index securities multiplied by (b) each such security’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the index.
In calculating the index, the divisor serves the purpose of scaling the aggregate value of each index share weight multiplied by such stock’s last sale price to a lower order of magnitude which is more desirable for index reporting purposes. The index divisor is calculated as the ratio of (i) the start of day market value of the index divided by (ii) the previous day index value.

The total return index reinvests cash dividends on the ex-date. The total return index was synchronized to the value of the price return index at the close on September 24, 2003.
The index is calculated in U.S. dollars during the U.S. market trading day based on the last sale price and are disseminated once per second from 09:30:01 until 17:16:00 ET. The closing value of the index may change up until 17:15:00 ET due to corrections to the last sale price of the index stocks. The official closing value of the index is ordinarily disseminated at 17:16:00 ET.
Index Maintenance
Changes to Index Constituents
Changes to the index constituents may be made during the annual evaluation. In addition, if at any time during the year other than the annual evaluation it is determined that an index security no longer meets the index eligibility criteria, or is otherwise determined to have become ineligible for continued inclusion in the index, the security is removed from the index and will not be replaced.
Ordinarily, a security will be removed from the index at its last sale price. The last sale price refers to the price at which a security last traded during regular market hours as reported on such security’s index market, which may be the NASDAQ Official Closing Price (NOCP). The index market is the index eligible stock market for which the security’s prices are received and used by the index sponsor for purposes of calculating the index.
If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the index security may, in the index sponsor’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the index security after the close of the market but prior to the time the official closing value of the index is disseminated, which is ordinarily 17:16:00 ET.
Divisor Adjustments
Ordinarily, whenever there is a change in index shares, a change in an index security or a change to the price of an index security due to certain corporate actions, including spin-offs, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the index which might otherwise be caused by any such change. All changes are announced in advance and are reflected in the index prior to market open on the index effective date.
Quarterly Index Rebalancing
On a quarterly basis, the index is rebalanced such that the maximum weight of any index security does not exceed 8% and no more than five securities are at that cap. The excess weight of any capped security is distributed proportionally across the remaining index securities. If after redistribution, any of the five highest ranked index securities are weighted below the 8% cap, these securities are not capped. Next, any remaining index securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining index securities. This process is repeated, if necessary, to derive the final weights.
Finally, to complete the rebalancing process, once the final weighting percentages for each index security have been set, the modified market capitalization weighting methodology is applied to the capitalization of each index security, using the last sale price of the security at the close of trading on the last day in February, May, August and November and after applying quarterly changes to the total shares outstanding. Index shares are then calculated by multiplying the weight of the security derived above by the new market value of the index, and dividing the modified market capitalization for each index security by its corresponding last sale price. Changes to the index shares will be made effective after the close of trading on the third Friday in March, June, September and December.
Corporate Actions and Index Adjustments
Aside from changes resulting from quarterly rebalancing, intra-quarter changes in index shares can also result from a change in an index security’s total shares outstanding that is greater than 10.0%. Changes in total shares outstanding are determined by an index stock issuer’s public filings with the SEC. Changes in the price and/or index shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are then adjusted by the same percentage amount by which the total shares outstanding have changed.

Special Cash Dividends. A dividend is considered “special” if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. Other nomenclature for a special dividend may include, but is not limited to, “extra”, “extraordinary”, “non-recurring”, “one-time” and “unusual”. The price of the index stock in the index is adjusted for the amount of the special cash dividend.
As discussed above, ordinarily whenever there is a change in index shares, a change in an index security or a change to the price of an index security due to spin-offs, rights issuances or special cash dividends, the divisor is adjusted.
Discretionary Adjustments
In addition to the above, the index sponsor may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure index integrity.
Market Disruption Events
If trading in an index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open.
Corrections and Calculations
The closing value of the index may change up until 17:15:00 ET due to corrections to the last sale price of the index securities. In the event that a change has been made to the index intraday, the index sponsor will make an announcement describing such change. In the event an index calculation has been corrected retroactively, an announcement will be provided.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. The daily historical closing prices in the graph below have been adjusted for a 3-for-1 stock split that became effective after the market close on November 30, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® Nasdaq Biotechnology ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

The SPDR® S&P® Oil & Gas Exploration & Production ETF
The shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “ETF”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.
●	The ETF seeks investment results which correspond generally to the total return performance, before fees and expenses, of the index.
●	The index it tracks is the S&P Oil & Gas Exploration & Production Index (the “index”).
●	Investment Advisor: SSGA Funds Management, Inc. (“SSGA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “XOP”.
●	The trust’s SEC CIK Number is 0001064642.
●	The inception date was June 19, 2006.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the SPDR® website, without independent verification. SSGA is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets at an annual rate of 0.35% of the average daily net assets of the ETF. From time to time, SSGA may waive all or a portion of its fee, although it does not currently intend to do so. SSGA pays all expenses of the ETF other than the management fee, brokerage expenses, taxes, interest, fees and expenses of the independent trustees (including any trustee’s counsel fees), litigation expenses, acquired fund fees and expenses and other extraordinary expenses. As of June 30, 2018, the gross expense ratio of the ETF was 0.35% per annum.
For additional information regarding the trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended June 30, 2018) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at spdrs.com/product/fund.seam?ticker=XOP. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the index. The ETF uses a representative sampling strategy to try to achieve its investment objective, which means that the ETF is not required to purchase all of the securities represented in the index. Instead, the ETF may purchase a subset of the securities in the index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index. Under normal market conditions, the ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the index. The ETF will provide shareholders with at least 60 days’ notice prior to any change in this 80% investment policy. In addition, the ETF may invest in equity securities not included in the index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF. For example, the ETF may make larger than normal investments in derivatives to maintain exposure to the index if it is unable to invest directly in a component security.
The board may change the ETF’s investment strategy, index and other policies without shareholder approval. The board may also change the ETF’s investment objective without shareholder approval.
The ETF’s Holdings and Industrial Sector Classifications
The ETF holds stocks of companies in the oil and gas exploration and production segment of the S&P Total Market Index. As of September 12, 2018, the ETF held stocks of companies in the following sub-industries (with their corresponding weights in the ETF): oil & gas exploration & production (79.10%); oil & gas refining & marketing (15.79%) and integrated oil & gas (5.11%).
As of September 12, 2018, the top ten constituents of the ETF and their relative weights in the ETF were as follows: SM Energy Company (2.40%), Matador Resources Company (2.35%), Centennial Resource Development Inc. Class A (2.27%), Energen Corporation (2.21%), Callon Petroleum Company (2.11%), Concho Resources Inc. (2.00%), PBF Energy Inc. Class A (1.98%), Andeavor (1.97%), Denbury Resources Inc. (1.97%) and Apache Corporation (1.95%).

Correlation
Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index, and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions. SSGA may attempt to replicate the index return by investing in fewer than all of the securities in the index, or in some securities not included in the index, potentially increasing the risk of divergence between the ETF’s return and that of the index.
As of August 31, 2018, the SPDR® website gave the following performance figures for the market value return of the ETF’s shares (which is based on the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the ETF are listed for trading, as of the time that the ETF's NAV is calculated, and is before tax) and the index return (in each case on an annualized basis):
Period	1 year	3 years	5 years	10 years	Since inception*
ETF's shares	41.37%	4.55%	-6.37%	-1.61%	2.72%
Index	41.85%	4.75%	-6.30%	-1.47%	2.89%
*June 19, 2006.
Industry Concentration Policy
The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries. By focusing its investments in a particular industry or sector, financial, economic, business, and other developments affecting issuers in that industry, market, or economic sector will have a greater effect on the ETF than if it had not focused its assets in that industry, market, or economic sector, which may increase the volatility of the ETF.
Share Prices and the Secondary Market
The trading prices of shares of the ETF will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading prices of the ETF’s shares may differ (and may deviate significantly during periods of market volatility) from the ETF’s daily net asset value. The indicative optimized portfolio value (“IOPV”) of the shares of the ETF is disseminated every fifteen seconds throughout the trading day by NYSE Arca. The IOPV calculations are based on estimates of the value of the ETF’s net asset value per share using market data converted into U.S. dollars at the current currency rates and is based on quotes and closing prices from the securities’ local market and may not reflect events that occur subsequent to the local market’s close. Premiums and discounts between the IOPV and the market price may occur. This should not be viewed as a “real-time” update of the net asset value per share of the ETF, which is calculated only once a day. In addition, the issuance or redemption of ETF shares to or from certain institutional investors, which are done only in large blocks of at least 50,000, may cause temporary dislocations in the market price of the shares.
The Underlying Index
The S&P Oil & Gas Exploration & Production Select Industry Index (Bloomberg ticker SPSIOPTR) is managed by S&P Dow Jones Indices LLC (“S&P”) and is a modified equal-weighted index that is designed to measure the performance of stocks in the S&P Total Market Index that both (i) are classified under the Global Industry Classification Standard (“GICS®”) in the integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing sub-industries and (ii) satisfy certain liquidity and market capitalization requirements. The S&P Total Market Index tracks all eligible U.S. common stocks listed on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA, Bats EDGX and IEX. The index is one of the 21 sub-industry sector indices S&P maintains that are derived from a portion of the stocks comprising the S&P Total Market Index. An equal-weighted index is one where every stock, or company, has the same weight in the index. As such, the index must be rebalanced from time to time to re-establish the proper weighting.
Eligibility for Inclusion in the Index
Selection for the index is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. In addition, only U.S. companies are eligible for inclusion in the index. GICS® classifications are determined by S&P using criteria it has selected or developed. Index and classification system sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed only in one sector. As a result, sector comparisons between indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

To qualify for membership in the index, at each quarterly rebalancing a stock must satisfy the following criteria: (i) be a member of the S&P Total Market Index; (ii) be assigned to the integrated oil & gas, oil & gas exploration & production or oil & gas refining and marketing sub-industry; and  (iii) meet one of the following float-adjusted market capitalization (FAMC) and float-adjusted liquidity ratio (FALR) requirements: (a) be a current constituent of the index and have a FAMC greater than or equal to $300 million and have a FALR greater than or equal to 50%; (b) have an FAMC greater than or equal to $500 million and a FALR greater than or equal to 90%; or (c) have an FAMC greater than or equal to $400 million and a FALR greater than or equal to 150%. The FALR is defined as the dollar value traded over the previous 12 months divided by the FAMC as of the index’s rebalancing reference date.
All stocks in the related GICS® sub-industries satisfying the above requirements are included in the index and the total number of stocks in the index should be at least 35. If there are fewer than 35 stocks in the index, the market capitalization requirements may be relaxed to reach at least 22 stocks.
With respect to liquidity, the length of time to evaluate liquidity is reduced to the available trading period for companies that recently became public or companies that were spun-off from other companies, the stocks of which therefore do not have 12 months of trading history.
Current Composition of the Index
As of September 12, 2018, the index held stocks of companies in the following sub-industries (with their corresponding weights in the ETF): oil & gas exploration & production (79.10%), oil & gas refining & marketing (15.79%) and integrated oil & gas (5.11%).
As of September 12, 2018, the top ten constituents of the index and their relative weights in the index were as follows: SM Energy Company (2.40%), Matador Resources Company (2.36%), Centennial Resource Development Inc. Class A (2.27%), Energen Corporation (2.21%), Callon Petroleum Company (2.11%), Concho Resources Inc. (2.00%), PBF Energy Inc. Class A (1.98%), Andeavor (1.97%), Denbury Resources Inc. (1.97%) and Apache Corporation (1.95%).
Calculation of the Total Return of the Index
The ETF tracks the performance of the “total return” version of the index. The total return calculation begins with the price return of the index. The price return index is calculated as the index market value divided by the divisor. In an equal-weighted index like the index, the market capitalization of each stock used in the calculation of the index market value is redefined so that each stock has an equal weight in the index on each rebalancing date. The adjusted market capitalization for each stock in the index is calculated as the product of the stock price, the number of shares outstanding, the stock’s float factor and the adjustment factor.
A stock’s float factor refers to the number of shares outstanding that are available to investors. S&P indices exclude shares closely held by control groups from the index calculation because such shares are not available to investors. For each stock, S&P calculates an Investable Weight Factor (IWF) which is the percentage of total shares outstanding that are included in the index calculation.
The adjustment factor for each stock is assigned at each rebalancing date and is calculated by dividing a specific constant set for the purpose of deriving the adjustment factor (often referred to as modified index shares) by the number of stocks in the index multiplied by the float adjusted market value of such stock on such rebalancing date.
Adjustments are also made to ensure that no stock in the index will have a weight that exceeds the value that can be traded in a single day for a theoretical portfolio of $2 billion. Theoretical portfolio values are reviewed annually and any updates are made at the discretion of the index committee, as defined below. The maximum basket liquidity weight for each stock in the index will be calculated using the ratio of its three-month median daily value traded to the theoretical portfolio value of $2 billion. Each stock’s weight in the index is then compared to its maximum basket liquidity weight and is set to the lesser of (1) its maximum basket liquidity weight or (2) its initial equal weight. All excess weight is redistributed across the index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the index has a weight greater than 4.5%. No further adjustments are made if the latter step would force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. If the index contains exactly 22 stocks as of the rebalancing effective date, the index will be equally weighted without basket liquidity constraints.
If a company has more than one share class line in the S&P Total Market Index, such company will be represented once by the designated listing (generally the share class with both (i) the highest one-year trading liquidity as defined by median daily value traded and (ii) the largest FAMC). S&P reviews designated listings on an annual basis and any changes are implemented after the close of the third Friday in September. The last trading day in July is used as the reference date for the liquidity and market capitalization data in such determination. Once a listed share class line is added to the index, it may be retained in the index even though it may appear to violate certain constituent addition criteria. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line will be considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

The index is calculated by using the divisor methodology used in all S&P equity indices. The initial divisor was set to have a base value of 1,000 on December 17, 1999. The index level is the index market value divided by the index divisor. In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing. Therefore, the divisor (after rebalancing) equals the index market value (after rebalancing) divided by the index value before rebalancing. The divisor keeps the index comparable over time and is one manipulation point for adjustments to the index, which we refer to as maintenance of the index.
Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Dividends are reinvested in the index after the close on the ex-date for such dividend. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next, the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.
Maintenance of the Index
The composition of the index is reviewed quarterly. Rebalancing occurs after the closing of the relevant U.S. trading markets on the third Friday of the month ending that quarter. The reference date for additions and deletions is after the closing of the last trading day of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. Existing stocks in the index are removed at the quarterly rebalancing if either their FAMC falls below $300 million or their FALR falls below 50%. A stock will also be deleted from the index if the S&P Total Market Index deletes that stock. Stocks are added between rebalancings only if a company deletion causes the number of stocks in the index to fall below 22. The newly added stock will be added to the index at the weight of the deleted stock. If the stock was deleted at $0.00, the newly added stock will be added at the deleted stock’s previous day’s closing value (or the most immediate prior business day that the deleted stock was not valued at $0.00) and an adjustment to the divisor will be made (only in the case of stocks removed at $0.00). At the next rebalancing, the index will be rebalanced based on the eligibility requirements and equal-weight methodology discussed above.
In the case of GICS® changes, where a stock does not belong to the oil & gas exploration & production sub-industry or another qualifying sub-industry after the classification change, it is removed from the index on the next rebalancing date. In the case of a spin-off, the spin-off company will be added to the index at a zero price after the close of trading on the day before the ex-date. In general and subject to certain exceptions, both the parent company and spin-off companies will remain in the index until the next index rebalancing. In the case of a merger involving two index constituents, the merged entity will remain in the index provided that it meets all general eligibility requirements.  The merged entity will be added to the index at the weight of the stock deemed to be the surviving stock in the transaction. The surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities.
Adjustments are made to the index in the event of certain corporate actions relating to the stocks included in the index, such as spin-offs, rights offerings, stock splits and special dividends, as specified below.
The table below summarizes the types of index maintenance adjustments:
Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Spin-Off
In general and subject to certain exceptions, both the parent stock and spin-off stocks will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index.
No
Rights Offering
Price is adjusted to equal (i) price of parent company minus (ii) price of rights subscription divided by the rights ratio. Index shares change so that the company’s weight remains the same as its weight before the rights offering.
No
Stock split (e.g., 2-for-1), stock dividend or reverse stock split	Index shares multiplied by split factor (i.e., 2); stock price divided by split factor (i.e., 2).	No
Share issuance or share repurchase	None.	No
Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Index Committee
The Americas Thematic and Strategy Index Committee (the “index committee”) maintains the index and consists of full-time professional members of S&P staff. At regular meetings, the index committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for additions to the index and any significant market events.  The index committee may also revise index policy, such as the rules for selecting constituents, the treatment of dividends, share counts or other matters.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.
Market Disruption Intraday:
(i)
If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of SPDR® S&P® Oil and Gas Exploration & Production ETF
“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The offered notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the offered notes.

SPDR® Gold Trust
The SPDR® Gold Trust (the “trust”) issues SPDR® Gold Shares, which represent units of fractional undivided beneficial interest in and ownership of the trust (the “shares”). The trust holds gold bars and intends for its shares to reflect the performance of the price of gold bullion minus the trust’s expenses and fees. The shares trade under the ticker symbol “GLD” on the NYSE Arca.
We have derived all information regarding the trust and the shares contained in this prospectus supplement from publicly available information without independent verification. For additional information regarding the trust, please consult the reports (including the annual report on Form 10-K for the fiscal year ended September 30, 2017) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov and can be located by reference to SEC CIK number 0001222333. Additional information regarding the trust may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® Gold Shares website at spdrgoldshares.com. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
The Trust
The SPDR® Gold Trust is an investment trust, formed on November 12, 2004, that holds gold bars and is expected from time to time to issue blocks of 100,000 trust shares (called baskets) in exchange for deposits of gold and to distribute gold in connection with redemptions of baskets.
The trust’s sponsor is World Gold Trust Services, LLC, a Delaware limited liability company, which is wholly-owned by the World Gold Council, a not-for-profit association registered under Swiss law. The sponsor established the trust and generally oversees the performance of the trustee and the trust’s principal service providers, but does not exercise day-to-day oversight. The sponsor may remove the trustee and appoint a successor in certain circumstances.
The trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The trustee is generally responsible for the day-to-day administration of the trust. This includes selling the trust’s gold as needed to pay the trust’s expenses (gold sales are expected to occur approximately monthly in the ordinary course), calculating the net asset value (“NAV”) of the trust and the NAV per trust share, receiving and processing orders from authorized participants to create and redeem baskets and coordinating the processing of such orders with the custodian and The Depository Trust Company and monitoring the custodian. The trustee determines the NAV of the trust on each day that the NYSE Arca is open for regular trading, at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the London Bullion Market Association (the “LBMA”), administered by the ICE Benchmark Administration, which starts at 3:00 PM London, England time (known as the “LBMA Gold Price PM”), or (ii) 12:00 PM New York time. The LBMA Gold Price is determined by participants in a physically settled, electronic and tradable auction. The LBMA Gold Price replaced the previously established London PM Gold Fix on March 20, 2015. The NAV of the trust is the aggregate value of the trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the trust’s NAV, the trustee values the gold held by the trust based on the LBMA Gold Price PM for an ounce of gold. The trustee also determines the NAV per trust share.
The custodian is HSBC Bank plc. The custodian is responsible for the safekeeping of the trust’s gold bars transferred to it in connection with the creation of baskets. The custodian also facilitates the transfer of gold in and out of the trust through gold accounts it maintains for authorized participants and the trust. The custodian is a market maker, clearer and approved weigher under the rules of the LBMA.
Shareholders of the trust have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the shares outstanding may vote to remove the trustee. The trustee may terminate the trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding shares. In addition, certain amendments to the trust indenture require 51% or unanimous consent of the shareholders.
The trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under that act. The trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936 (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The trust is not a commodity pool for purposes of the CEA, and none of the sponsor, the trustee or the marketing agent, State Street Global Advisors Funds Distributors, LLC, is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the shares.

Investment Objective
The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The sponsor believes that, for many investors, the shares represent a cost-effective investment in gold. The sponsor intends the shares to offer investors an opportunity to participate in the gold market through an investment in securities without the logistics of buying, storing and insuring gold. The trust has no fixed termination date and will terminate upon the occurrence of a termination event listed in the trust indenture.
The trust indenture provides for distributions to shareholders in only two circumstances. First, if the trustee and the sponsor determine that the trust’s cash account balance exceeds the anticipated expenses of the trust for the next 12 months and the excess amount is more than $0.01 per share outstanding, they shall direct the excess amount to be distributed to the shareholders. Second, if the trust is terminated and liquidated, the trustee will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the trustee shall determine. Shareholders of record on the record date fixed by the trustee for a distribution will be entitled to receive their pro rata portion of any distribution.
Creation and Redemption of the Shares of the Trust
The trust creates and redeems its shares from time to time, but only in one or more baskets (a basket equals a block of 100,000 trust shares). The creation and redemption of baskets requires the delivery to the trust or the distribution by the trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of trust shares included in the baskets being created or redeemed. The initial amount of gold required for deposit with the trust to create shares for the period from the formation of the trust to the first day of trading of the trust shares on the NYSE was 10,000 ounces per basket. The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the trust’s expenses and the sale of the trust’s gold to pay the trust’s expenses. Baskets may be created or redeemed only by an authorized participant, which is a person who is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, is a participant in the Depository Trust Company system, has entered into an agreement with the sponsor and the trustee which provides the procedures for the creation and redemption of baskets and for the delivery of the gold and any cash required for such creations and redemptions and has established an unallocated gold account with the custodian. Authorized participants pay a transaction fee for each order to create or redeem baskets and may sell the shares included in the baskets they create to other investors.
Termination Events
The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the trust at any time if the NAV of the trust is less than $350 million (as adjusted over time for inflation). The sponsor may also direct the trustee to terminate the trust if the CFTC determines that the trust is a commodity pool under the CEA. The trustee may also terminate the trust upon the agreement of trust shareholders owning at least 66⅔% of the outstanding trust shares.
In addition, the trustee will terminate and liquidate the trust if one of the following events occurs:
●	The Depository Trust Company, the securities depository for the shares of the trust, is unwilling or unable to perform its functions under the trust indenture and no suitable replacement is available;
●
The shares of the trust are de-listed from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the NASDAQ Stock Market within five business days from the date the shares of the trust are de-listed;

●	The NAV of the trust remains less than $50 million for a period of 50 consecutive business days;
●	The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;
●	The trustee resigns or is removed and no successor trustee is appointed within 60 days;
●	The custodian resigns and no successor custodian is appointed within 60 days;
●	The sale of all of the trust’s assets;
●	The trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or
●	The maximum period for which the trust is allowed to exist under New York law ends.
Upon the termination of the trust, the trustee will, within a reasonable time after the termination of the trust, sell the trust’s gold bars and, after paying or making provision for the trust’s liabilities, distribute the proceeds to the shareholders of the trust.

Valuation of Gold and NAV
As of 3:00 PM London time on each day that the NYSE Arca is open for regular trading or, if no LBMA Gold Price PM is determined at 3:00 PM London time on such day or the LBMA Gold Price PM has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day, the trustee values the gold held by the trust and determines both the adjusted NAV and the NAV of the trust. The trustee values the trust’s gold on the basis of that day’s LBMA Gold Price PM or, if no LBMA Gold Price PM is determined on such day or has not been announced by the valuation time, the next most recent LBMA Gold Price (AM or PM) determined prior to that time is used, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for valuation. In the event the trustee and the sponsor determine that the LBMA Gold Price PM or last prior LBMA Gold Price (AM or PM) is not an appropriate basis for valuation of the trust’s gold, they shall identify an alternative basis for such valuation to be employed by the trustee. Once the value of the gold has been determined, the trustee subtracts all estimated accrued fees (other than the fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the trust), expenses and other liabilities of the trust from the total value of the gold and all other assets of the trust (other than any amounts credited to the trust’s reserve account, if established). The resulting figure is the adjusted NAV of the trust. The adjusted NAV of the trust is used to compute the fees of the sponsor, the trustee and the marketing agent. To determine the trust’s NAV, the trustee subtracts the amount of estimated accrued fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust and to the value of the gold held by the trust from the adjusted NAV of the trust. The resulting figure is the NAV of the trust. The trustee also determines the NAV per trust share by dividing the NAV of the trust by the number of the trust shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any trust shares created or redeemed on such evaluation day).
The shares may trade at, above or below the NAV per share. The NAV per share fluctuates with changes in the market value of the trust’s assets. The trading price of the shares fluctuates in accordance with changes in the NAV per share as well as market supply and demand.
Expenses and Fees
The trust’s only recurring fixed expense is the sponsor’s fees which accrue daily at an annual rate equal to 0.40% of the daily NAV. In exchange for the sponsor’s fee, the sponsor has agreed to pay all ordinary fees and expenses of the trust (which include the fees and expenses of the trustee and the fees and expenses of the custodian for the custody of the trust’s gold bars), the fees and expenses of the sponsor, certain taxes, the fees of the marketing agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses. In order to pay the trust’s expenses, the trustee sells gold held by the trust on an as needed basis. Each sale of gold by the trust is a taxable event to shareholders of the trust.
Additionally, if the trust incurs unforeseen expenses that cause the total ordinary expenses of the trust to exceed 0.70% per year of the daily adjusted NAV of the trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily adjusted NAV of the trust, even after the sponsor and the marketing agent have completely waived their combined fees of 0.30% per year of the daily adjusted NAV of the trust.
The trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the adjusted NAV of the trust, subject to a minimum fee of $500,000 and a maximum fee of $2,000,000 per year. The custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the trust and 0.06% of the average daily aggregate value of all gold held in the trust in excess of 4.5 million ounces.
Understanding the LBMA Gold Price
Although the market for physical gold is global, most over the counter market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.
ICE Benchmark Administration (“IBA”), on behalf of the LBMA, has assumed responsibility for establishing the LBMA Gold Price as of March 20, 2015.  In April 2017, the IBA introduced central clearing to the gold auction. Central clearing removes the need for firms to have large bilateral credit lines in place with each other in order to become a direct participant. This opens up the auction to a broader cross section of the market and also facilitates greater volume in the auction.
IBA operates electronic auctions for spot, unallocated Loco London gold (gold bullion that is physically held in London), providing a market-based platform for buyers and sellers to trade. The auctions are run at 10:30am and 3:00pm London time. The final auction price is published to the market as LBMA Gold Price AM and LBMA Gold Price PM.

The price formation for the gold auction is in USD only. The final price is converted into the benchmark in other currencies including: Australian Dollars; British Pounds, Canadian Dollars, Euros, Onshore and Offshore Yuan, Indian Rupees, Japanese Yen, Malaysian Ringgit, Russian Rubles, Singapore Dollars, South African Rand, Swiss Francs, New Taiwan Dollars, Thai Baht and Turkish Lira. The benchmarks in other currencies are not tradeable directly through the auction.
The methodology is reviewed by the Precious Metals Oversight Committee as documented in its Terms of Reference. The frequency of reviews is set by the Oversight Committee through its Calendar of Agenda Items.
The auctions run in rounds of 30 seconds. At the start of each round, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen and the system checks to see if the difference between buying and selling (the imbalance) is within the imbalance threshold (normally 10,000 oz. for gold).
If the imbalance is outside of the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished and the price is set. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in) and the net volume for each participant trades at the final price. The final price is then published as the LBMA Gold Price in US Dollars and also converted into the benchmarks in other currencies using foreign exchange rates from when the final round ended.
The prices during the auction are determined by an algorithm that takes into account current market conditions and the activity in the auction. Each auction is actively supervised by IBA staff.
If the IBA discovers an error during an auction round, the auction round could be stopped and restarted. If the IBA makes an error in an auction which is discovered after an auction is finished, the auction could not be rerun, but the IBA could replace the published auction price with a No Publication. If a participant makes an error which is discovered after an auction is finished, the auction could not be rerun. If fewer than three direct participants are present for the auction and the IBA therefore publishes a price without conducting an auction but the IBA publishes an incorrect price, the incorrect price could be amended if the error were discovered within 30 minutes after publication. If the IBA publishes an incorrect non-USD price, the incorrect non-USD price could be amended if the error were discovered within 30 minutes after publication.
As of August 31, 2018, the SPDR® website reported the following annual returns on the market price of the trust’s shares and the price of gold (determined by the London PM Fix through March 19, 2015).  The market price returns shown account for changes in the mid-point of the bid and ask prices at the time the NAV of the trust is calculated on the relevant date. Trust shares: 1 year, -9.78%; 3 years, 1.42%; 5 years, -3.35%; 10 years, 3.34%; since ETF inception, 6.98%; gold: 1 year, -8.33%; 3 years, 1.94%; 5 years, -2.92%; 10 years, 3.74%; since ETF inception, 7.53%.

Historical Closing Prices of the Trust’s Shares
The closing price of shares of the trust has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant trust closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the trust over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the trust from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of SPDR® Gold Trust
“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® TIPS Bond ETF
The shares of the iShares® TIPS Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.
●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.
●	The index it tracks is the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “index”).
●	Investment Advisor: BlackRock ETF Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “TIP”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s launch date was December 4, 2003.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”). The management fee for the ETF equals the ratio of the ETF’s net assets over the aggregate net assets of the ETF multiplied by the amount calculated as follows: 0.2000% per annum of the aggregate net assets less than or equal to $121.0 billion; plus 0.1900% per annum of the aggregate net assets over $121.0 billion up to and including $181.0 billion; plus 0.1805% per annum of the aggregate net assets over $181.0 billion up to and including $231.0 billion; plus 0.1715% per annum of the aggregate net assets over $231.0 billion up to and including $281.0 billion; plus 0.1630% per annum of the aggregate net assets in excess of $281.0 billion. As of June 30, 2018, the expense ratio of the ETF was 0.20% per annum.
For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended April 30, 2018) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TIP.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.
Investment Objective and Strategy
The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.
BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.
The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings
The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.
iShares® TIPS Bond ETF Top Ten Holdings as of September 12, 2018
Treasury Inflation-Protected Note	Percentage (%)
0.13% due 4/15/2021	9.43%
0.13% due 4/15/2020	8.61%
0.63% due 1/15/2026	7.02%
0.13% due 7/15/2024	6.23%
0.38% due 7/15/2025	5.71%
0.13% due 7/15/2026	4.80%
0.13% due 1/15/2023	4.08%
0.25% due 1/15/2025	3.84%
0.13% due 1/15/2022	3.76%
0.13% due 4/15/2019	3.68%
Total	57.16%
The following table displays additional information about the bonds held by the ETF as of September 12, 2018. We obtained the information in the table below from the iShares® website without independent verification.
Weighted average maturity	8.24 years
Weighted average coupon	0.62%
Effective duration	7.57 years
Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates. Real modified duration is a measure of the potential responsiveness of an inflation-linked bond or portfolio price to small parallel shifts in real interest rates (as opposed to nominal interest rates).
As of September 12, 2018, the ETF’s holdings were comprised of 39 U.S. Treasury bonds (99.83% of holdings) and cash and/or derivatives (0.17% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.
Tracking Error
The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of distributions, tax gains or losses, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.
As of August 31, 2018, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares and the returns shown account for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  ETF shares: 1 year, 0.62%; 3 years, 2.06%; 5 years, 1.78%; 10 years, 2.86%; since inception, 3.86%; index: 1 year, 0.83%; 3 years, 2.20%; 5 years, 1.88%; 10 years, 3.03%; since ETF inception, 4.02%.
The Index
The index is administered by Bloomberg Index Services Limited (the “index administrator”), which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the Consumer Price Index (the “CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The index is calculated in U.S. dollars on a total return (gross) basis.

The index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment grade using the middle rating of Moody’s, S&P and Fitch, and have $500 million or more par amount outstanding. In determining index eligibility, Federal Reserve purchases and sales in open market operations of U.S. Treasuries are deducted from the total amount outstanding using data made publicly available on the Federal Reserve Bank of New York website. New issuances bought at auction by the Federal Reserve do not enter the index, and net secondary market purchases/sales are adjusted at each month-end with a one-month lag.
In addition, the securities must be denominated in U.S. dollars and bear interest at a fixed rate. The index does not include certain issues, such as Treasury bills, bellwether securities, or coupon issues that have been stripped from bonds. The securities in the index are updated on the last calendar day of each month.
Rebalancing the Index. The index is rebalanced at each month-end, and this represents the fixed set of bonds on which index returns are calculated for the ensuing month, which is referred to as the “returns universe”.  While intra-month changes are not made to the returns universe, there is a second universe of stocks kept for the index, the “projected universe”, where indicative intra-month changes to securities (credit rating change, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected on a daily basis. These changes will affect the composition of the returns universe at month-end when the index is rebalanced, and the projected universe becomes the returns universe. Eligible securities issued, but not necessarily settled, on or before the month-end rebalancing date qualify for immediate inclusion in the projected universe and inclusion in the returns universe the following month, so long as required security reference information and pricing are readily available.
Intra-month cash flows. Intra-month cash flows from interest and principal payments contribute to monthly index returns, but the cash itself does not generate its own partial month return. However, at each rebalancing, accumulated cash is stripped out of the index and is effectively reinvested into the index for the following month, so that index results over two or more months reflect monthly compounding.
Calculation. The amount outstanding reported for the TIPS is equal to the notional par value of each TIP.  The notional amount is adjusted on a monthly basis in the projected universe for government purchases and sales for Federal Reserve SOMA account conducted in the previous month, and the adjustments are reflected in the returns universe in the following month. When a new TIPS is issued or an existing issue is reopened, the initial par amount outstanding is reduced for any issuance bought by the Federal Reserve at auction.
The “index ratio” is used as a multiplier to adjust the nominal principal and coupon payments of the security, so that their real values remain unchanged. The index ratio is generally the ratio of the CPI to the base CPI.  Each security has its own unique base CPI, depending on when it was issued. Therefore, the index ratio differs for each bond.
The index ratio is used to calculate the inflated price and the inflated accrued interest of the securities held in the index. The market value of the index is equal to (inflated price + inflated accrued interest) / 100) * amount outstanding.
Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the US TIPS (Series-L) Index factsheet available at bloombergindices.com/bloomberg-barclays-indices-resources/. We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Historical Closing Prices of the ETF’s Shares
The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately ten years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than ten years from the date hereof or otherwise).
You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this prospectus supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.
The graph below shows the daily historical prices of the shares of the ETF from September 26, 2008 through September 27, 2018. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.
Historical Performance of iShares® TIPS Bond ETF
“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

THE NOTIONAL INTEREST RATE

The money market position is included in the cash equivalent asset class and reflects the notional return accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at a rate determined by reference to the notional interest rate, which is the notional interest rate.
The graph below illustrates the historical levels of the 3-month USD LIBOR rate for the period shown below. The level of the 3-month USD LIBOR rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the 3-month USD LIBOR rate during the period shown below is not an indication that the level of the 3- month USD LIBOR rate is more or less likely to increase or decrease at any time during the life of the notes. See “U.K. Regulators Will No Longer Persuade or Compel Banks to Submit Rates for Calculation of LIBOR After 2021; Interest Rate Benchmark May Be Discontinued” and “Additional Risk Factors Specific to Your Notes — Regulation and Reform of “Benchmarks”, Including LIBOR and Other Types of Benchmarks, May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted” for more information about 3-month USD LIBOR.
You should not take the historical level of the 3-month USD LIBOR rate as an indication of future levels of the 3-month USD LIBOR rate.
Neither we nor any of our affiliates make any representation to you as to the performance of the 3-month USD LIBOR rate. The actual levels of the 3-month USD LIBOR rate during the term of the notes may bear little relation to the historical levels of the 3-month USD LIBOR rate shown below.
The graph below shows the daily historical levels of the 3-month USD LIBOR rate from September 26, 2008 through September 27, 2018. We obtained the 3-month USD LIBOR rates shown in the graph below from Reuters, without independent verification.
Historical Performance of 3 Month USD LIBOR
The notes are not sponsored, endorsed, sold or promoted by ICE Benchmark Administration and ICE Benchmark Administration makes no representation regarding the advisability of investing in the notes.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.
The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a regulated investment company;
●	a life insurance company;
●	a tax-exempt organization;
●	a partnership;
●	a person that owns the notes as a hedge or that is hedged against interest rate risks;
●	a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:
●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.
Your notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes, even though you will not receive any payments from us until maturity.
We have determined that the comparable yield for the notes is equal to    % per annum, compounded semi-annually with a projected payment at maturity of $     based on an investment of $1,000.
Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period through December 31, 2018
January 1, 2019 through December 31, 2019
January 1, 2020 through December 31, 2020
January 1, 2021 through
You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.
The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.
If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.
Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.
You will recognize income or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.
Any income you recognize upon the sale, exchange or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.
Pursuant to recently enacted legislation, for taxable years beginning after December 31, 2018, with respect to a debt instrument issued with original issue discount, such as the notes, an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer.  For this purpose, an “applicable financial statement” generally means a financial statement certified as having been prepared in accordance with generally accepted accounting principles or that is made on the basis of international financial reporting standards and which is used by the taxpayer for various specified purposes.  This rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the notes prior to the time such income would be recognized pursuant to the rules described above.  Potential investors in the notes should consult their tax advisors regarding the potential applicability of these rules to their investment in the notes.
United States Alien Holders
If you are a United States alien holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:
●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.
The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on any ETFs included in the index during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2021, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.
Foreign Account Tax Compliance Act (FATCA) Withholding
Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange or other disposition of the notes made before January 1, 2019.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.
The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96- 23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

DEFAULT AMOUNT ON ACCELERATION
If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.
For the purpose of determining whether the holders of our Series E medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series E medium-term notes, holders of specified percentages in principal amount of all Series E medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series E medium-term notes, including your notes, except with respect to certain Series E medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series E medium-term notes, accelerating the maturity of the Series E medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.

SUPPLEMENTAL PLAN OF DISTRIBUTION
GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the notes to the public at the original issue prices set forth on the cover page of this prospectus supplement, and to certain securities dealers at such prices less a concession not in excess of     % of the face amount. GS&Co. will pay a fee of      % from the concession to Axio Financial LLC in connection with its marketing efforts related to the offered notes.
In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $      . For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.
We expect to deliver the notes against payment therefor in New York, New York on November 6, 2018. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.
Any notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and the accompanying prospectus supplement may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), GS&Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and the accompanying prospectus supplement to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State:
a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;
b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes referred to above shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.
The notes will not be listed on any securities exchange or interdealer quotation system.
Conflicts of Interest
GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement

Terms and Conditions	S-12
Hypothetical Examples	S-15
Additional Risk Factors Specific to Your Notes	S-18
Use of Proceeds	S-39
Hedging	S-39
The Index	S-40
The Eligible Underlying Assets	S-65
The Notional Interest Rate	S-149
Supplemental Discussion of Federal Income Tax Consequences	S-150
Employee Retirement Income Security Act	S-153
Default Amount on Acceleration	S-154
Supplemental Plan of Distribution	S-155
Conflicts of Interest	S-157

Prospectus Supplement dated July 10, 2017

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-15
United States Taxation	S-18
Employee Retirement Income Security Act	S-19
Supplemental Plan of Distribution	S-20
Validity of the Notes and Guarantees	S-21

Prospectus dated July 10, 2017

Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	45
Description of Units We May Offer	60
GS Finance Corp.	65
Legal Ownership and Book-Entry Issuance	67
Considerations Relating to Floating Rate Debt Securities	72
Considerations Relating to Indexed Securities	73
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	74
United States Taxation	77
Plan of Distribution	92
Conflicts of Interest	94
Employee Retirement Income Security Act	95
Validity of the Securities and Guarantees	95
Experts	96
Review of Unaudited condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	96
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	96

$

GS Finance Corp.

GS Momentum Builder® Multi-Asset 5S ER Index-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.